Exhibit 10.1

Execution Version

FIRST AMENDMENT TO FINANCING AGREEMENT

This FIRST AMENDMENT TO FINANCING AGREEMENT, dated as of June 9, 2025 (this “Amendment”), is entered into by and among AUTHENTIC BRANDS LLC, a Delaware limited liability company (the “Parent”), GOOD BEANS LLC, a Delaware limited liability company, and BLACK RIFLE COFFEE COMPANY, LLC, a Delaware limited liability company (each a “Borrower” and collectively, the “Borrowers”), the Subsidiary Guarantors (as defined below) party hereto, the Lenders (as defined below) party hereto and Blue Torch Finance, LLC, as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) and collateral agent (in such capacity, including any successor thereto, the “Collateral Agent” and together with the Administrative Agent, collectively, the “Agent”) for the Lenders.

WHEREAS the Parent, the Borrowers, the subsidiaries of the Parent party thereto from time to time as guarantors (the “Subsidiary Guarantors” and, together with the Parent, the “Guarantors”), the lenders party thereto from time to time (the “Lenders”) and the Agent are parties to that certain Financing Agreement, dated as of December 27, 2024 (as amended, restated, supplemented or modified and in effect immediately prior to the First Amendment Effective Date (as defined below), the “Existing Financing Agreement” and, the Existing Financing Agreement as modified by this Amendment, the “Financing Agreement”); and

WHEREAS the Borrowers and the Lenders wish to amend the Existing Financing Agreement in certain respects as set forth herein;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:

Section 1. Definitions. Except as otherwise defined in this Amendment, terms defined in the Financing Agreement are used herein as defined therein.

Section 2. Amendment. Subject to the satisfaction of the conditions precedent set forth in Section 5 of this Amendment, but effective as of the date hereof:

(a)    The Existing Financing Agreement is hereby amended as set forth in Annex A hereto (stricken text shall be deleted from the Existing Financing Agreement (indicated textually in the same manner as the following example: ~~stricken text~~) and double-underlined text shall be added to the Existing Financing Agreement (indicated textually in the same manner as the following examples: double-underlined text)).

(b)    Exhibit E to the Existing Financing Agreement (Form of Compliance Certificate) is hereby amended and restated in its entirety with Exhibit E set forth on Annex B hereto.

Section 3. Reaffirmation. Each Loan Party (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) agrees that this Amendment and any documents executed in connection herewith do not operate to reduce or discharge such Loan Party’s obligations under the Financing Agreement, the Collateral Documents and the other Loan Documents, and (c) agrees that this

Amendment and any documents executed in connection herewith shall not impair or otherwise adversely affect any of the guarantees or Liens provided or granted pursuant to the Loan Documents. Each Collateral Document, each other Loan Document and all guarantees, pledges, grants, security interests and other agreements thereunder shall continue to be in full force and effect and each Loan Party reaffirms each Collateral Document, each other Loan Document and all guarantees, pledges, grants, security interests and other agreements thereunder.

Section 4. Representations and Warranties. To induce the Agent and the Lenders to enter into this Amendment, each Loan Party represents and warrants to the Agent and the Lenders, as to itself and each of its subsidiaries, that:

(a)    Each Loan Party has the requisite power and authority and has taken all necessary organizational action to authorize the execution, delivery and performance of this Amendment and the Financing Agreement. This Amendment has been duly executed and delivered by such Loan Party and each of this Amendment and the Financing Agreement constitutes the legal, valid and binding obligation of each such Loan Party, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(b)    The execution and delivery by each Loan Party of this Amendment and the performance by each Loan Party of this Amendment and the Financing Agreement do not (i) require any action, consent or approval of, registration or filing with or any other action by any Governmental Authority that has not been obtained, (ii) violate any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of any Loan Party, (iii) conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Loan Party (other than the Liens created under the Loan Documents).

(c)    The representations and warranties set forth in Article VI of the Financing Agreement, and in each of the other Loan Documents, are true and correct in all material respects on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty is true and correct as of such specific date), and as if each reference in said Article VI to “this Agreement” included reference to this Amendment.

(d)    No Default or Event of Default has occurred and is continuing as of the date hereof.
Section 5. Conditions Precedent. The amendments set forth in Section 2 shall become effective upon satisfaction of the following conditions (the first date on which all of the following conditions have been satisfied being referred to herein as the “First Amendment Effective Date”):

(a)    The Agent shall have received counterparts of this Amendment executed by the Borrowers, the Guarantors, the Agent and the Required Lenders.

(b)    The representations and warranties set forth in this Amendment shall be true and correct in all material respects on the First Amendment Effective Date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty is true and correct on and as of such earlier date).

(c)    No Default or Event of Default shall have occurred and be continuing as of the First Amendment Effective Date.

(d)    The Agent shall have received a certificate, dated as of the First Amendment Effective Date and signed by an Authorized Officer of the Administrative Borrower, (A) confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of this Section.

(e)    The Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the First Amendment Effective Date, including the Amendment Fee referred to in Section 6 and, to the extent invoiced on or prior to the date hereof, reimbursement or payment of all reasonable and documented out-of-pocket expenses required under any Loan Document.

Section 6. The Borrowers, jointly and severally, agree to pay to the Agent, for the ratable benefit of the Lenders, an amendment fee equal to $198,750 (the “Amendment Fee”), which Amendment Fee shall be fully earned, due and payable on the First Amendment Effective Date.

Section 7. Miscellaneous.

(a)Each Loan Party, jointly and severally, agrees to reimburse the Agent, the Lenders and their respective Affiliates for all reasonable and documented out-of-pocket fees and expenses (including reasonable and documented attorneys’ fees and expenses) incurred by the Agent, the Lenders or such Affiliates in connection with the preparation, negotiation, execution, administration and delivery of this Amendment and the documents delivered in connection herewith.

(b)    References in the Financing Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) and references to the Financing Agreement in other Loan Documents shall in each case be deemed to be references to the Financing Agreement as amended hereby.

(c)    This Amendment shall constitute a Loan Document for purposes of the Financing Agreement and the other Loan Documents, and except as specifically modified by this Amendment, the Financing Agreement and the other Loan Documents shall remain unchanged and shall remain in full force and effect and are hereby ratified and confirmed.

(d)    The execution, delivery and performance of this Amendment shall not constitute a forbearance, waiver, consent or amendment of any other provision of, or operate as a forbearance or waiver of any right, power or remedy of any Agent or any Lender under the Financing Agreement or any of the other Loan Documents, all of which are ratified and reaffirmed in all respects and shall continue in full force and effect. This Amendment does not constitute a novation of rights, obligations and liabilities of the respective parties existing under the Loan Documents.

(e)    This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

(f)    This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment in electronic format shall be effective as delivery of a manually executed counterpart of this Amendment. Each party hereto agrees and acknowledges that (i) the transaction consisting of this Amendment may be conducted by electronic means, (ii) it is such party’s intent that, if such party signs this Amendment using an electronic signature, it is signing, adopting and accepting this Amendment and that signing this Amendment using an electronic signature is the legal equivalent of having placed its handwritten signature on this Amendment on paper and (iii) it is being provided with an electronic or paper copy of this Amendment in a usable format.

(g)    This Amendment, the Financing Agreement and the other Loan Documents represent the final agreement between the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

(h)    By their execution hereof, the Lenders hereby direct the Agent to execute and deliver this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Financing Agreement to be duly executed and delivered as of the day and year first above written.

BORROWER:

BLACK RIFLE COFFEE COMPANY LLC
GOOD BEANS LLC

By:     /s/ Robert Lee
Name:    Robert Lee
Title:    Vice President, Finance

PARENT:

AUTHENTIC BRANDS LLC

By:     /s/ Robert Lee
Name:    Robert Lee
Title:    Vice President, Finance

GUARANTORS:

1144 SLC LLC
621 MANCHESTER LLC
BRCC COPPERFIELD LLC
BRCC GC LLC
BRCC OPERATING COMPANY LLC
FREE RANGE AMERICAN MEDIA COMPANY LLC
GROUNDS AND HOUNDS COFFEE COMPANY LLC
INDEPENDENT COFFEE SOLUTIONS LLC
SIGNAL MOUNTAIN MEDIA WORKS LLC
SPENCER 355 LLC

By:     /s/ Robert Lee
Name:    Robert Lee
Title:    Vice President, Finance

Signature Page to First Amendment

ADMINISTRATIVE AGENT AND COLLATERAL AGENT:

BLUE TORCH FINANCE, LLC

By:     /s/ Kevin Genda
Name:    Kevin Genda
Title:    Authorized Signatory

Signature Page to First Amendment

LENDERS:

BLUE TORCH CREDIT OPPORTUNITIES SBAF FUND LP

By: Blue Torch Credit Opportunities SBAF GP LLC, its General Partner
By: KPG BTC Management LLC, its sole member

By:     /s/ Kevin Genda
Name:    Kevin Genda
Title:    Managing Member

BLUE TORCH CREDIT OPPORTUNITIES FUND III LP

By: Blue Torch Credit Opportunities GP III LLC, its general partner
By: KPG BTC Management LLC, its sole member

By:     /s/ Kevin Genda
Name:    Kevin Genda
Title:    Managing Member

BLUE TORCH CREDIT OPPORTUNITIES UNLEVERED FUND III LP

By: Blue Torch Credit Opportunities GP III LLC, its general partner
By: KPG BTC Management LLC, its managing member

By:     /s/ Kevin Genda
Name:    Kevin Genda
Title:    Managing Member

Signature Page to First Amendment

BTC HOLDINGS SBAF FUND LLC

By: Blue Torch Credit Opportunities SBAF Fund LP, its sole member
By: Blue Torch Credit Opportunities SBAF GP LLC, its general partner
By: KPG BTC Management LLC, its sole member

By:     /s/ Kevin Genda
Name:    Kevin Genda
Title:    Managing Member

BTC HOLDINGS KRS FUND LLC

By: Blue Torch Credit Opportunities KRS Fund LP, its sole member
By: Blue Torch Credit Opportunities KRS GP LLC, its general partner
By: KPG BTC Management LLC, its sole member

By:     /s/ Kevin Genda
Name:    Kevin Genda
Title:    Managing Member

BTC HOLDINGS FUND III LLC

By: Blue Torch Credit Opportunities Fund III LP, its sole member
By: Blue Torch Credit Opportunities GP III LLC, its general partner
By: KPG BTC Management LLC, its sole member

By:     /s/ Kevin Genda
Name:    Kevin Genda
Title:    Managing Member

Signature Page to First Amendment

BTC HOLDINGS FUND III-B LLC

By: Blue Torch Credit Opportunities Fund III LP, its sole member
By: Blue Torch Credit Opportunities GP III LLC, its general partner
By: KPG BTC Management LLC, its sole member

By:     /s/ Kevin Genda
Name:    Kevin Genda
Title:    Managing Member

Signature Page to First Amendment

ANNEX A

[See attached.]

Execution Version
Conformed through the First Amendment, dated as of June 9, 2025

FINANCING AGREEMENT

Dated as of December 27, 2024

by and among

GOOD BEANS LLC

and

BLACK RIFLE COFFEE COMPANY LLC

as Borrowers,

AUTHENTIC BRANDS LLC,

as Parent,

THE GUARANTORS FROM TO TIME PARTY HERETO,

THE LENDERS FROM TIME TO TIME PARTY HERETO,
as Lenders,

and

BLUE TORCH FINANCE LLC,
as Administrative Agent and Collateral Agent

FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE TERM LOANS ARE BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT. REQUESTS FOR INFORMATION REGARDING THE ORIGINAL ISSUE DISCOUNT ON THE TERM LOANs MAY BE DIRECTED TO ALTER DOMUS at BLUETORCHAGENCY@ALTERDOMUS.COM.

Table of Contents

Article II THE LOANS.............................................................................................................~~59~~ 60
Section 2.01. Commitments...................................................................................................~~59~~ 60

Section 2.05. Reduction of Commitment; Prepayment of Loans..........................................~~62~~ 63

Section 2.10. Increased Costs and Reduced Return...............................................................~~74~~ 75
Section 2.11. Incremental Term Loans...................................................................................... 77
Article III INTENTIONALLY OMITTED..............................................................................~~79~~ 80
Article IV APPLICATION OF PAYMENTS; DEFAULTING LENDERS; JOINT AND SEVERAL LIABILITY OF BORROWERS.....................................................~~79~~ 80
Section 4.01. Payments; Computations and Statements........................................................~~79~~ 80
Section 4.02. Sharing of Payments.............................................................................................80
Section 4.03. Apportionment of Payments............................................................................~~80~~ 81
Section 4.04. Defaulting Lenders..........................................................................................~~81~~ 82
Section 4.05. Administrative Borrower; Joint and Several Liability of the Borrowers........~~82~~ 83
Article V CONDITIONS TO LOANS.....................................................................................… 84
Section 5.01. Conditions Precedent to Effectiveness............................................................… 84
Section 5.02. Conditions Precedent to All Loans..................................................................… 87
Section 5.03. Conditions Subsequent to Effectiveness..........................................................~~87~~ 88
Article VI REPRESENTATIONS AND WARRANTIES.......................................................~~88~~ 89
Section 6.01. Representations and Warranties.......................................................................~~88~~ 89
Article VII COVENANTS OF THE LOAN PARTIES AND OTHER COLLATERAL MATTERS........................................................................................................~~97~~ 98
Section 7.01. Affirmative Covenants.....................................................................................~~97~~ 98
Section 7.02. Negative Covenants.....................................................................................~~107~~ 108
Section 7.03. Financial Covenants.....................................................................................~~112~~ 113
Article VIII CASH MANAGEMENT ARRANGEMENTS AND OTHER COLLATERAL MATTERS....................................................................................................~~113~~ 114
Section 8.01. Cash Management Arrangements................................................................~~113~~ 114
Article IX EVENTS OF DEFAULT.....................................................................................~~114~~ 115
i

Section 9.01. Events of Default.........................................................................................~~114~~ 115
Section 9.02. Cure Right....................................................................................................~~117~~ 118
Article X AGENTS...............................................................................................................~~118~~ 119
Section 10.01. Appointment..............................................................................................~~118~~ 119
Section 10.02. Nature of Duties; Delegation.....................................................................~~119~~ 120
Section 10.03. Rights, Exculpation, Etc............................................................................~~120~~ 121
Section 10.04. Reliance........................................................................................................... 121
Section 10.05. Indemnification..........................................................................................~~121~~ 122
Section 10.06. Agents Individually....................................................................................~~121~~ 122
Section 10.07. Successor Agent.........................................................................................~~121~~ 122
Section 10.08. Collateral Matters......................................................................................~~122~~ 123
Section 10.09. Agency for Perfection................................................................................~~124~~ 125
Section 10.10. No Reliance on any Agent’s Customer Identification Program................~~124~~ 125
Section 10.11. No Third Party Beneficiaries.....................................................................~~125~~ 126
Section 10.12. No Fiduciary Relationship.........................................................................~~125~~ 126
Section 10.13. Reports; Confidentiality; Disclaimers.......................................................~~125~~ 126
Section 10.14. Collateral Custodian........................................................................................ 126
Section 10.15. Intercreditor Agreement.............................................................................~~126~~ 127
Section 10.16. Collateral Agent May File Proofs of Claim...............................................~~126~~ 127
Section 10.17. Erroneous Payments..................................................................................~~127~~ 128
Article XI GUARANTY.......................................................................................................~~129~~ 130
Section 11.01. Guaranty.....................................................................................................~~129~~ 130
Section 11.02. Guaranty Absolute.....................................................................................~~129~~ 130
Section 11.03. Waiver........................................................................................................~~130~~ 131
Section 11.04. Continuing Guaranty; Assignments...........................................................~~130~~ 131
Section 11.05. Subrogation................................................................................................~~131~~ 132
Section 11.06. Contribution...............................................................................................~~131~~ 132
Article XII MISCELLANEOUS...........................................................................................~~132~~ 133
Section 12.01. Notices, Etc................................................................................................~~132~~ 133
Section 12.02. Amendments, Etc.......................................................................................~~134~~ 135
Section 12.03. No Waiver; Remedies, Etc.........................................................................~~136~~ 137
Section 12.04. Expenses; Taxes; Attorneys’ Fees.............................................................~~137~~ 138
Section 12.05. Right of Set-off..........................................................................................~~137~~ 138
Section 12.06. Severability................................................................................................~~138~~ 139
Section 12.07. Assignments and Participations.................................................................~~138~~ 139
Section 12.08. Counterparts...............................................................................................~~142~~ 143
Section 12.09. Governing Law..........................................................................................~~143~~ 144
Section 12.10. Consent to Jurisdiction; Service of Process and Venue.............................~~143~~ 144
Section 12.11. Waiver of Jury Trial, Etc...........................................................................~~144~~ 145
Section 12.12. Consent by the Agents and Lenders..........................................................~~144~~ 145
Section 12.13. No Party Deemed Drafter..........................................................................~~144~~ 145
Section 12.14. Reinstatement; Certain Payments..............................................................~~144~~ 145
Section 12.15. Indemnification; Limitation of Liability for Certain Damages.................~~145~~ 146
Section 12.16. Records......................................................................................................~~146~~ 147
Section 12.17. Binding Effect............................................................................................~~146~~ 147
Section 12.18. Highest Lawful Rate..................................................................................~~146~~ 147
Section 12.19. Confidentiality...........................................................................................~~147~~ 148

Section 12.20. Public Disclosure.......................................................................................~~148~~ 149
Section 12.21. Integration..................................................................................................~~148~~ 149
Section 12.22. USA PATRIOT Act...................................................................................~~148~~ 149
Section 12.23. Acknowledgement and Consent to Bail-In of Affected Financial Institutions ................................................................................................... ~~149~~ 150

SCHEDULE AND EXHIBITS

Schedule 1.01(A) Lenders and Lenders’ Commitments
Schedule 1.01(B) Facilities; Fee Owned Real Estate; Mortgages
Schedule 1.01(C) Immaterial Subsidiaries
Schedule 6.01(e) Capitalization; Subsidiaries
Schedule 6.01(f) Litigation
Schedule 6.01(i) ERISA
Schedule 6.01(l) Nature of Business
Schedule 6.01(q) Environmental Matters
Schedule 6.01(p) Employee and Labor Matters
Schedule 6.01(r) Insurance
Schedule 6.01(u) Intellectual Property
Schedule 6.01(v) Material Contracts
Schedule 7.02(a) Existing Liens
Schedule 7.02(b) Existing Indebtedness
Schedule 7.02(e) Existing Investments
Schedule 7.02(k) Limitations on Dividends and Other Payment Restrictions
Schedule 7.02(i) Transactions with Affiliates
Schedule 8.01 Cash Management Accounts

Exhibit A Form of Joinder Agreement
Exhibit B Form of Assignment and Acceptance
Exhibit C Form of Notice of Borrowing
Exhibit D Form of SOFR Notice
Exhibit E Form of Compliance Certificate
Exhibit 2.09(d) Forms of U.S. Tax Compliance Certificate

FINANCING AGREEMENT

Financing Agreement, dated as of December 27, 2024, by and among AUTHENTIC BRANDS LLC, a Delaware limited liability company (the “Parent”), GOOD BEANS LLC, a Delaware limited liability company, and BLACK RIFLE COFFEE COMPANY, LLC, a Delaware limited liability company (each a “Borrower” and collectively, the “Borrowers”), each subsidiary of the Parent listed as a “Guarantor” on the signature pages hereto (together with the Parent and each other Person that executes a joinder agreement and becomes a “Guarantor” hereunder, each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party hereto (each a “Lender” and collectively, the “Lenders”), Blue Torch Finance LLC, a Delaware limited liability company (“Blue Torch”), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), and Blue Torch, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”).

RECITALS

The Borrowers have asked the Lenders to extend credit to the Borrowers consisting of an initial term loan in the aggregate principal amount of $40,000,000. The proceeds of the initial term loan shall be used to refinance certain existing indebtedness of the Borrowers and to pay fees and expenses related to this Agreement (collectively, the “Transactions”) and for general corporate purposes. The Lenders are severally, and not jointly, willing to extend such credit to the Borrowers subject to the terms and conditions hereinafter set forth.

In consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS; CERTAIN TERMS

Section 1.01.    Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below:
“ABL Agent” means the administrative agent and collateral agent under the ABL Credit Agreement (together with its successors and assigns in such capacity).

“ABL Credit Agreement” means the Credit Agreement, dated as of August 10, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and the Intercreditor Agreement), among the Borrowers and the other Loan Parties party thereto, the lenders party thereto and the ABL Agent.

“ABL Debt” means the Indebtedness from time to time outstanding under the ABL Credit Agreement.

“ABL Facility” means the commitments and the extensions of credit made under the ABL Facility Documents.

“ABL Facility Documents” means the ABL Credit Agreement and the other “Loan Documents,” as defined in the ABL Credit Agreement.

“ABL Priority Collateral” has the meaning assigned to such term in the Intercreditor Agreement.

“Account” has the meaning assigned to such term in Article 9 of the UCC.

“Account Debtor” means, with respect to any Person, each debtor, customer or obligor in any way obligated on or in connection with any Account of such Person.

“Acquisition” means the acquisition (whether by means of a merger, consolidation or otherwise) of all of the Equity Interests of any Person or all or substantially all of the assets of (or any division or business line of) any Person.
“Action” has the meaning specified therefor in Section 12.12.

“Additional Amount” has the meaning specified therefor in Section 2.09(a).

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to Term SOFR for such calculation.

“Administrative Agent” has the meaning specified therefor in the preamble hereto.

“Administrative Agent’s Accounts” means one or more accounts designated by the Administrative Agent at a bank designated by the Administrative Agent from time to time as the accounts into which the Loan Parties shall make all payments to the Administrative Agent for the benefit of the Agents and the Lenders under this Agreement and the other Loan Documents.

“Administrative Borrower” has the meaning specified therefor in Section 4.05.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the Equity Interests having ordinary voting power for the election of members of the Board of Directors of such Person or (b) direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall any Agent or any Lender be considered an “Affiliate” of any Loan Party.

“Agent” and “Agents” have the respective meanings specified therefor in the preamble hereto.

“Agreement” means this Financing Agreement, including all amendments, restatements, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative.

“Amortization Amount” means, in respect of any payment made pursuant to Section 2.03(a)(i), an aggregate principal amount equal to (i) $250,000 (representing 0.625% of the Initial Term Loans outstanding on the Effective Date), if such payment is made on or prior to the first anniversary of the Effective Date, and (ii) $500,000 (representing 1.25% of the Initial Term Loans outstanding on the Effective Date), if such payment is made on any date thereafter.

“Anti-Corruption Laws” means all Requirements of Law concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the UK Bribery Act of 2010, and all other anti-bribery and anti-corruption laws and regulations of those jurisdictions in which the Loan Parties or any of their Subsidiaries do business.

“Anti-Money Laundering Laws” means all Requirements of Law concerning or relating to terrorism or money laundering, including the Money Laundering Control Act of 1986 (18 U.S.C. §§ 1956-1957), the USA PATRIOT Act and the Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5314, 5316-5336 and 12 U.S.C. §§ 1951-1960) and the rules and regulations thereunder, and any law prohibiting or directed against the financing or support of terrorist activities (e.g., 18 U.S.C. §§ 2339A and 2339B).

“Applicable ECF Percentage” means 75%; provided that if the Total Net Leverage Ratio as of the last day of the most recently ended Fiscal Year for which the annual financial statements and a certificate of an Authorized Officer of the Parent are received by the Administrative Agent and the Lenders in accordance with Section 7.01(a)(iii) and Section 7.01(a)(iv) is (a) less than or equal to 3.50 to 1.00 but greater than 2.50 to 1.00, such percentage shall be 50%, (b) less than or equal to 2.50 to 1.00 but greater than 1.50 to 1.00, such percentage shall be 25% and (c) less than or equal to 1.50 to 1.00, such percentage shall be 0%.

“Applicable Margin” means, as of any date of determination:

(a)    From the Effective Date until the quarterly financial statements and a certificate of an Authorized Officer of the Parent are received by the Administrative Agent in accordance with Section 7.01(a)(ii) and Section 7.01(a)(iv) for the fiscal quarter ending June 30, 2025 (the “Initial Applicable Margin Period”), the relevant Applicable Margin shall be set at Level I in the table below.

(b)    After the Initial Applicable Margin Period, but subject to clause (d) below, the relevant Applicable Margin shall be set at the respective level indicated below based upon the Total Net Leverage Ratio set forth opposite thereto, which ratio shall be calculated as of the end of the most recent fiscal quarter of the Parent and its Subsidiaries for which quarterly financial statements and a certificate of an Authorized Officer of the Parent are received by the Administrative Agent in accordance with Section 7.01(a)(ii) and Section 7.01(a)(iv):

Level	Total Net Leverage Ratio	Reference Rate Loans	SOFR Loans
I	Greater than 1.50:1.00	5.50%	6.50%
II	Less than or equal to 1.50:1.00	5.00%	6.00%

(c)    Subject to clause (d) below, the adjustment of the Applicable Margin (if any) will occur two Business Days after the date the Administrative Agent receives the quarterly financial statements and a certificate of an Authorized Officer of the Parent in accordance with Section 7.01(a)(ii) and Section 7.01(a)(iv).

(d)    Notwithstanding the foregoing:

(i)    the Applicable Margin shall be set at Level I in the table above (x) upon the occurrence and during the continuation of a Default or Event of Default, or (y) if for any period, the Administrative Agent does not receive the financial statements and certificates described in clause (c) above, for the period commencing on the date such financial statements and certificate were required to be delivered through the date on which such financial statements and certificate are actually received by the Administrative Agent and the Lenders; ~~and~~

(ii)    in the event that any financial statement or certificate described in clause (c) above is inaccurate (regardless of whether this Agreement or any Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any fiscal period, then the Applicable Margin for such fiscal period shall be adjusted retroactively (to the effective date of the determination of the Applicable Margin that was based upon the delivery of such inaccurate financial statement or certificate) to reflect the correct Applicable Margin, and the Borrowers shall promptly make payments to the Agents and the Lenders to reflect such adjustment. This clause shall not limit the rights of the Administrative Agent or the Lenders with respect to Section 2.04(b) and Article IX, and shall survive the termination of this Agreement~~;~~ and

(iii)    from the First Amendment Effective Date until the date that is two Business Days following the Administrative Agent’s receipt of the quarterly financial statements and certificate of an Authorized Officer of the Parent in accordance with Section 7.01(a)(ii) and Section 7.01(a)(iv) for the fiscal quarter ending June 30, 2026, the Applicable Margin shall be increased by 0.50% per annum above the rate that is otherwise applicable in accordance with this definition.
“Applicable Premium” means

(a)    as of the date of the occurrence of any Applicable Premium Trigger Event specified in clause (b), (c) or (d) of the definition thereof:
(i)    during the period from (and including) the Effective Date until (but excluding) the first anniversary of the Effective Date (the “First Period”), an amount equal to the Make-Whole Amount;

(ii)    during the period from (and including) the first anniversary of the Effective Date until (but excluding) the second anniversary of the Effective Date (the “Second Period”), an amount equal to 2.00% times the aggregate principal amount of the Term Loans outstanding on the date of such Applicable Premium Trigger Event;

(iii)    during the period from (and including) the second anniversary of the Effective Date until (but excluding) the third anniversary of the Effective Date (the “Third Period”), an amount equal to 1.00% times the aggregate principal amount of the Term Loans outstanding on the date of such Applicable Premium Trigger Event; and

(iv)    at any time after the end of the Third Period, zero; and

(b)    as of the date of the occurrence of an Applicable Premium Trigger Event specified in clause (a) of the definition thereof:

(i)    during the First Period, an amount equal to the Make-Whole Amount;

(ii)    during the Second Period, an amount equal to 2.00% times the aggregate principal amount of the Term Loans being paid on such date; and

(iii)    during the Third Period, an amount equal to 1.00% times the aggregate principal amount of the Term Loans being paid on such date; and

(iv)    at any time after the end of the Third Period, zero.

“Applicable Premium Trigger Event” means:

(a)    any payment by any Loan Party of all, or any part, of the principal balance of any Term Loan for any reason (including any optional prepayment or mandatory prepayment other than (x) any prepayment made pursuant to Section 2.05(c)(i) or (iv) and (y) any regularly scheduled amortization payment made pursuant to Section 2.03(a)) whether before or after (i) the occurrence of an Event of Default, or (ii) the commencement of any Insolvency Proceeding, and notwithstanding any acceleration (for any reason) of the Obligations;

(b)    the acceleration of the Obligations for any reason, including acceleration in accordance with Section 9.01, including as a result of the commencement of any Insolvency Proceeding;

(c)    the satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement, defeasance or compromise of any of the Obligations in any Insolvency Proceeding, foreclosure (whether by power of judicial proceeding or otherwise) or deed in lieu of foreclosure or the making of a distribution of any kind in any Insolvency Proceeding to any Agent or the Lenders in full or partial satisfaction of the Obligations; or

(d)    the termination of this Agreement for any reason.

“Applicable Tax Percentage” means the highest effective marginal combined rate of federal, state, and local income taxes (taking into account the deductibility of state and local taxes for federal income tax purposes) to which any Person directly or indirectly holding Equity Interests of a Loan Party would be subject in the relevant year of determination, taking into account only such Person’s share of income and deductions attributable to its equity ownership interest in such Loan Party.

“Asset Sales Proceeds Account” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Assignment and Acceptance” means an assignment and acceptance entered into by an assigning Lender and an assignee, and accepted by the Administrative Agent (and the Collateral Agent, if applicable), in accordance with Section 12.07 hereof and substantially in the form of Exhibit B hereto or such other form acceptable to the Administrative Agent.

“Authorized Officer” means, with respect to any Person, the chief executive officer, chief operating officer, chief financial officer, controller, director, president, treasurer or other financial officer performing similar functions, president or executive vice president of such Person.

“Availability” means, at any time, the amount available to be borrowed under the ABL Credit Agreement on such date plus the amount of the “Availability Block” (as such term is defined in the ABL Credit Agreement on the Effective Date) in effect thereunder from time to time; provided that if the ABL Agent has delivered written notice to the Parent, the Borrowers or any of the other borrowers under the ABL Credit Agreement of the existence and continuance of any default or event of default under the ABL Credit Agreement, then “Availability” shall be deemed to be $0 unless or until such default or event of default is cured or waived by the ABL Agent.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.07(h).

“Average ABL Exposure” means, as of any date of determination, the Aggregate Revolving Obligations (as such term and any component definition thereof are defined in the ABL Agreement as in effect on the Effective Date) outstanding at the end of each of the immediately preceding 30 days divided by 30.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European

Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time and any successor statute or any similar federal or state law for the relief of debtors.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.07(h)(i).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Administrative Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment for each applicable Interest Period, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Administrative Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, the period (if any) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.07(h) and ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.07(h).

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Blue Torch” has the meaning specified therefor in the preamble hereto.

“Board” means the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Board of Directors” means with respect to (a) any corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (b) a partnership, the board of directors, board of managers or equivalent governing body of the general partner of the partnership, (c) a limited liability company, the managing member or members or any controlling committee, board of directors or board of managers (or equivalent governing body) of such company or the sole member or the managing member thereof, and (d) any other Person, entity, individual, board or committee of such Person serving a similar function.

“Borrower” and “Borrowers” have the meanings specified therefor in the preamble hereto.

“Borrowing” means Loans of the same Type made, converted or continued on the same date and, in the case of SOFR Loans, as to which a single Interest Period is in effect.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in New York, except that, if a determination of a Business Day shall relate to a SOFR Loan, the term “Business Day” also shall exclude any day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Capital Expenditures” means, for any period, the aggregate cost of all capital assets acquired by the Borrowers and their Subsidiaries during such period (including gross leases to be capitalized under GAAP and leasehold improvements), as determined in accordance with GAAP.

“Capitalized Lease” means, with respect to any Person, any lease of (or other arrangement conveying the right to use) real or personal property by such Person as lessee that is required under GAAP (subject to Section 1.04) to be capitalized on the balance sheet of such Person.

“Capitalized Lease Obligations” means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case, maturing within one year from the date of acquisition thereof; (b) commercial paper, maturing not more than one year after the date of issue rated P 1 by Moody’s or A 1 by Standard & Poor’s; (c) certificates of deposit maturing not more than one year after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $100,000,000; (d) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (c) above and which are secured by readily marketable direct obligations of the United States Government or any agency thereof; (e) money market accounts maintained with mutual funds having assets in excess of $500,000,000, which assets are primarily comprised of Cash Equivalents described in another clause of this definition; and (f) marketable tax exempt securities rated A or higher by Moody’s or A+ or higher by Standard & Poor’s, in each case, maturing within one year from the date of acquisition thereof.

“Cash Management Accounts” means the bank accounts of each Loan Party maintained at one or more Cash Management Banks listed on Schedule 8.01.

“Cash Management Bank” has the meaning specified therefor in Section 8.01(a).

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation, judicial ruling, judgment or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence of any of the following:

(a)    the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Permitted Holders, of beneficial ownership of more than 50% of the Equity Interests entitled to vote for members of the board of directors or other equivalent governing body of Holdings on a fully-diluted basis;

(b)    the failure of Holdings for any reason to be the sole managing member of the Parent and to Control the Parent in such capacity;

(c)    the Parent shall cease to have beneficial ownership (as defined in Rule 13d‑3 under the Exchange Act) of 100% of the aggregate voting or economic power of the Equity Interests of (i) each Borrower and (ii) each other Loan Party (other than resulting from (x) the sale or other disposition of 100% of the Equity Interests of a Loan Party, (y) the dissolution of a Loan Party or (z) the merger of a Loan Party with and into another Loan Party, in each case, that is expressly permitted under this Agreement); or

(d)    any “change of control” (or any comparable term or provision) under or with respect to any of the Equity Interests of the Parent or any of its Subsidiaries or any agreement or indenture relating to any Funded Indebtedness exceeding $2,500,000.

“Class”, when used in reference to any Loan, refers to whether such Loan is a Term Loan or Other Term Loan and, when used in reference to any Commitment, refers to whether such Commitment is an Initial Term Loan Commitment or Incremental Term Loan Commitment.

“Collateral” means, collectively, (a) all “Collateral” as defined in the Security Agreement and (b) all of the property and assets and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which a Lien is granted or purported to be granted by such Person as security for all or any part of the Obligations.

“Collateral Agent” has the meaning specified therefor in the preamble hereto.

“Collateral Agent Advances” has the meaning specified therefor in Section 10.08(a).

“Collateral Document” has the meaning specified therefor in Section 12.02(b).

“Collections” means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

“Commitments” means, with respect to each Lender, such Lender’s Initial Term Loan Commitment and Incremental Term Loan Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a Compliance Certificate, substantially in the form of Exhibit E, duly executed by an Authorized Officer of the Parent.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Reference Rate,” the definition of “Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.08 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consolidated EBITDA” means, with respect to any Person for any period:
(a)    the Consolidated Net Income of such Person for such period,

plus

(b)    without duplication, the sum of the following amounts (determined in accordance with GAAP, as applicable) for such period to the extent deducted (and not added back) in the calculation of Consolidated Net Income (other than in respect of clauses (viii)(A) and (ix)) for such period:

(i)    all Taxes (net of income tax credits) measured by income and the provision for United States federal, state, local and foreign income taxes or taxes on profit or capital, including state, franchise and similar taxes and withholding taxes,

(ii)    Consolidated Interest Expense,

(iii)    any depreciation and amortization expense (including amortization of intangible assets, including goodwill and lease assets),

(iv)    any aggregate net loss (less, even if it results in a negative number, gains) on the Disposition of property (other than accounts and Inventory) outside the ordinary course of business,

(v)    any extraordinary (as such term was defined under GAAP prior to giving effect to FASB 2015-01), nonrecurring or unusual costs, charges, expense or losses (including litigation and settlement costs and expenses), in each case, that are reasonably identifiable and factually supportable in the Borrowers’ good faith judgement; provided that the aggregate amount added back to Consolidated EBITDA pursuant to this clause (b)(v) for such test period, when combined with the aggregate amount added back to Consolidated EBITDA pursuant to clauses (b)(viii) and (b)(xiv) below for such period, shall not exceed the ~~greater of (A) $5,000,000 and (B) 20.0% of Consolidated EBITDA for such four fiscal quarter period (calculated before giving effect to this clause (b)(v) and the adjustments under clauses (b)(viii) and (b)(xiv) below) (the “~~Shared Cap~~”)~~;
(vi)    any other non-cash expenditure, charge or loss for such period (other than any non-cash expenditure, charge or loss to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period),

(vii)    fees, costs and expenses incurred in connection with (A) the Transactions, any amendments, modifications or waivers of the Loan Documents after the Effective Date, and (B) any Permitted Acquisitions or other Permitted Investments, permitted issuances of any Indebtedness or Equity Interests or Permitted Dispositions, in each case, whether or not consummated; provided that the aggregate amount added back to Consolidated EBITDA pursuant to this clause (b)(vii) in respect of any unconsummated Acquisitions, Investments, issuances of Indebtedness or Equity Interests or Dispositions, in each case, that would have been permitted under this Agreement if so consummated, shall not exceed $1,000,000 for any period of four consecutive fiscal quarters,

(viii)    to the extent not already included in the determination of Consolidated Net Income, (A) pro forma “run rate” cost savings, operating expense reductions, operating improvements and cost synergies that result (or that are expected in good faith to result in the following twelve months, net of the amount of actual benefits realized from such actions during such period) from the Transactions, Permitted Acquisitions, Permitted Dispositions, recapitalizations, other similar transactions, operating improvements or changes, restructurings, cost-savings and similar initiatives, plans or other actions; provided, in each case, that (x) such cost savings, operating expense reductions, operating improvements and synergies are reasonably identifiable, factually supportable and reasonably attributable to the actions specified and (y) such actions have been taken, and (B) all restructuring costs, integration costs, expenses and losses relating to the undertaking of cost-saving initiatives, operating expense reductions and other synergies and similar initiatives, retention, recruiting, relocation and signing bonuses and expenses or severance costs and other similar transaction costs, costs associated with implementation of enterprise-wide resource planning system, product and site development costs and any one-time expense relating to enhanced accounting function or other similar transaction costs; provided that the aggregate amount added back to Consolidated EBITDA pursuant to this clause (b)(viii) for such test period, when combined with the aggregate amount added back to Consolidated EBITDA pursuant to clauses (b)(v) above and (b)(xiv) below for such period, shall not exceed the Shared Cap,

(ix)    proceeds of business interruption insurance policies and cyber insurance policies actually received in cash in an amount representing the earnings for the applicable period that such proceeds are intended to replace,

(x)    all non-cash costs or expenses (less non-cash gains or income) incurred pursuant to any management equity plan or stock option plan, share-based incentive compensation plan or any other management or employee benefit plan or arrangement, pension plan, any stock subscription or stockholders agreement or any distributor equity plan or agreement, including any non-cash charges arising from the grant or settlement of virtual stock option programs, stock appreciation or similar rights,

(xi)    losses, expenses and payments that are covered by indemnification, reimbursement, guaranty or purchase price adjustment provisions in any agreement entered into by the Parent or any of its Subsidiaries (A) in such period, to the extent such losses, expenses and payments have been actually reimbursed in the current period in cash pursuant to the applicable third-party insurance, indemnity, guaranty or acquisition agreement or (B) in an earlier period, to the extent such losses, expenses and payments were actually reimbursed in the current period in cash pursuant to the applicable third-party insurance, indemnity, guaranty or acquisition agreement and not added back to Consolidated EBITDA in such earlier period,

(xii)    effects of non-cash adjustments (including the effects of such adjustments pushed down to the Parent and its Subsidiaries) in such Person’s consolidated financial statements pursuant to GAAP (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items thereof) resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof (other than any purchase accounting adjustments related to above-market leases),

(xiii)    losses in connection with foreign currency exchanges, and

(xiv)    the amount of any one-time restructuring charge or reserve including, in connection with (A) Permitted Acquisitions after the Closing Date and (B) the consolidation or closing of facilities and written-off site development costs; provided that the aggregate amount added back to Consolidated EBITDA pursuant to this clause (xiv) for such test period, when combined with the aggregate amount added back to Consolidated EBITDA pursuant to clauses (b)(v) and (b)(viii) above for such period, shall not exceed the Shared Cap;

minus

(c)    without duplication, the sum of the following amounts for such period to the extent included in the calculation of such Consolidated Net Income for such period:

(i)    any credit for United States federal income taxes or other taxes measured by net income,

(ii)    any gain from extraordinary (as such term was defined under GAAP prior to giving effect to FASB 2015-01), unusual or nonrecurring items,

(iii)    any aggregate net gain from the Disposition of property (other than accounts and Inventory) outside the ordinary course of business,

(iv)    gains in connection with foreign currency exchanges, and

(v)    any other non-cash gains (excluding any such non-cash item to the extent it represents the reversal of an accrual or reserve for potential cash items in any prior period), and

(vi)    any cash payments made during such period in respect of non-cash expenses described in clauses (b)(vi) and (b)(x) above that were added back in a prior period,

in each case, where applicable, determined on a consolidated basis in accordance with GAAP.

Notwithstanding the foregoing, (x) Consolidated EBITDA for any period shall be reduced by the aggregate carrying value of any charitable donations of cash or other property made during such period to the extent that such amount is not otherwise deducted from Consolidated Net Income or Consolidated

EBITDA in accordance with the definitions thereof and (y) Consolidated EBITDA for the fiscal quarters listed below shall be the amounts set forth opposite such fiscal quarters listed below, subject to any pro forma adjustments for events occurring after the Effective Date in accordance with Section 1.07:

Fiscal Quarter Ending:	Consolidated EBITDA:
December 31, 2023	$12,147,000
March 31, 2024	$14,125,000
June 30, 2024	$8,450,000
September 30, 2024	$7,104,000

“Consolidated Net Income” means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period; provided that the following shall be excluded: (a) the net income of any other Person in which such Person or one of its Subsidiaries has a joint interest with a third-party (which interest does not cause the net income of such other Person to be consolidated into the net income of such Person), except to the extent of the amount of dividends or distributions paid to such Person or Subsidiary, (b) the net income of any Subsidiary of such Person that is, on the last day of such period, subject to any restriction or limitation on the payment of dividends or the making of other distributions (to the extent of such restriction or limitation), except to the extent of the amount of dividends or distributions paid to such Person, and (c) subject to Section 1.07, the net income of any other Person arising prior to such other Person becoming a Subsidiary of such Person or merging or consolidating into such Person or its Subsidiaries.

“Consolidated Interest Expense” means, with respect to any Person for any period, interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis and in accordance with GAAP.

“Contingent Indemnity Obligations” means any Obligation constituting a contingent, unliquidated indemnification obligation of any Loan Party, in each case, to the extent (a) such obligation has not accrued and is not yet due and payable and (b) no claim has been made or is reasonably anticipated to be made with respect thereto.

“Contingent Obligation” means, with respect to any Person, any obligation of such Person guaranteeing or intending to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, and (c) any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided that the term “Contingent Obligation” shall not include any product warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means, with respect to any Person, the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement” means, with respect to any deposit account, any securities account, commodity account, securities entitlement or commodity contract, an agreement, among the Collateral Agent or the ABL Agent (subject to the Intercreditor Agreement), the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Loan Party maintaining such account, effective to grant “control” (as defined under the applicable UCC) over such account to the Collateral Agent or the ABL Agent (subject to the Intercreditor Agreement), and otherwise in form and substance satisfactory to the Collateral Agent and the ABL Agent.

“Cure Right” has the meaning specified therefor in Section 9.02.

“Debtor Relief Law” means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, restructuring or similar debtor relief law of the United States or other applicable jurisdiction from time to time in effect.

“Default” means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Administrative Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Administrative Borrower, or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Administrative Borrower, to confirm in writing to the Administrative Agent and the Administrative Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Administrative Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action. Notwithstanding anything to the contrary herein, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Administrative Borrower and each Lender.

“Disbursement Letter” means a disbursement letter executed and delivered by the Borrower, in form and substance satisfactory to the Collateral Agent, and the related funds flow memorandum describing the sources and uses of all cash payments in connection with the transactions contemplated to occur on the Effective Date.

“Disposition” means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers, leases, licenses (as licensor) or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person. For purposes of clarification, “Disposition” shall include (a) the sale or other disposition for value of any contracts, (b) any disposition of property through a plan of division under the Delaware Limited Liability Company Act or any comparable transaction under any similar law, (c) the early termination or modification of any contract resulting in the receipt by any Loan Party or any Subsidiary of a cash payment or other consideration in exchange for such event (other than payments in the ordinary course for accrued and unpaid amounts due through the date of termination or modification), (c) any sale of merchant accounts (or any rights thereto (including any rights to any residual payment stream with respect thereto)) by any Loan Party or any Subsidiary, (d) any Sale and Leaseback Transaction, and (e) any transfer, exchange or other disposition of property or assets pursuant to any barter, trade or similar arrangement.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable) (a) matures or is mandatorily redeemable (other than solely for Equity Interests of such Person that are not Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations and the termination of the Commitments), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends or distributions in cash, or (d) is convertible into or exchangeable for (i) Indebtedness or (ii) any other Equity Interests that would constitute Disqualified Equity Interests, in each case of clauses (a) through (d), prior to the date that is 91 days after the Final Maturity Date; provided that if such Equity Interest is issued pursuant to any plan for the benefit of future, current or former employees, directors, officers, members of management, consultants or independent contractors (or their respective Affiliates or family members or any permitted transferees thereof) of a Loan Party or its Subsidiaries or any parent thereof, such Equity Interest will not constitute a Disqualified Equity Interest solely because it may be required to be repurchased or redeemed by a Loan Party or a Subsidiary in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, director’s, officer’s, management member’s, consultant’s or independent contractor’s termination, death or disability.
“Dollar,” “Dollars” and the symbol “$” each means lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.

“ECF Threshold Amount” means $1,000,000.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” has the meaning specified therefor in Section 5.01.

“Eligible Real Property” means any parcel of real property (and improvements thereon) owned by any Loan Party with a fair market value of at least $2,500,000.

“Employee Plan” means an employee benefit plan within the meaning of Section 3(3) of ERISA (other than a Multiemployer Plan), regardless of whether subject to ERISA, that any Loan Party or any of its ERISA Affiliates maintains, sponsors or contributes to or is obligated to contribute to or otherwise has any liability.

“Environmental Claim” means any action, suit, complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication, from any Person or Governmental Authority relating to or arising out of any threatened, alleged or actual (a) violation of, non-compliance with, or liability under, any Environmental Law, or (b) the manufacture, use, handling, processing, distribution, labeling, generation, transportation, storage, treatment, Release, threatened Release, disposal or arranging for the disposal of, or exposure to, any Hazardous Materials.

“Environmental Law” means any Requirement of Law relating to, regulating or governing (i) the pollution or protection of the environment, any environmental media, natural resources, human health or safety, or (ii) the manufacture, use, handling, processing, distribution, labeling, generation, transportation, storage, treatment, Release, threatened Release, disposal or arranging for the disposal of, or exposure to, any Hazardous Materials.

“Environmental Liability” means all liabilities (contingent or otherwise, known or unknown), monetary obligations, losses (including monies paid in settlement), damages, natural resource damages, costs and expenses (including all reasonable and documented fees, costs, client charges and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest arising directly or indirectly as a result of, from, or based upon (a) any Environmental Claim, (b) any actual violation of or non-compliance with any Environmental Law or Environmental Permit, (c) any actual Release of, or exposure to, Hazardous Materials, (d) any Remedial Action, or (e) any contract, agreement or other arrangement pursuant to which liability is assumed or imposed contractually or by operation of law with respect to any of the foregoing clauses (a) through (d).

“Environmental Lien” means any Lien in favor of any Governmental Authority arising out of any Environmental Liability.

“Environmental Permit” means any permit, license, authorization, approval, registration or entitlement required by or issued pursuant to any Environmental Law or by any Governmental Authority pursuant to Environmental Law.

“Equity Interests” means (a) all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting and (b) all securities convertible into or exchangeable for any of the foregoing and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing, whether or not presently convertible, exchangeable or exercisable.

“Equity Issuance” means either (a) the sale or issuance by any Loan Party or any of its Subsidiaries of any shares of its Equity Interests or (b) the receipt by the Parent of any cash capital contributions.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case, as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

“ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a “controlled group” or under “common control” within the meaning of Sections 414(b), (c), (m) or (o) of the Internal Revenue Code or Sections 4001(a)(14) or 4001(b)(1) of ERISA.

“ERISA Event” means (a) the occurrence of a Reportable Event with respect to any Pension Plan; (b) the failure to meet the minimum funding standards of Section 412 or 430 of the Internal Revenue Code or Section 302 or 303 of ERISA with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA) or the failure to make a contribution or installment required under Section 412 or Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) a determination that any Pension Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Internal Revenue Code or Section 303 of ERISA); (d) a determination that any Multiemployer Plan is, or is expected to be, in “critical” or “endangered” status under Section 432 of the Internal Revenue Code or Section 305 of ERISA; (e) the filing of a notice of intent to terminate a Pension Plan or the treatment of an amendment to a Pension Plan as a termination under Section 4041 of ERISA; (f) the withdrawal by any Loan Party or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to any Loan Party or any of its ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (g) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition that might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (h) the imposition of liability on any Loan Party or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069(a) of ERISA or by reason of the application of Section 4212(c) of ERISA; (i) the withdrawal of any Loan Party or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan or the receipt by any Loan Party or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is insolvent pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (j) the occurrence of an act or omission which could give rise to the imposition on any Loan Party or any of its ERISA Affiliates of fines, penalties, taxes or related charges under Sections 4975 or 4971 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Plan; (k) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent, upon any Loan Party or any of its ERISA Affiliates; (l) the assertion of a claim (other than routine claims for benefits) against any Employee Plan or the assets thereof, or against any Loan Party or any of its ERISA Affiliates in connection with any Employee Plan or Multiemployer Plan; (m) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section

401(a) of the Internal Revenue Code, or the failure of any trust forming part of any such Pension Plan (or such other Employee Plan) to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; (n) the imposition on any Loan Party of any material fine, excise tax or penalty with respect to any Employee Plan or Multiemployer Plan resulting from any noncompliance with any Requirements of Law; (o) the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan; or (p) the occurrence of any Foreign Plan Event.

“Erroneous Payment” has the meaning specified in Section 10.18(a).

“Erroneous Payment Subrogation Rights” has the meaning specified in Section 10.18(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified therefor in Section 9.01.

“Excess Cash Flow” means, with respect to any Person for any period: (a) Consolidated EBITDA of such Person and its Subsidiaries for such period, less (b) the sum of, without duplication (solely to the extent financed with cash of such Person and its Subsidiaries generated as a result of such Person’s operations and not financed with proceeds of Dispositions, casualty proceeds, Equity Issuances or Indebtedness (other than ABL Debt)), (i) all cash principal payments on Indebtedness of such Person or any of its Subsidiaries during such period to the extent such Indebtedness is permitted to be incurred, and such payments are permitted to be made, under this Agreement (but, in the case of revolving loans, only to the extent that the revolving credit commitment in respect thereof is permanently reduced by the amount of such payments), (ii) all Consolidated Interest Expense (net of interest income) to the extent paid or payable in cash during such period, (iii) the cash portion of Capital Expenditures made by such Person and its Subsidiaries during such period to the extent permitted to be made under this Agreement (excluding Capital Expenditures to the extent financed through the incurrence of Indebtedness or through an Equity Issuance), (iv) all scheduled loan servicing fees and other similar fees in respect of Indebtedness of such Person or any of its Subsidiaries paid in cash during such period, to the extent such Indebtedness is permitted to be incurred, and such payments are permitted to be made, under this Agreement, (v) Taxes (including federal, state, local, foreign, franchise, excise, property and similar Taxes) and Permitted Tax Distributions paid in cash by such Person and its Subsidiaries for such period, (vi) all cash expenses, cash charges, cash losses and other cash items that were added back in the determination of Consolidated EBITDA for such period, (vii) all amounts added back to Consolidated EBITDA for such period pursuant to clause (b)(viii)(A) of the definition thereof, and (viii) the excess, if any, of Working Capital at the end of such period over Working Capital at the beginning of such period (or minus the excess, if any, of Working Capital at the beginning of such period over Working Capital at the end of such period).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Account” means any deposit account or securities account specifically and exclusively used (a) as a payroll account so long as such payroll account is a zero balance account, (b) as a Petty Cash Account so long as the aggregate amount on deposit in all petty cash accounts of all Credit Parties does not exceed $500,000 at any one time for all such deposit accounts combined, (c) to hold amounts required to be paid in connection with workers compensation claims, unemployment insurance, social security benefits and other similar forms of governmental insurance benefits, or (d) to hold amounts which are required to be pledged or otherwise provided as security as required by law or pension requirement.

“Excluded Subsidiary” means (a) any Subsidiary that is a “controlled foreign corporation” as defined under Section 957 of the Internal Revenue Code (“CFC”); (b) any Domestic Subsidiary that conducts no material business and has no material assets other than Equity Interests in one or more CFCs, and (c) any Immaterial Subsidiary. Notwithstanding the foregoing, no Subsidiary that owns or is the exclusive licensee of any Material Asset shall be an Excluded Subsidiary.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.07, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.09(d) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Facility” means that certain Credit Agreement, dated as of August 10, 2023 (as amended, restated, supplemented or otherwise modified from time to time) among the Parent, the Borrowers and certain other Subsidiaries of the Parent, as borrowers, the other “Credit Parties” (as defined therein) party thereto, the lenders party thereto and Whitehawk Capital Partners, LP, as administrative agent and collateral agent.

“Existing Lenders” means Whitehawk Capital Partners, LP and the lenders party to the Existing Credit Facility.

“Extraordinary Receipts” means any cash received by Holdings or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.05(c)(ii) or (iii) hereof), including (a) foreign, United States, state or local tax refunds, (b) pension plan reversions, (c) proceeds of insurance (other than to the extent such insurance proceeds (x) are in connection with a casualty event and are reimbursement or compensation for amounts previously paid by the Borrower or any of its Subsidiaries in respect of remedying such casualty event or (y) are immediately payable to a Person that is not the Borrower or any of its Subsidiaries pursuant to director and officer liability insurance policy provisions or in accordance with applicable Requirements of Law or with Contractual

Obligations entered into in the ordinary course of business), (d) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (e) condemnation awards (and payments in lieu thereof), (f) indemnity payments (other than to the extent such indemnity payments (x) constitute reimbursement or compensation for amounts previously paid by the Borrower or any of its Subsidiaries in respect of the applicable event relating to the payment of such indemnity payments or (y) are immediately payable to a Person that is not an Affiliate of the Borrower or any of its Subsidiaries) and (g) any purchase price adjustment received in connection with any purchase agreement.

“Facility” means the real property identified on Schedule 1.01(B) and any New Facility hereafter acquired by the Parent or any of its Subsidiaries, including, the land on which each such facility is located, all buildings and other improvements thereon, and all fixtures located thereat or used in connection therewith.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal, tax or regulatory legislation, rules or official practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of Sections 1471 through 1474 of the Internal Revenue Code and the Treasury Regulations thereunder.

“FCPA” has the meaning specified therefor in the definition of Anti-Corruption Laws.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means the fee letter, dated as of the Effective Date, among the Borrowers and the Administrative Agent.

“Final Maturity Date” means December 27, 2029; provided that if such day is not a Business Day, then the Final Maturity Date shall be the immediately preceding Business Day.

“Financial Statements” means (a) the audited consolidated balance sheet of Holdings and its Subsidiaries for the Fiscal Year ended December 31, 2023, and the related consolidated statement of operations, shareholders’ equity and cash flows for the Fiscal Year then ended, (b) the unaudited consolidated balance sheet of Holdings and its Subsidiaries for the fiscal quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, and the related consolidated statement of operations, shareholder’s equity and cash flows for such fiscal quarters, and (c) the unaudited consolidated balance sheet of Holdings and its Subsidiaries for the fiscal month ended October 31, 2024, and the related consolidated statement of operations, shareholder’s equity and cash flows for such fiscal month.

“First Amendment Effective Date” means June 9, 2025.

“Fiscal Year” means the fiscal year of the Parent and its Subsidiaries ending on December 31 of each year.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of (a) (i) Consolidated EBITDA of such Person and its Subsidiaries for such period minus (ii) Capital Expenditures made by such Person and its Subsidiaries during such period to the extent funded with revolving Indebtedness or cash on the balance sheet of such Person or its Subsidiaries (other than cash consisting of proceeds received by the Parent or its Subsidiaries in connection with any Equity Issuance or casualty event) minus (iii) all income taxes paid in cash by such Person and its Subsidiaries during such period (net of any income tax refunds or credit received in cash), including any Permitted Tax Distributions made during such period to (b) the sum of (i) cash interest payments made by such Person and its Subsidiaries during such period in respect of Funded Indebtedness plus (ii) scheduled principal payments in respect of Funded Indebtedness to the extent paid in cash by such Person and its Subsidiaries during such period plus (iii) without duplication of any other amounts herein, dividends or distributions paid in cash by such Person and its Subsidiaries during such period (if any), to the extent permitted to be paid under this Agreement.

“Floor” means a rate of interest equal to 2.50% per annum.

“Foreign Lender” has the meaning specified therefor in Section 2.09(d)(ii)(B).

“Foreign Plan” means any employee benefit plan, program, policy, arrangement or agreement maintained, sponsored or contributed to, or for which there is an obligation to contribute to, by any Loan Party or any of its ERISA Affiliates that is subject to any Requirements of Laws other than, or in addition to, the laws of the United States or any state thereof or the laws of the District of Columbia.

“Foreign Plan Event” means, with respect to any Foreign Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any Requirement of Law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make any required contribution or payment under any Requirement of Law within the time permitted by any Requirement of Law for such contributions or payments, (c) the receipt of a notice from a Governmental Authority relating to the intention to terminate any such Foreign Plan or to appoint a trustee or similar official to administer any such Foreign Plan, or alleging the insolvency of any such Foreign Plan, (d) the incurrence of any liability by any Loan Party or any Subsidiary under any law on account of the complete or partial termination of such Foreign Plan or the complete or partial withdrawal of any participating employer therein, or (e) the occurrence of any transaction with respect to a Foreign Plan that is prohibited under any Requirement of Law and that could reasonably be expected to result in the incurrence of any liability by any Loan Party or any Subsidiary, or the imposition on any Loan Party or any Subsidiary of any fine, excise tax or penalty with respect to a Foreign Plan resulting from any noncompliance with any Requirement of Law.

“Funded Indebtedness” means all Indebtedness of the Parent and its Subsidiaries described in clauses (a), (c), (e) and (f) in the definition thereof (limited, in the case of such clause (f) to the amount of any amounts drawn and unreimbursed in respect of letters of credit), including the ABL Debt and all Indebtedness incurred by the Parent or any of its Subsidiaries in connection with any Sale and Leaseback Transaction.

“Funding Losses” has the meaning specified therefor in Section 2.08.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, provided that for the purpose of Section 7.03 hereof and the definitions used therein, “GAAP” shall mean generally accepted accounting principles in effect on the date hereof and consistent with those used in the preparation of the Financial Statements, provided, further, that if there occurs after the date of this Agreement any change in GAAP that affects in any respect the calculation of any covenant contained in Section 7.03 hereof, the Collateral Agent and the Administrative Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lenders and the Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in Section 7.03 hereof shall be calculated as if no such change in GAAP has occurred.

“Governing Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization, and the operating agreement; (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture, declaration or other applicable agreement or documentation evidencing or otherwise relating to its formation or organization, governance and capitalization; and (d) with respect to any of the entities described above, any other agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization.

“Governmental Authority” means any nation or government, any foreign, Federal, state, territory, provincial, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guaranteed Obligations” has the meaning specified therefor in Section 11.01.
“Guarantor” means (a) the Parent and each Subsidiary of the Parent listed as a “Guarantor” on the signature pages hereto, and (b) each other Person which guarantees, or is required to provide a guarantee, pursuant to Section 7.01(b) or otherwise, all or any part of the Obligations.

“Guaranty” means (a) the guaranty of each Guarantor party hereto contained in Article XI hereof and (b) each other guaranty, in form and substance satisfactory to the Collateral Agent, made by any other Guarantor in favor of the Collateral Agent for the benefit of the Agents and the Lenders guaranteeing all or part of the Obligations.

“Hazardous Material” means any element, material, substance, waste, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic or hazardous substance, hazardous waste, universal waste, special waste, or solid waste or is otherwise characterized by words of similar import under any Environmental Law or that is regulated under, or for which liability or standards of care are imposed, pursuant to any Environmental Law, including petroleum, polychlorinated biphenyls; asbestos-containing materials, lead or lead-containing materials, urea formaldehyde-containing materials, radioactive materials, radon, per- and polyfluoroalkyl substances and mold.

“Hedging Agreement” means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement (but excluding any agreement providing for the forward purchasing of coffee or other inventory in the ordinary course of business so long as such agreements are not required to be recorded as derivatives on the balance sheet).

“Highest Lawful Rate” means, with respect to any Agent or any Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations under laws applicable to such Agent or such Lender which are currently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

“Holdings” means BRC, Inc., a Delaware public benefit corporation.

“Immaterial Subsidiary” means, at any time, any Subsidiary that (a) contributed 2.5% or less of the revenues of the Parent and its Subsidiaries for the most recently ended Test Period, and (b) had assets representing 2.5% or less of the total consolidated assets of the Parent and its Subsidiaries on the last day of the most recently ended Test Period; provided, if at any time and from time to time after the Effective Date, Immaterial Subsidiaries comprise in the aggregate more than 5.0% of the revenues of the Parent and its Subsidiaries for the most recently ended Test Period or more than 5.0% of the consolidated assets of the Parent and its Subsidiaries as of the end of the most recently ended Test Period, then the Parent shall, not later than thirty days after the date by which financial statements for such period are required to be delivered (or such longer period as the Administrative Agent may agree in its sole discretion), designate in writing to the Administrative Agent that one or more of such Subsidiaries is no longer an Immaterial Subsidiary for purposes of this Agreement to the extent required such that the foregoing condition ceases to be true. As of the Effective Date, the Immaterial Subsidiaries are listed on Schedule 1.01(C). Notwithstanding the foregoing, no Subsidiary that (i) owns or is the exclusive licensee of any Intellectual Property, (ii) owns any Real Property, (iii) owns any Equity Interests in any other

Person (other than any other Immaterial Subsidiary), or (iv) is a party to any Material Contract shall be an Immaterial Subsidiary.

“Incremental Term Lender” means a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan Amount” means, at any time, the excess, if any, of (a) $20,000,000 minus (b) the aggregate amount of all Incremental Term Loan Commitments established prior to such time pursuant to Section 2.11.

“Incremental Term Loan Assumption Agreement” means an Incremental Term Loan Assumption Agreement among, and in form and substance reasonably satisfactory to, the Borrowers, the Agents and one or more Incremental Term Lenders.

“Incremental Term Loan Commitment” means the commitment of any Lender, established pursuant to Section 2.11, to make Incremental Term Loans to the Borrowers.

“Incremental Term Loan Maturity Date” means the final maturity date of any Other Term Loan, as set forth in the applicable Incremental Term Loan Assumption Agreement; provided that if such day is not a Business Day, then the Incremental Term Loan Maturity Date shall be the immediately preceding Business Day.

“Incremental Term Loan Repayment Dates” means the dates scheduled for the repayment of principal of any Other Term Loan, as set forth in the applicable Incremental Term Loan Assumption Agreement.

“Incremental Term Loans” means term loans made by one or more Lenders to the Borrowers pursuant to Section 2.01(a)(ii). Incremental Term Loans may be made in the form of additional Term Loans or, to the extent permitted by Section 2.11 and provided for in the relevant Incremental Term Loan Assumption Agreement, Other Term Loans.

“Indebtedness” means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables or other accounts payable incurred in the ordinary course of such Person’s business); (c) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (d) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used or acquired by such Person, even though the rights and remedies of the lessor, seller or lender thereunder may be limited to repossession or sale of such property; (e) all indebtedness of such Person incurred to finance or reimburse the acquisition, construction or installation of any fixed assets, including all Capitalized Lease Obligations; (f) all obligations and liabilities, contingent or otherwise, of such Person, in respect of surety bonds (whether performance, bid or otherwise), letters of credit, bankers’ acceptances, drafts and similar facilities or instruments; (g) all obligations and liabilities, calculated on a basis reasonably satisfactory to the Collateral Agent and in accordance with accepted practice, of such Person under Hedging

Agreements; (h) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing; (i) all Contingent Obligations; (j) all Disqualified Equity Interests; (k) representing obligations under any “take or pay” or similar arrangements, (l) representing any earnout, purchase price adjustment or similar contingent obligation to the extent required to be included as a liability on the balance sheet of such Person in accordance with GAAP, and (m) all obligations referred to in clauses (a) through (l) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer.

“Indemnified Matters” has the meaning specified therefor in Section 12.15.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made to a Recipient by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitees” has the meaning specified therefor in Section 12.15.

“Initial Term Loan” means, collectively, the loans made by the Initial Term Loan Lenders to the Borrowers on the Effective Date pursuant to Section 2.01(a)(i).

“Initial Term Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make the Initial Term Loan to the Borrowers in the amount set forth in Schedule 1.01(A) hereto or in the Assignment and Acceptance pursuant to which such Lender became a Lender under this Agreement, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement.

“Initial Term Loan Lender” means a Lender with an Initial Term Loan Commitment or an Initial Term Loan.

“Initial Yield” means, with respect to any Other Term Loans, the amount (as reasonably determined by the Collateral Agent) equal to the sum of (a) the margin above the Adjusted Term SOFR (or the equivalent thereof) on such Other Term Loans (increased by the amount that any “floor” applicable to such Other Term Loans on the date of the calculation exceeds the Adjusted Term SOFR rate (or the equivalent thereof) on such date), and (b) the quotient obtained by dividing (i) the amount of any Up-Front Fees on such Other Term Loans by (ii) the lesser of (x) the Weighted Average Life to Maturity of such Other Term Loans and (y) four.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of any Debtor Relief Law.

“Intellectual Property” has the meaning specified therefor in the Security Agreement, and shall include all rights and interests of any Loan Party or Subsidiary under any Intellectual Property Contract.

“Intellectual Property Contracts” means all agreements concerning Intellectual Property, including license agreements, technology consulting agreements, confidentiality agreements, co-existence agreements, consent agreements and non-assertion agreements.

“Intellectual Property Security Agreement” has the meaning specified therefor in the Security Agreement.

“Intercompany Subordination Agreement” means an Intercompany Subordination Agreement made by the Parent and its Subsidiaries in favor of the Collateral Agent for the benefit of the Agents and the Lenders, in form and substance reasonably satisfactory to the Collateral Agent.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the date hereof, by and among the Loan Parties, the Collateral Agent and the ABL Agent.

“Interest Payment Date” means as to any SOFR Loan, the last day of each Interest Period therefor and the Final Maturity Date.

“Interest Period” means, with respect to each SOFR Loan, a period commencing on the date of the making of such SOFR Loan (or the continuation of a SOFR Loan or the conversion of a Reference Rate Loan to a SOFR Loan) and ending one or three months (as elected in the applicable SOFR Notice) thereafter; provided that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c) through (e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon Adjusted Term SOFR from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is one or three months after the date on which the Interest Period began, as applicable, (e) the Borrowers may not elect an Interest Period which will end after the Final Maturity Date, and (f) no tenor that has been removed from this definition pursuant to Section 2.07(h)(iv) shall be available for specification in such Notice of Borrowing or SOFR Notice.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Inventory” means, with respect to any Person, all goods and merchandise of such Person leased or held for sale or lease by such Person, including all raw materials, work-in-process and finished goods, and all packaging, supplies and materials of every nature used or usable in connection with the shipping, storing, advertising or sale of such goods and merchandise, whether now owned or hereafter acquired, and all such other property the sale or other disposition of which would give rise to an Account or cash.

“Investment” means, with respect to any Person, (a) any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances or other extensions of credit (excluding Accounts arising in the ordinary course of business), capital contributions or acquisitions of Indebtedness (including, any bonds, notes, debentures or other debt securities), Equity Interests, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), (b) the purchase or ownership of any futures contract or liability for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, (c) any cryptocurrency or blockchain based investment or (d) any investment in any other items that are or would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP.

“Joinder Agreement” means a Joinder Agreement, substantially in the form of Exhibit A, duly executed by a Subsidiary of a Loan Party made a party hereto pursuant to Section 7.01(b).

“Lease” means any lease, sublease or license of, or other agreement granting a possessory interest in, real property to which any Loan Party or any of its Subsidiaries is a party as lessor, lessee, sublessor, sublessee, licensor or licensee.

“Lender” has the meaning specified therefor in the preamble hereto.

“Lien” means any mortgage, deed of trust, deed to secure debt, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

“Liquidity” means Qualified Cash plus Availability.

“Loan” means any Term Loan made by a Lender to the Borrowers pursuant to Article II hereof.

“Loan Document” means this Agreement, the Fee Letter, any Control Agreement, the Disbursement Letter, any Guaranty, the Intercompany Subordination Agreement, the Intercreditor Agreement, any Joinder Agreement, any Mortgage, any Security Agreement, any other Collateral Document, the VCOC Management Rights Agreement, any Incremental Term Loan Assumption Agreement, the Perfection Certificate and any other agreement, instrument, certificate, report and other document executed and delivered pursuant hereto or thereto or otherwise evidencing or securing any Loan or any other Obligation.

“Loan Party” means any Borrower and any Guarantor.

“Loan Party Data” has the meaning given to such term in Section 6.01(ii).

“Loan Party System” has the meaning given to such term in Section 6.01(ii).

“Make-Whole Amount” means, as of any date of determination, an amount equal to (i) the difference (which shall not be zero) between (A) the aggregate amount of interest (including, (x) interest payable in cash, in kind or deferred and (y) if applicable, interest at the Post-Default Rate) which would have otherwise been payable on the principal amount of the Term Loans paid on such date (or in the case of an Applicable Premium Trigger Event specified in clauses (b), (c) or (d) of the definition thereof, the principal amount of the Term Loans outstanding on such date) from the date of the occurrence of the Applicable Premium Trigger Event until (and excluding) the first anniversary of the Effective Date minus (B) the aggregate amount of interest the Lenders would earn if the prepaid (or deemed prepayment in the case of an acceleration of the Loans) or reduced principal amount of the Term Loans were reinvested for the period from the date of prepayment (or deemed prepayment in the case of an acceleration of the Loans) or reduction until (and excluding) the first anniversary of the Effective Date at the Treasury Rate, plus (ii) 3.00%.

“Material Adverse Effect” means a material adverse effect on any of (a) the operations, assets, liabilities or financial condition of the Loan Parties taken as a whole, (b) the ability of the Loan Parties taken as a whole to perform any of their obligations under any Loan Document, (c) the legality, validity or enforceability of this Agreement or any other Loan Document, (d) the rights and remedies of any Agent or any Lender under any Loan Document, or (e) the validity, perfection or priority of a Lien in favor of the Collateral Agent for the benefit of the Agents and the Lenders on any material portion of the Collateral.

“Material Asset” means all Material Intellectual Property and any other asset owned by, or licensed to, the Parent or any of its Subsidiaries that is material to the business of Parent or any of its Subsidiaries, taken as a whole.

“Material Contract” means, with respect to any Person, all contracts or agreements as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect (other than master agreements without mandatory purchase obligations and purchase orders in the ordinary course of the business of such Person or such Subsidiary and other than contracts that by their terms may be terminated by such Person or Subsidiary in the ordinary course of its business upon less than 60 days’ notice without penalty or premium).

“Material Intellectual Property” means all Intellectual Property owned by, or licensed to, the Parent or any of its Subsidiaries that is material to the business of the Parent or any of its Subsidiaries, taken as a whole (whether owned as of the Effective Date or thereafter acquired).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means a mortgage, deed of trust or deed to secure debt, in form and substance satisfactory to the Collateral Agent, made by a Loan Party in favor of the Collateral Agent for the benefit of the Agents and the Lenders, securing the Obligations and delivered to the Collateral Agent.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Loan Party or any of its ERISA Affiliates has contributed, or has been obligated to contribute, to at any time during the preceding the six calendar years.

“Net Cash Proceeds” means, with respect to, any issuance or incurrence of any Indebtedness, any Equity Issuance, any Disposition or the receipt of any Extraordinary Receipts by any Person or any of its Subsidiaries, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary, in connection therewith after deducting therefrom only (a) in the case of any Disposition or the receipt of any Extraordinary Receipts consisting of insurance proceeds or condemnation awards, the amount of any Indebtedness secured by any Permitted Lien on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection therewith (other than Indebtedness under this Agreement), (b) reasonable expenses related thereto incurred by such Person or such Subsidiary in connection therewith, (c) transfer taxes paid to any taxing authorities by such Person or such Subsidiary in connection therewith, and (d) net income taxes to be paid in connection therewith (after taking into account any tax credits or deductions and any tax sharing arrangements), in each case, to the extent, but only to the extent, that the amounts so deducted are (i) actually paid to a Person that, except in the case of reasonable out-of-pocket expenses, is not an Affiliate of such Person or any of its Subsidiaries and (ii) properly attributable to such transaction or to the asset that is the subject thereof.

“New Facility” has the meaning specified therefor in Section 7.01(m).

“Non-U.S. Lender” has the meaning specified therefor in Section 2.09(d).

“Notice of Borrowing” has the meaning specified therefor in Section 2.02(a).

“Obligations” means all present and future indebtedness, obligations, and liabilities of each Loan Party to the Agents and the Lenders arising under or in connection with this Agreement or any other Loan Document, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 9.01. Without limiting the generality of the foregoing, the Obligations of each Loan Party under the Loan Documents include (a) the obligation (irrespective of whether a claim therefor is allowed in an Insolvency Proceeding) to pay principal, interest, charges, expenses, fees, premiums (including the Applicable Premium), attorneys’ fees and disbursements, indemnities and other amounts payable by such Person under the Loan Documents, and (b) the obligation of such Person to reimburse any amount in respect of any of the foregoing that any Agent or any Lender (in its sole discretion) may elect to pay or advance on behalf of such Person.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax

(other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.10).

“Other Term Loans” has the meaning specified therefor Section 2.11(a).

“Parent” has the meaning specified therefor in the preamble hereto.

“Participant Register” has the meaning specified therefor in Section 12.07(i).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means an Employee Plan that is subject to Section 412 of the Internal Revenue Code, Section 302 of ERISA or Title IV of ERISA maintained, sponsored or contributed to, or for which there is an obligation to contribute to, by any Loan Party or any of its ERISA Affiliates at any time during the preceding six calendar years.

“Perfection Certificate” means a certificate in form and substance satisfactory to the Collateral Agent providing information with respect to the property of each Loan Party.

“Periodic Term SOFR Determination Day” has the meaning specified therefor in the definition of Term SOFR.

“Permitted Acquisition” means any Acquisition by a Loan Party (other than the Parent) or any wholly-owned Subsidiary of a Loan Party to the extent that each of the following conditions shall have been satisfied:

(a)    no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition after giving pro forma effect to such Acquisition;

(b)    to the extent the Acquisition will be financed in whole or in part with the proceeds of any Loan, the conditions set forth in Section 5.02 shall have been satisfied;

(c)    the Borrowers shall have furnished to the Agents (i) at least 15 days prior to the consummation of such Acquisition, an executed term sheet and/or commitment letter (setting forth in reasonable detail the terms and conditions of such Acquisition), (ii) at the request of any Agent, copies of such other agreements, instruments or other documents as any Agent shall reasonably request, including executed counterparts of the respective agreements, instruments or other documents pursuant to which such Acquisition is to be consummated (including, any related management, non-compete, employment, option or other material agreements), any schedules to such agreements, instruments or other documents and all other material ancillary agreements, instruments or other documents to be executed or delivered in connection therewith, (iii) pro forma financial statements of the Parent and its Subsidiaries after the consummation of such Acquisition, and (iii) a certificate of the chief financial officer of the Parent demonstrating compliance with all covenants set forth in Section 7.03 hereof as of the end of the most recently ended Test Period, determined on a Pro Forma Basis after giving effect to such Acquisition;

(d)    such Acquisition shall be consummated in such a manner so that the acquired assets or Equity Interests are owned either by a Loan Party or a wholly-owned Subsidiary of a Loan Party and, if effected by merger or consolidation (i) involving the Borrower, the Borrower shall be the continuing or surviving Person and (ii) involving a Loan Party, such Loan Party shall be the continuing or surviving Person (or such continuing or surviving Person shall become a Loan Party and execute and deliver the agreements, instruments and other documents required by Section 7.01(b) on or prior to the date of the consummation of such Acquisition);

(e)    the assets being acquired or the Person whose Equity Interests are being acquired did not have negative Consolidated EBITDA in excess of negative $2,500,000 for any individual proposed Acquisition or negative $5,000,000 for all such proposed an completed Acquisitions taken as a whole during the 12 consecutive month period most recently concluded prior to the date of the proposed Acquisition;

(f)    the assets being acquired (other than a de minimis amount of assets in relation to the Loan Parties’ and their Subsidiaries’ total assets), or the Person whose Equity Interests are being acquired, are useful in or engaged in, as applicable, the business of the Loan Parties and their Subsidiaries or a business reasonably related, incidental or ancillary thereto;

(g)    the assets being acquired (other than a de minimis amount of assets in relation to the assets being acquired) are located within the United States or the Person whose Equity Interests are being acquired is organized in a jurisdiction located within the United States;

(h)    the board of directors (or other comparable governing body) of the Person whose Equity Interests or assets are being acquired shall have duly approved such Acquisition and such Person shall not have announced that it will oppose such Acquisition and shall not have commenced (or had commenced against it) any adverse proceeding that alleges that such Acquisition will violate applicable law or any Material Contract;

(i)    any such Subsidiary (and its equityholders) shall execute and deliver the agreements, instruments and other documents required by Section 7.01(b) on or prior to the date of the consummation of such Acquisition; and

(j)    the aggregate Purchase Price (other than any Purchase Price paid in the form of Qualified Equity Interests or the proceeds of any substantially concurrent issuance of Qualified Equity Interests of Holdings) payable in respect of all Acquisitions (including the proposed Acquisition) shall not exceed (i) $2,500,000 in the aggregate during any Fiscal Year and (ii) $5,000,000 in the aggregate during the term of this Agreement.

“Permitted Cure Equity” means Qualified Equity Interests of the Parent.

“Permitted Disposition” means:
(a)    sale or other Disposition of Inventory in the ordinary course of business for cash or pursuant to any barter, trade or similar agreement; provided that, on and after January 1, 2025, the aggregate amount of non-cash consideration received by the Loan Parties and the Subsidiaries in connection with any Disposition of Inventory by means of a barter or trade pursuant to this clause (a) shall not exceed $5,000,000 in the aggregate in any Fiscal Year;

(b)    licensing, on a non-exclusive basis, Intellectual Property rights in the ordinary course of business;

(c)    a lease, sublease, license or sublicense of real property granted by any Loan Party or any Subsidiary to any other Person in the ordinary course of business that does not interfere in any material respect with such Loan Party’s or Subsidiary’s business or the Collateral Agent’s access to any Collateral;

(d)    (i) the lapse of Registered Intellectual Property of the Parent and its Subsidiaries to the extent not economically desirable in the conduct of their business or (ii) the abandonment of Intellectual Property rights in the ordinary course of business so long as (in each case under clauses (i) and (ii)), (A) with respect to copyrights, such copyrights are not material revenue generating copyrights, and (B) such lapse is not materially adverse to the interests of the Secured Parties;

(e)    any involuntary loss, damage or destruction of property;

(f)    any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property;

(g)    so long as no Event of Default has occurred and is continuing or would result therefrom, transfers of assets (i) from the Parent or any of its Subsidiaries to a Loan Party (other than the Parent), and (ii) from any Subsidiary of the Parent that is not a Loan Party to any other Subsidiary of the Parent;

(h)    Disposition of obsolete or worn-out equipment in the ordinary course of business or other property no longer useful in the Borrowers’ business; provided that the fair market value of all assets sold, transferred, leased or otherwise disposed of pursuant to this clause (h) shall not exceed $1,000,000 in the aggregate in any Fiscal Year;

(i)    Sale and Leaseback Transactions expressly permitted under Section 7.02(f);

(j)    Disposition of property or assets not otherwise permitted in clauses (a) through (i) above or clauses (k) through (m) below for cash in an aggregate amount not less than the fair market value of such property or assets; provided that (i) such Disposition is for consideration at least 75% of which is cash, (ii) the aggregate consideration for such Disposition is not less than the fair market value of such property or assets, and (iii) the Net Cash Proceeds of any such Disposition (A) do not exceed $1,000,000 in the aggregate in any Fiscal Year and (B) are paid to the Administrative Agent for the benefit of the Agents and the Lenders pursuant to the terms of Section 2.05(c)(ii) to the extent required thereby or applied as provided in Section 2.05(c)(vi);

(k)    Dispositions of cash and other property in the form of charitable donations;

(l)    a write-off, discount, sale, or other Disposition of defaulted or past due Accounts and similar obligations in the ordinary course of business and (for avoidance of any doubt) not part of any financing of Accounts;

(m)    the voluntary termination of any Hedging Agreement to which any Loan Party or any of its Subsidiaries is a party; and

(n)    any (i) issuance of Equity Interests or (ii) Disposition of Equity Interests of Holdings that are contributed or otherwise delivered to a Loan Party or a Subsidiary substantially contemporaneously with the Disposition thereof, in each case (A) to current or former employees, directors, officers, members of management, consultants or independent contractors (or their respective Affiliates or family members or any permitted transferees thereof) of a Loan Party or its Subsidiaries pursuant to any management equity plan, stock option plan or similar management or employee benefit plan or arrangement or (B) to effect a Permitted Restricted Payment (and for the avoidance of doubt, without duplication thereof); provided that such issuance or Disposition of Equity Interests does not result in a Change of Control.

Notwithstanding the foregoing, no Loan Party may transfer, assign or exclusively license any Material Asset to any Subsidiary that is not a Loan Party, nor shall any Loan Party or any Subsidiary transfer, assign, exchange or otherwise dispose of any assets pursuant to any barter, exchange or similar arrangement without the prior written consent of the Administrative Agent (except to the extent permitted by clause (a) above), and any such transaction shall not be a Permitted Disposition.

“Permitted Holders” means (a) any holders of Equity Interests of Holdings as of the Effective Date, any trust, entity, family partnership, or other similar estate planning vehicle established by or on behalf of, and for the primary benefit of, any such Persons, and after the death or incapacity of such Persons, the heirs or beneficiaries of such Persons, (b) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing Persons described in clause (a) are members; provided that in the case of such group and without giving effect to the existence of such group or any other group, such Persons described in clause (a), collectively, have, directly or indirectly, beneficial ownership of more than 50.0% of the Equity Interests of Holdings, and (c) any Person acting in the capacity of an underwriter (solely to the extent that and for so long as such Person is acting in such capacity) in connection with a public or private offering of Equity Interests of Holdings.

“Permitted Indebtedness” means:

(a)    any Indebtedness owing to any Agent or any Lender under this Agreement and the other Loan Documents (including in connection with any Incremental Term Loans);

(b)    any other Indebtedness listed on Schedule 7.02(b), and any Permitted Refinancing Indebtedness in respect of such Indebtedness;

(c)    Permitted Purchase Money Indebtedness and any Permitted Refinancing Indebtedness in respect of such Indebtedness;

(d)    Permitted Intercompany Investments;

(e)    Indebtedness incurred in the ordinary course of business (i) under performance, surety, statutory, and appeal bonds and (ii) arising from the endorsement of any check, draft or other item of payment for collection or deposit;

(f)    Indebtedness owed to any Person providing property, casualty, liability, or other insurance to the Loan Parties incurred in the ordinary course of business, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the period in which such Indebtedness is incurred and such Indebtedness is outstanding only during such period;

(g)    the incurrence by any Loan Party of Indebtedness under Hedging Agreements that are incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with such Loan Party’s operations and not for speculative purposes;

(h)    Indebtedness incurred in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called “procurement cards” or “P-cards”) or other similar cash management services, in each case, incurred in the ordinary course of business;

(i)    contingent liabilities in respect of any indemnification obligation, adjustment of purchase price, non-compete or earnout obligations of any Loan Party incurred in connection with the consummation of one or more Permitted Acquisitions, in an aggregate amount in the case of any such earnout obligations not exceeding $2,000,000 at any time outstanding;

(j)    unsecured Indebtedness consisting of seller notes incurred in connection with the consummation of one or more Permitted Acquisitions so long as such Indebtedness is subordinated to the Obligations on terms and conditions reasonably acceptable to the Collateral Agent;

(k)    Indebtedness of a Person whose assets or Equity Interests are acquired by a Borrower or any of its Subsidiaries in a Permitted Acquisition in an aggregate amount not to exceed $2,000,000 at any one time outstanding; provided, that such Indebtedness (i) was in existence prior to the date of such Permitted Acquisition and (ii) was not incurred in connection with, or in contemplation of, such Permitted Acquisition;

(l)    so long as the same is subject to the Intercreditor Agreement (or another intercreditor agreement on terms and conditions reasonably acceptable to the Collateral Agent), ABL Debt in an aggregate principal amount (including all funded and unfunded commitments and credit extensions thereunder) not exceeding $75,000,000 plus the aggregate amount of Bank Product Obligations (as defined in the ABL Credit Agreement) from time to time outstanding thereunder, and any Permitted Refinancing thereof;

(m)    Subordinated Indebtedness (other than Subordinated Indebtedness described in clause (j) above) in an aggregate amount not exceeding $10,000,000 at any time outstanding;

(n)    Indebtedness representing deferred compensation to officers, directors or employees of any Loan Party or any of its Subsidiaries, and similar accrued and deferred officer, director or employee expenses (including salaries, accrued vacation and other compensation) issued or incurred in the ordinary course of business;

(o)    Indebtedness consisting of unsecured obligations owing under any dealer, customer or supplier incentive, supply, license or similar agreements entered into in the ordinary course of business;

(p)    to the extent constituting Indebtedness, customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;

(q)    unsecured Indebtedness in an aggregate amount not exceeding $1,000,000 at any time outstanding consisting of promissory notes issued to current or former officers, managers, consultants, directors, and employees, and their respective estates, spouses or former spouses or Affiliates to finance the purchase or redemption of Equity Interests or other equity-based awards of a Loan Party or Subsidiary or a parent thereof permitted by Section 7.02(h); and

(r)    other unsecured Indebtedness in an aggregate amount not to exceed the greater of (i) $2,500,000 and (ii) 10% of Consolidated EBITDA for the most recently ended Test Period at any one time outstanding.

“Permitted Intercompany Investments” means Investments made by (a) a Loan Party to or in another Loan Party (other than the Parent), (b) a Subsidiary that is not a Loan Party to or in another Subsidiary that is not a Loan Party, (c) a Subsidiary that is not a Loan Party to or in a Loan Party, so long as, in the case of a loan or advance, the parties thereto are party to the Intercompany Subordination Agreement, (d) a Loan Party to a Subsidiary that is not a Loan Party in an aggregate amount not exceeding $1,000,000 at any time outstanding, and (e) a Loan Party to or in a Subsidiary of such Loan Party that is an Excluded Subsidiary consisting solely of its ownership of the Equity Interests of such Excluded Subsidiary (and so long as, to the extent required under the Security Agreement, such Equity Interests are pledged to the Collateral Agent pursuant to the Security Agreement and the other Collateral Documents).

“Permitted Investments” means:

(a)    Investments in cash and Cash Equivalents;

(b)    Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business;

(c)    advances made in connection with purchases of goods or services in the ordinary course of business;

(d)    Investments received in settlement of amounts due to any Loan Party or any of its Subsidiaries effected in the ordinary course of business or owing to any Loan Party or any of its Subsidiaries as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its Subsidiaries;

(e)    Investments existing on the date hereof, as set forth on Schedule 7.02(e) hereto, but not any increase in the amount thereof as set forth in such Schedule or any other modification of the terms thereof;

(f)    Permitted Intercompany Investments;

(g)    Permitted Acquisitions;

(h)    Investments made with the proceeds of any issuance, or made in exchange for, Qualified Equity Interests of Holdings (other than (x) to the Parent or any Subsidiary or (y) pursuant to any management equity plan or equity option plan or any other management or employee benefit plan or agreement of the Parent or any Subsidiary) after the Effective Date; provided that, in each case, (i) substantially concurrently with any such equity issuance, the proceeds thereof are contributed to the Borrowers, (ii) an officer’s certificate executed by an Authorized Officer of the Administrative Borrower is delivered to the Administrative Agent no later than two Business Days after such contribution is made setting forth the amount of such proceeds designated for investment pursuant to this clause (h), and (iii) such Investment is made within 10 Business Days after the Borrowers’ receipt of the proceeds thereof; and

(i)    so long as no Default or Event of Default has occurred and is continuing or would result therefrom, any other Investments (excluding any Investment in a Subsidiary that is not a Loan Party) in an aggregate amount not to exceed $2,500,000 at any time outstanding;

(j)    to the extent constituting Investments, Hedging Agreements entered into in the ordinary course of business for the purpose of directly mitigating interest rate, commodity, or foreign currency risks associated with the operations of a Loan Party or its Subsidiaries and not for purposes of speculation;

(k)    advances to an officer or employee for reasonable and customary salary, travel expenses, commissions and similar items in the ordinary course of business;

(l)    Investments held by any Person that becomes a Subsidiary after the Effective Date in a transaction expressly permitted pursuant to this Agreement, to the extent that such Investments (i) were in existence at the time such Person became a Subsidiary and (ii) were not made in contemplation of, or in connection with, such Person becoming a Subsidiary; provided that, for the avoidance of doubt, with respect to any such Investment that constitutes an Investment in a Subsidiary that is not a Loan Party, such Investment shall constitute a utilization of such other clause or clauses of this definition permitting such Investment in such Subsidiary; and
(m)    Investments consisting of non-cash loans to one or more directors, officers, employees or consultants of the Parent, any Subsidiary or Holdings to finance the acquisition of Equity Interests in Parent or Holdings.

Notwithstanding the foregoing, no Permitted Investment in any Affiliate of the Parent that is not a Loan Party shall consist of a transfer, assignment or exclusive license of any Material Asset.

“Permitted Liens” means:

(a)    Liens securing the Obligations (including any Incremental Term Loans);

(b)    Liens for taxes, assessments and governmental charges the payment of which is not required under Section 7.01(c)(ii);

(c)    Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than 30 days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

(d)    Liens described on Schedule 7.02(a); provided that any such Lien shall only secure the Indebtedness that it secures on the Effective Date and any Permitted Refinancing Indebtedness in respect thereof;

(e)    purchase money Liens on property acquired or held by any Loan Party or any of its Subsidiaries in the ordinary course of its business to secure Permitted Purchase Money Indebtedness so long as such Lien only (i) attaches to such property and (ii) secures the Indebtedness that was incurred to acquire such property or any Permitted Refinancing Indebtedness in respect thereof;

(f)    deposits and pledges of cash securing (i) obligations incurred in respect of workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations or (iii) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are made or otherwise arise in the ordinary course of business and secure obligations not past due;

(g)    with respect to any Facility, easements, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not (i) secure obligations for the payment of money or (ii) individually or in the aggregate, materially impair the value of such property or its use by any Loan Party or any of its Subsidiaries in the normal conduct of such Person’s business;

(h)    Liens of landlords and mortgagees of landlords (i) arising by statute or under any Lease or related Contractual Obligation entered into in the ordinary course of business, (ii) on fixtures and movable tangible property located on the real property leased or subleased from such landlord, or (iii) for amounts not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP;

(i)    the title and interest of a lessor or sublessor in and to personal property leased or subleased (other than through a Capitalized Lease), in each case extending only to such personal property;

(j)    non-exclusive licenses of Intellectual Property rights in the ordinary course of business;

(k)    judgment liens (other than for the payment of taxes, assessments or other governmental charges) securing judgments and other proceedings not constituting an Event of Default under Section 9.01(j);

(l)    rights of set-off or bankers’ liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business;

(m)    Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness; provided that such Liens (i) do not encumber any assets of the Borrower or the Subsidiaries, other than the assets acquired by the Borrower or any of its Subsidiaries in such Permitted Acquisition, (ii) were in existence prior to the date of such Permitted Acquisition, and (iii) were not incurred in connection with, or in contemplation of, such Permitted Acquisition;

(n)    Liens assumed by the Borrowers and the Subsidiaries in connection with a Permitted Acquisition that secure Indebtedness permitted by clause (k) of the definition of Permitted Indebtedness;

(o)    Liens solely on any cash earnest money deposits made by any Loan Party in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition;

(p)    Liens on the Collateral securing (i) the ABL Facility and (ii) Bank Product Obligations and all other Obligations (each as defined in the ABL Credit Agreement), and in each case any Permitted Refinancing thereof, so long as such Liens are subject to the Intercreditor Agreement;

(q)    Liens arising in the ordinary course of business pursuant to agreements with credit card processors or providers;

(r)    Liens in favor of customs and revenue authorities arising as a matter of applicable law to secure payment of customs duties in connection with the importation of inventory and goods;

(s)    purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business; and

(t)    other Liens which (i) do not secure Indebtedness for borrowed money or letters of credit or (ii) are junior to the Lien securing the Obligations and, in each case, as to which the aggregate amount of the obligations secured thereby does not exceed $2,500,000 at any time outstanding.

“Permitted Purchase Money Indebtedness” means, as of any date of determination, Indebtedness (other than the Obligations, but including Capitalized Lease Obligations) incurred to finance the acquisition, construction, repair, replacement or improvement of any fixed assets secured by a Lien permitted under clause (e) of the definition of “Permitted Liens”; provided that (a) such Indebtedness is incurred within 90 days after such acquisition, construction, repair, replacement or improvement, (b) such Indebtedness when incurred shall not exceed the lesser of the purchase price of the asset financed or the fair market value of such asset at the time of such financing, and (c) the aggregate principal amount of all such Indebtedness shall not exceed $10,000,000 at any time outstanding.

“Permitted Refinancing Indebtedness” means the extension of maturity, refinancing or modification of the terms of Indebtedness so long as:

(a)    after giving effect to such extension, refinancing or modification, the amount of such Indebtedness is not greater than the amount of Indebtedness outstanding immediately prior to such extension, refinancing or modification (other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto);

(b)    such extension, refinancing or modification (i) has a final maturity date equal to or later than the final maturity date of the Indebtedness so extended, refinanced or modified and (ii) does not result in a shortening of the average weighted maturity (measured as of the extension, refinancing or modification) of the Indebtedness so extended, refinanced or modified (and, in the case of revolving Indebtedness, does not require mandatory commitment reductions, if any, prior to the Final Maturity Date);

(c)    such extension, refinancing or modification is pursuant to terms (other than pricing, yield and optional prepayment or redemption provisions) that are not, taken as a whole, materially less favorable to the Loan Parties and the Lenders than the terms of the Indebtedness (including terms relating to the collateral (if any) and subordination (if any)) being extended, refinanced or modified (except for covenants and other provisions applicable only to periods after the Final Maturity date);

(d)    the Indebtedness that is extended, refinanced or modified is not recourse to any Loan Party or any of its Subsidiaries that is liable on account of the obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended;

(e)    to the extent that the Indebtedness that is extended, refinanced or modified is secured, the Lien securing such Indebtedness satisfies the applicable requirements of Section 7.02(a) and, as of the date of the incurrence of such Indebtedness and after giving effect thereto, no Event of Default exists; and

(f)    (A) if such Indebtedness being extended, refinanced or modified was subordinated to the Obligations, then the Permitted Refinancing Indebtedness shall also be subordinated to the Obligations on terms and pursuant to documentation no less favorable to the Lenders and the Administrative Agent, (B) if such Indebtedness being extended, refinanced or modified is unsecured, then the Permitted Refinancing Indebtedness shall also be unsecured, (C) if the Indebtedness being refinanced, refunded or replaced is secured, it is not secured by any assets that did not previously secure such Indebtedness, (D) if the Indebtedness being refinanced, refunded or replaced is Guaranteed, it shall not be Guaranteed by any Person that did not previously guarantee such Indebtedness and (E) if such Indebtedness is incurred under (and pursuant to) documentation other than this Agreement, it is understood and agreed that any such Indebtedness that is pari passu with the Obligations hereunder in right of payment and secured by the Collateral on a pari passu basis with respect to the Obligations hereunder that are secured on a first lien basis may participate, with respect to voluntary prepayments, on a pro rata basis, a less than pro rata basis, and with respect to mandatory prepayments, on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis), in each case, in respect of the Obligations, in each case as the Administrative Borrower and the relevant lender may agree.

“Permitted Restricted Payment Amount” means, for any Fiscal Year ending after December 31, 2025, an aggregate amount equal to 25% of Excess Cash Flow for the immediately preceding Fiscal Year.

“Permitted Restricted Payments” means any of the following Restricted Payments made by:

(a)    any Loan Party to the Parent and by the Parent to Holdings in amounts necessary to pay (i) general corporate or other operating, administrative, compliance and overhead costs and expenses of Holdings (including expenses relating to auditing and other accounting matters and salaries and related reasonable and customary expenses incurred by employees of Holdings) (but excluding the portion of such amount that is attributable to the ownership or operations of any subsidiary of Holdings other than the Loan Parties and their Subsidiaries), (ii) franchise, excise and similar taxes, and other fees and expenses, required to maintain its corporate or legal existence, and (iii) fees and expenses (including ongoing compliance costs and listing expenses) related to any equity or debt offering of Holdings (whether or not consummated),

(b)    the Loan Parties and their Subsidiaries consisting of Permitted Tax Distributions, subject to the limitations set forth in such definition,

(c)    (i) any Loan Party to any other Loan Party (other than the Parent) and (ii) any Subsidiary that is not a Loan Party to a Loan Party (other than the Parent) or any of its Subsidiaries,

(d)    any Loan Party to the Parent and by the Parent to Holdings (i) to pay (or make Restricted Payments to allow Parent or any other direct or indirect parent thereof to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of such Loan Party (or of the Parent or any other such direct or indirect parent thereof) held by any future, present or former employee, officer, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributes of any of the foregoing) of such Loan Party (or the Parent or any other direct or indirect parent thereof) or any of its Subsidiaries or (ii) in the form of distributions to allow the Parent or any direct or indirect parent of the Parent to pay principal or interest on promissory notes that were issued to any future, present or former employee, officer, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributes of any of the foregoing) of such Subsidiary (or the Borrower or any other direct or indirect parent thereof) in lieu of cash payments for the repurchase, retirement or other acquisition or retirement for value of such Equity Interests held by such Persons, in each case, upon the death, disability, retirement or termination of employment of any such Person or pursuant to any employee, manager or director equity plan, employee, manager or director stock option plan or any other employee, manager or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, director, officer or consultant of such Subsidiary (or the Borrower or any other direct or indirect parent thereof) or any of its Subsidiaries; provided that the aggregate amount of Restricted Payments made pursuant to this clause (d) shall not exceed $1,000,000 in the aggregate in any Fiscal Year,

(e)    any Loan Party to the Parent and by the Parent to Holdings in an aggregate amount not to exceed $500,000 in any Fiscal Year, so long as no Default or Event of Default shall have occurred and be continuing at the time of such payment or would result therefrom,

(f)    the Parent, in the form of Qualified Equity Interests of the Parent, to pay dividends or make distributions on Equity Interests that accrue (but are not paid in cash) or are paid in-kind,

(g)    commencing after the end of the Fiscal Year ending December 31, 2025, any Loan Party to the Parent and by the Parent to Holdings in an aggregate amount not to exceed the Permitted Restricted Payment Amount in any Fiscal Year, so long as (and only so long as) (i) no Default or Event of Default then exists or would result from the making of such Restricted Payment, (ii) the Total Net Leverage Ratio (calculated on a Pro Forma Basis after giving effect to the making of such Restricted Payment) as of the last day of the Test Period ending immediately prior to the date of the making of such Restricted Payment is less than 3:00:1.00, (iii) Consolidated EBITDA for the Test Period ending immediately prior to the date of the making of such Restricted Payment is not less than $60,000,000, (iv) Liquidity (calculated on a Pro Forma Basis after giving effect to the making of such Restricted Payment) for (x) the period of 30 consecutive days prior to the making of such Restricted Payment and (y) as of the date of the making of such Restricted Payment, in each case of clauses (x) and (y) is not less than $50,000,000, (v) the Cure Right shall not have been exercised at any time during the 12-month period ending on the date such Restricted Payment is made, (vi) the mandatory prepayment of Excess Cash Flow shall have been paid to the Administrative Agent pursuant to Section 2.05(c)(i) (to the extent required) with respect to the most recently ended Fiscal Year on or prior to the date of the making of such Restricted Payment, and (vii) the Administrative Agent shall have received a certificate of an Authorized Officer of Administrative Borrower certifying as to compliance with the foregoing clauses (i) through (vi) and including within it a calculation of the Permitted Restricted Payment Amount, and

(h)    any Loan Party, so long as no Event of Default has occurred and is continuing, to the extent required (and not exceeding the aggregate amount required) to satisfy the obligations of the Parent and Holdings under the Tax Receivable Agreement.
Notwithstanding the foregoing, no Loan Party may transfer, assign or exclusively license any Material Asset to any Affiliate of the Parent that is not a Loan Party and any such transaction shall not be a Permitted Restricted Payment.

“Permitted Tax Distributions” means, with respect to any Loan Party so long as it is taxable as a partnership or “disregarded entity” for United States federal income tax purposes, tax distributions to the owners of Equity Interests in such Loan Party (its “shareholders”) in an aggregate amount that does not exceed, with respect to any period, an amount equal to (i) the product of (A) the Applicable Tax Percentage multiplied by (B) such Loan Party’s actual federal taxable income, minus (ii) to the extent not previously taken into account, any actual federal income tax benefit attributable to the Loan Party making such tax distribution that could be utilized by its shareholders, in the current or any prior year, or portion thereof, from and after the Effective Date (including any tax losses or tax credits), computed at the Applicable Tax Percentage of the year that such benefit is taken into account for purposes of this computation; provided, however, that the computation of distributions under this definition shall also take into account (x) the deductibility of state and local taxes for federal income tax purposes and (y) any difference in the Applicable Tax Percentage resulting from the nature of the taxable income (such as capital gain as opposed to ordinary income, if applicable).

“Permitted Specified Liens” means Permitted Liens described in clauses (a), (b) and (c) of the definition of Permitted Liens, and, solely in the case of Section 7.01(b)(i), including clauses (g), (h) and (i) of the definition of Permitted Liens.

“Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

“Personal Information” means any information which (a) relates to, identifies, or describes an individual, (b) can be reasonably associated with a specific individual by any Loan Party or its Subsidiaries, or (c) is protected by applicable Laws regarding the privacy or security of Loan Party Data.

“Petty Cash Accounts” means Cash Management Accounts with deposits at any time in an aggregate amount not in excess of $500,000 in the aggregate for all such accounts.

“Post-Default Rate” means a rate of interest per annum equal to the rate of interest otherwise in effect from time to time pursuant to the terms of this Agreement plus 2.00%, or, if a rate of interest is not otherwise in effect, interest at the highest rate specified herein for any Loan then outstanding prior to an Event of Default plus 2.00%.

“Pro Forma Basis” or “pro forma basis” or “Pro Forma Effect” or “pro forma effect” each means (subject to the terms of Section 1.07), as to any calculation of the Total Net Leverage Ratio or the Fixed Charge Coverage Ratio (including component definitions thereof), for any events as described below that occur during any period of four consecutive fiscal quarters (the “Reference Period”) (or after the end of such Reference Period but on or before the date of determination) for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred as of the first day of the Reference Period and that: (i) in making any determination of Consolidated EBITDA, effect shall be given to any Disposition, acquisition, Investment, capital expenditure, merger, amalgamation, consolidation (including the Transactions) (or any similar transaction or transactions not otherwise permitted under Section 7.02(b) or 7.02(e) that require a waiver or consent of the Required Lenders and such waiver or consent has been obtained), any dividend, distribution or other similar payment, which adjustments the Administrative Borrower determines in good faith (with the consent of the Administrative Agent) as set forth in a certificate of a chief financial officer, treasurer or similar officer of the Administrative Borrower delivered to the Administrative Agent (the foregoing, together with any transactions related thereto or in connection therewith, and any other events that by the terms of the Loan Documents require pro forma compliance or determination on a pro forma basis, the “Subject Transactions”) and (ii) in making any determination on a Pro Forma Basis, (x) all Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transactions and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes) issued, incurred, assumed or permanently repaid during the Reference Period (or, unless otherwise specified, occurring during the Reference Period or thereafter and through and including the date of determination, if applicable) shall be deemed to have been issued, incurred, assumed or permanently repaid at the beginning of such period, and (y) interest charges attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in preceding clause (x), bearing floating interest rates shall be computed on a pro forma basis as if the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination would have been in effect during the period for which pro forma effect is being given.

Pro forma calculations made pursuant to this shall be determined in good faith by an Authorized Officer of the Administrative Borrower and, to the extent applicable, in compliance with Section 1.07 and in connection with any Permitted Acquisition or other permitted Investment shall be based on the consolidated balance sheet of such acquired Person or business and its consolidated Subsidiaries as at the end of its most recent Fiscal Year or the most recent fiscal period preceding such Permitted Acquisition or other permitted Investment and the related consolidated statements of income and of cash flows for such period, which shall have been previously provided to Administrative Agent and shall either (1) have been reported on without a qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing or (2) have been found reasonably acceptable by Administrative Agent.

In the case of any calculation for any event described above that occurs prior to the date on which financial statements have been (or are required to be) delivered for the Fiscal Quarter ended December 31, 2024, any such calculation required to be made on a “Pro Forma Basis” or “pro forma basis” shall use the Financial Statements for the Fiscal Quarter ended September 30, 2024. It is hereby agreed that for purposes of determining pro forma compliance with Section 7.03, if no Test Period with an applicable level cited in Section 7.03 has passed, the applicable level shall be the level for the first Test Period cited in Section 7.03 with an indicated level.

“Pro Rata Share” means, with respect to:

(a)    a Lender’s obligation to make the Initial Term Loan and the right to receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender’s Initial Term Loan Commitment, by (ii) the aggregate Initial Term Loan Commitments of all Initial Term Lenders; provided that if the aggregate Initial Term Loan Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender’s portion of the Initial Term Loans and the denominator shall be the aggregate unpaid principal amount of the Initial Term Loans,

(b)    a Lender’s obligation to make any Incremental Term Loan and the right to receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender’s Incremental Term Loan Commitment, by (ii) the aggregate Incremental Term Loan Commitments of all Incremental Term Lenders; provided that, if the aggregate Incremental Term Loan Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender’s portion of the Incremental Term Loans and the denominator shall be the aggregate unpaid principal amount of the Incremental Term Loans; and

(c)    all other matters (including, the indemnification obligations arising under Section 10.05), the percentage obtained by dividing (i) the unpaid principal amount of such Lender’s portion of the Term Loans (including any Incremental Term Loans), by (ii) the aggregate unpaid principal amount of the Term Loans (including any Incremental Term Loans).

“Projections” means financial projections of the Parent and its Subsidiaries delivered pursuant to Section 6.01(g)(ii), as updated from time to time pursuant to Section 7.01(a)(vii).

“Purchase Price” means, with respect to any Acquisition, an amount equal to the sum of (a) the aggregate consideration, whether cash, property or securities (including the fair market value of any Equity Interests of any Loan Party or any of its Subsidiaries issued in connection with such Acquisition), paid or delivered by a Loan Party or any of its Subsidiaries (whether as initial consideration or through the payment or disposition of deferred consideration, including in the form of seller financing, royalty payments, payments allocated towards non-compete covenants, payments to principals for consulting services or other similar payments) in connection with such Acquisition, plus (b) the aggregate amount of liabilities of the acquired business (net of current assets of the acquired business) that would be reflected on a balance sheet (if such were to be prepared) of the Parent and its Subsidiaries after giving effect to such Acquisition.

“Qualified Cash” means, as of any date of determination, the aggregate amount of unrestricted cash of the Loan Parties maintained in deposit accounts which, on and after the date that is 60 days after the Effective Date, are subject to Control Agreements securing the Initial Term Loans and the ABL Facility.

“Qualified Equity Interests” means, with respect to any Person, all Equity Interests of such Person that are not Disqualified Equity Interests.

“Real Property Deliverables” means each of the following agreements, instruments and other documents in respect of each Facility, each in form and substance reasonably satisfactory to the Collateral Agent:

(a)    a Mortgage duly executed by the applicable Loan Party;

(b)    evidence of the recording of each Mortgage in such office or offices as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the Lien purported to be created thereby or to otherwise protect the rights of the Collateral Agent and the Lenders thereunder;

(c)    a Title Insurance Policy or bring-down of the existing Title Insurance Policy with respect to each Mortgage, dated as of the Effective Date;

(d)    a current ALTA survey and a surveyor’s certificate, certified to the Collateral Agent and to the issuer of the Title Insurance Policy with respect thereto by a professional surveyor licensed in the state in which such Facility is located and reasonably satisfactory to the Collateral Agent; and

(e)    an opinion of counsel, satisfactory to the Collateral Agent, in the state where such Facility is located with respect to the enforceability of the Mortgage to be recorded and such other matters as the Collateral Agent may reasonably request.

“Recipient” means any Agent and any Lender, as applicable.

“Reference Rate” means, for any period, the greatest of (a) 3.50% per annum, (b) the Federal Funds Rate plus 0.50% per annum, (c) Adjusted Term SOFR (which rate shall be calculated based upon an Interest Period of one month) plus 1.00% per annum, and (d) the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective.

“Reference Rate Loan” means each portion of a Loan that bears interest at a rate determined by reference to the Reference Rate.

“Reference Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Register” has the meaning specified therefor in Section 12.07(f).

“Registered Intellectual Property” means Intellectual Property that is issued, registered, renewed or the subject of a pending application.

“Registered Loans” has the meaning specified therefor in Section 12.07(f).

“Regulation T”, “Regulation U” and “Regulation X” mean, respectively, Regulations T, U and X of the Board or any successor, as the same may be amended or supplemented from time to time.

“Related Fund” means, with respect to any Person, an Affiliate of such Person, or a fund or account managed by such Person or an Affiliate of such Person.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the direct and indirect equityholders, partners, directors, officers, employees, agents, consultants, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including the movement of Hazardous Materials through or in any environmental media, including the indoor or outdoor air, soil, surface or ground water, sediments or property.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Remedial Action” means any action (a) to correct, mitigate, or address any actual, alleged or threatened violation of or non-compliance with any Environmental Law or Environmental Permit, or (b) to clean up, remove, remediate, mitigate, abate, contain, treat, monitor, assess, evaluate, investigate, prevent, minimize or in any other way address any environmental condition or the actual, alleged or threatened presence, Release or threatened Release of any Hazardous Materials (including the performance of pre-remedial studies and investigations and post-remedial operation and maintenance activities).

“Replacement Lender” has the meaning specified therefor in Section 12.02(c).

“Reportable Event” means an event described in Section 4043 of ERISA (other than an event not subject to the provision for 30-day notice to the PBGC under the regulations promulgated under such Section).

“Required Lenders” means Lenders whose Pro Rata Shares (calculated in accordance with clause (c) of the definition thereof) aggregate at least 50.1%.

“Required Prepayment Date” has the meaning specified therefor in Section 2.05(g).

“Requirements of Law” means, with respect to any Person, collectively, the common law and any and all federal, state, provincial, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities), and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of any Governmental Authority, in each case that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Restricted Payment” means (a) the declaration or payment of any dividend or other distribution, direct or indirect, on account of any Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, together with any payment or distribution pursuant to a “plan of division” under the Delaware Limited Liability Company Act or any comparable transaction under any similar law, (b) the making of any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests of any Loan Party, any Subsidiary or any direct or indirect parent of any Loan Party or any Subsidiary, now or hereafter outstanding, (c) the making of any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Equity Interests of any Loan Party or any Subsidiary, now or hereafter outstanding, or (d) the return of any Equity Interests to any shareholders or other equity holders of any Loan Party or any of its Subsidiaries, or the making of any other distribution of property, assets, shares of Equity Interests, warrants, rights, options, obligations or securities thereto as such.

“Sale and Leaseback Transaction” means, with respect to the Parent or any of its Subsidiaries, any arrangement, directly or indirectly, with any Person whereby the Parent or any of its Subsidiaries or Affiliates shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Sanctioned Country” means, at any time, a country or territory that is the subject or target of any Sanctions that broadly prohibit dealings with that country or territory (which, as of the Effective Date, include Crimea, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic).

“Sanctioned Person” means, at any time, (a) any Person listed in OFAC’s Specially Designated Nationals and Blocked Persons List, OFAC’s Sectoral Sanctions Identification List, and any other Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Germany, any other European Union member state, His Majesty’s Treasury of the United Kingdom, Canada, Australia, or other relevant sanctions authority, (b) a Person that resides in, or is organized in or located in a Sanctioned Country, (c) any Person with whom or with which a U.S. Person is prohibited from dealing under any of the Sanctions, or (d) any Person owned directly or indirectly, controlled by, or acting on behalf of any Person or Persons described in clause (a) or (b).

“Sanctions” means Requirements of Law concerning or relating to economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by OFAC, the U.S. Department of State, the European Union, Germany or any other European member state, His Majesty’s Treasury of the United Kingdom, Canada, Australia, or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act.

“Secured Party” means any Agent and any Lender.

“Securities Act” means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

“Securitization” has the meaning specified therefor in Section 12.07(l).

“Security Agreement” means a Pledge and Security Agreement, in form and substance satisfactory to the Collateral Agent, made by a Loan Party in favor of the Collateral Agent for the benefit of the Secured Parties securing the Obligations.

“Security Breaches” has the meaning given to such term in Section 6.01(ii).

“Shared Cap” ~~has the meaning given to such term in~~means, with respect to any calculation of Consolidated EBITDA, (a) for any Test Period ending on or after June 30, 2025 through and including March 31, 2026, $12,000,000 and (b) for any other Test Period, the greater of (i) $5,000,000 and (ii) 20.0% of Consolidated EBITDA for such Test Period (calculated before giving effect to any adjustments under clauses (b)(v), (b)(viii) and (b)(xiv) of the definition of “Consolidated EBITDA”).

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.

“SOFR Deadline” has the meaning specified therefor in Section 2.07(a).

“SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “Reference Rate”.

“SOFR Notice” means a written notice substantially in the form of Exhibit D.

“SOFR Option” has the meaning specified therefor in Section 2.07(a).

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person, at a fair valuation, is not less than the total amount of the debts and other liabilities of such Person (subordinated, contingent or otherwise), (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its existing debts and other liabilities (subordinated, contingent or otherwise), as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities (subordinated, contingent or otherwise) and other commitments, such debts, liabilities and commitments become absolute and matured, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. and any successor thereto.

“Subordinated Indebtedness” means Indebtedness of any Loan Party the terms of which (including, payment terms, interest rates, covenants, remedies, defaults and other material terms) are satisfactory to the Collateral Agent and which has been expressly subordinated in right of payment to all Indebtedness of such Loan Party under the Loan Documents by the execution and delivery of a subordination agreement, in form and substance satisfactory to the Collateral Agent.

“Subsidiary” means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity (a) the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with GAAP or (b) of which more than 50% of (i) the outstanding Equity Interests having (in the absence of contingencies) ordinary voting power to elect a majority of the Board of Directors of such Person, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association, joint venture or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person. References to a Subsidiary shall mean a Subsidiary of the Parent unless the context expressly provides otherwise.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tax Receivable Agreement” means the Tax Receivable Agreement, dated as of February 9, 2022, among Holdings, the Parent and the “Agent” as defined therein (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof).

“Termination Date” means the first date on which all of the Obligations are paid in full in cash and the Commitments of the Lenders are terminated.

“Term Loan” means an Initial Term Loan or Incremental Term Loan, as applicable and as the context may require.

“Term Loan Commitment” means an Initial Term Loan Commitment or an Incremental Term Loan Commitment, as applicable and as context may require.

“Term Loan Lender” means a Lender with a Term Loan Commitment or a Term Loan.

“Term Priority Collateral” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Term SOFR” means,

(a)    for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided that if as of 4:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding Business Day is not more than three Business Days prior to such Periodic Term SOFR Determination Day; and

(b)    for any calculation with respect to an Reference Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Reference Rate Term SOFR Determination Day”) that is two Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided that if as of 4:00 p.m. (New York City time) on any Reference Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding Business Day is not more than three Business Days prior to such Reference Rate Term SOFR Determination Day;

provided that if Term SOFR as so determined shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its sole discretion).

“Term SOFR Borrowing” means, as to any Borrowing, the Loans bearing interest at a rate based on Adjusted Term SOFR comprising such Borrowing.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Test Period” means, as of any date of determination, the four consecutive quarters of the Parent most recently ended as of such time for which financial statements are required to be delivered (or are actually delivered, if earlier) pursuant to Section 7.01(a)(ii) or Section 7.01(a)(iii); provided that for any date of determination before the delivery of the first financial statements pursuant to Section 7.01(a)(ii) or Section 7.01(a)(iii), the Test Period shall be the period of four consecutive quarters of the Parent most recently ended as of such time.

“Title Insurance Policy” means a mortgagee’s loan policy, in form and substance satisfactory to the Collateral Agent, together with all endorsements made from time to time thereto, issued to the Collateral Agent by or on behalf of a title insurance company selected by or otherwise satisfactory to the Collateral Agent, insuring the Lien created by a Mortgage in an amount and on terms and with such endorsements satisfactory to the Collateral Agent, delivered to the Collateral Agent.

“Total Net Leverage Ratio” means, with respect to the Parent and its Subsidiaries for any period, the ratio of (a) (i) the aggregate Funded Indebtedness of the Parent and its Subsidiaries as of the end of such period minus (ii) Qualified Cash in an aggregate amount not to exceed $7,500,000 to (b) Consolidated EBITDA of the Parent and its Subsidiaries for such period.

“Total Term Loan Commitment” means the sum of the amounts of the Lenders’ Term Loan Commitments.

“Transactions” has the meaning specified therefor in the preamble hereto.

“Treasury Rate” means, with respect to any prepayment, a rate per annum (computed on the basis of actual days elapsed over a year of 360 days) equal to the rate determined by the Administrative Agent on the date three Business Days prior to the date of such prepayment, to be the yield expressed as a rate listed in The Wall Street Journal for United States Treasury securities most nearly equal to the period from the date of such prepayment, repayment or date of required repayment to and excluding the first anniversary of the Effective Date.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to Adjusted Term SOFR or the Reference Rate.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Uniform Commercial Code” or “UCC” has the meaning specified therefor in Section 1.04.

“Up-Front Fees” means the amount of any fees or discounts received by lenders in connection with the making of loans or extensions of credit, expressed as a percentage of the face amount of any such loan or extension of credit.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (PATRIOT) Act of 2001 (Title III of Pub. L. 107-56, Oct. 26, 2001) as amended from time to time.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“VCOC Management Rights Agreement” has the meaning specified therefor in Section 5.01(d).

“Waivable Mandatory Prepayment” has the meaning specified therefor in Section 2.05(g).

“WARN” has the meaning specified therefor in Section 6.01(p).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Withholding Agent” means any Loan Party and the Administrative Agent.

“Working Capital” means, at any date of determination thereof, (a) the sum, for any Person and its Subsidiaries, of (i) all current assets of such Person and its Subsidiaries in conformity with GAAP as at such date of determination (other than cash, Cash Equivalents, any Indebtedness owing to such Person or any of its Subsidiaries by Affiliates of such Person and the current portion of deferred tax assets), minus (b) the sum, for such Person and its Subsidiaries, of (i) all current liabilities of such Person and its Subsidiaries in conformity with GAAP as at such date of determination (other than the current portion of long-term debt and the current portion of all accrued interest and taxes).

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The word “or” is not exclusive and the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

Section 1.03.    Certain Matters of Construction.

(a)    References in this Agreement to “determination” by any Agent include good faith estimates by such Agent (in the case of quantitative determinations) and good faith beliefs by such Agent (in the case of qualitative determinations). A Default or Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by the Required Lenders. Any Lien referred to in this Agreement or any other Loan Document as having been created in favor of any Agent, any agreement entered into by any Agent pursuant to this Agreement or any other Loan Document, any payment made by or to or funds received by any Agent pursuant to or as contemplated by this Agreement or any other Loan Document, or any act taken or omitted to be taken by any Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of the Agents and the Lenders. Wherever the phrase “to the knowledge of any Loan Party” or words of similar import relating to the knowledge or the awareness of any Loan Party are used in this Agreement or any other Loan Document, such phrase shall mean and refer to (i) the actual knowledge of a senior officer of any Loan Party or (ii) the knowledge that a senior officer would have obtained if such officer had engaged in good faith and diligent performance of such officer’s duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of such Loan Party and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.

(b)    Any reference herein to a merger, consolidation, amalgamation, liquidation, winding up, dissolution, assignment, sale, lease, Investment, Disposition, Restricted Payment, conveyance or transfer, or similar term, shall be deemed to apply to a division (whether pursuant to a divisive merger, plan of division, or other comparable event under any jurisdiction’s law) of or by a Person, or an allocation of assets to any Person or series of Persons, as if it were a merger, consolidation, amalgamation, liquidation, winding up, dissolution, assignment, sale, lease, Investment, Disposition, Restricted Payment, conveyance or transfer, or similar term, as applicable, to, of or with a separate Person. Any division (whether pursuant to a divisive merger, plan of division, or other comparable event under any jurisdiction’s law) of a Person shall constitute a separate Person hereunder (and each division and series of any Person shall be treated as a separate Person hereunder, and such separate Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.04.    Accounting and Other Terms.

(a)    Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP. For purposes of determining compliance with any incurrence or expenditure tests set forth in Section 7.01, Section 7.02 and Section 7.03, any amounts so incurred or expended (to the extent incurred or expended in a currency other than Dollars) shall be converted into Dollars on the basis of the exchange rates (as shown on the Bloomberg currency page for such currency or, if the same does not provide such exchange rate, by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Agents or, in the event no such service is selected, on such other basis as is reasonably satisfactory to the Agents) as in effect on the date of such incurrence or expenditure under any provision of any such Section that has an aggregate Dollar limitation provided for therein (and to the extent the respective incurrence or expenditure test regulates the aggregate amount outstanding at any time and it is expressed in terms of Dollars, all outstanding amounts originally incurred or spent in currencies other than Dollars shall be converted into Dollars on the basis of the exchange rates (as shown on the Bloomberg currency page for such currency or, if the same does not provide such exchange rate, by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Agents or, in the event no such service is selected, on such other basis as is reasonably satisfactory to the Agents) as in effect on the date of any new incurrence or expenditures made under any provision of any such Section that regulates the Dollar amount outstanding at any time). Notwithstanding the foregoing, (i) with respect to the accounting for leases as either operating leases or capital leases and the impact of such accounting in accordance with FASB ASC 842 on the definitions and covenants herein, GAAP as in effect on December 31, 2015 shall be applied, (ii) for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Parent and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded and (iii) with respect to revenue recognition and the impact of such accounting in accordance with FASB ASC 606 on the definitions and covenants herein, GAAP as in effect on December 31, 2017 shall be applied.

(b)    All terms used in this Agreement which are defined in Article 8 or Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the “Uniform Commercial Code” or the “UCC”) and which are not otherwise defined herein shall have the same meanings herein as set forth therein, provided that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as any Agent may otherwise determine.

Section 1.05.    Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern daylight-saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; provided that with respect to a computation of fees or interest payable to any Secured Party, such period shall in any event consist of at least one full day. Whenever any action or delivery to be taken or made under this Agreement or any other Loan Document shall be stated to be due on a day other than a Business Day, such action or delivery shall be deemed to be due on the next succeeding Business Day.

Section 1.06.    Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to Reference Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Reference Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of Reference Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its sole discretion to ascertain Reference Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.07.    Certain Calculations and Tests. For purposes of calculating the Total Net Leverage Ratio, the Fixed Charge Coverage Ratio or Consolidated EBITDA, acquisitions, dispositions, mergers, consolidations, and disposed operations (as determined in accordance with GAAP) that have been made by the Parent or any Subsidiary during the Test Period or subsequent to such Test Period and on or prior to or simultaneously with the date of determination shall be calculated on a Pro Forma Basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations, and disposed operations (and the change in any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the Test Period. If, during such period, any Person (that subsequently became a Subsidiary or was merged with or into the Parent or Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation, or disposed operation that would have required adjustment pursuant to this Section or the definition of “Pro Forma Basis”, then the Total Net Leverage Ratio, Fixed Charge Coverage Ratio and Consolidated EBITDA shall be calculated giving Pro Forma Effect thereto for such Test Period as if such Investment, acquisition, disposition, merger, consolidation, or disposed operation had occurred at the beginning of the Test Period. Notwithstanding anything to the contrary set forth in this Section 1.07 or in the definition of Pro Forma Basis, when calculating the Total Net Leverage Ratio for purposes of (i) Section 2.05(c)(i), (ii) actual (but not pro forma) compliance with Section 7.03 and (iii) the Applicable Margin, the events described in this Section 1.07 and within the definition of Pro Forma Basis that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect. If Consolidated EBITDA is negative for any period, any applicable test or covenant that is based on the Total Net Leverage Ratio shall be deemed not satisfied as of the applicable date of determination.

Section 1.08.    Divisions.    Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

ARTICLE II

THE LOANS

Section 2.01. Commitments.

(a)    Subject to the terms and conditions and relying upon the representations and warranties herein set forth:

(i)    each Initial Term Loan Lender severally and not jointly agrees to make the Initial Term Loan to the Borrowers on the Effective Date, in an aggregate principal amount not to exceed the amount of such Lender’s Initial Term Loan Commitment; and

(ii)    each Lender having an Incremental Term Loan Commitment severally and not jointly agrees, subject to the terms and conditions and relying upon the representations and warranties set forth herein and in the applicable Incremental Term Loan Assumption Agreement, to make Incremental Term Loans to the Borrowers, in an aggregate principal amount not to exceed such Lender’s Incremental Term Loan Commitment.

(b)    Notwithstanding the foregoing, the aggregate principal amount of the Initial Term Loan made on the Effective Date shall not exceed the Total Term Loan Commitment.

(c)    Amounts paid or prepaid in respect of any Term Loan may not be reborrowed.

Section 2.02.    Making the Loans. (a) The Administrative Borrower shall give the Administrative Agent prior written notice (in substantially the form of Exhibit C hereto (a “Notice of Borrowing”)), not later than 12:00 noon (New York City time) on the date which is three Business Days prior to the date of the proposed Loan (or such shorter period as the Administrative Agent is willing to accommodate from time to time, but in no event later than 12:00 noon (New York City time) on the borrowing date of the proposed Loan). Such Notice of Borrowing shall be irrevocable and shall specify (i) the principal amount of the proposed Loan, (ii) whether such Loan is the Initial Term Loan or an Incremental Term Loan, (iii) whether the Loan is requested to be a Reference Rate Loan or a SOFR Loan and, in the case of a SOFR Loan, the initial Interest Period with respect thereto, (iv) the use of the proceeds of such proposed Loan, (v) the wire instructions for the proceeds of such proposed Loan and (vi) the proposed borrowing date, which must be a Business Day, and, with respect to the Initial Term Loan, must be the Effective Date. The Administrative Agent and the Lenders may act without liability upon the basis of any written notice believed by the Administrative Agent in good faith to be from the Administrative Borrower (or from any Authorized Officer thereof designated in writing purportedly from the Administrative Borrower to the Administrative Agent). The Administrative Agent and each Lender shall be entitled to rely conclusively on any Authorized Officer’s authority to request a Loan on behalf of the Borrowers until the Administrative Agent receives written notice to the contrary. The Administrative Agent and the Lenders shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing.

(b)    Each Notice of Borrowing pursuant to this Section 2.02 shall be irrevocable and the Borrowers shall be bound to make a borrowing in accordance therewith.

(c)    All Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares of the total Initial Term Loan Commitment or the total Incremental Term Loan Commitment, as the case may be, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender’s obligations to make a Loan requested hereunder, nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender’s obligation to make a Loan requested hereunder, and each Lender shall be obligated to make the Loans required to be made by it by the terms of this Agreement regardless of the failure by any other Lender.

Section 2.03.    Repayment of Loans; Evidence of Debt. (a) The Borrowers shall pay to the Administrative Agent, for the account of the applicable Term Loan Lenders on the last Business Day of each March, June, September and December of each year, commencing on March 31, 2025, an aggregate principal amount of Term Loans equal to the applicable Amortization Amount (as adjusted from time to time pursuant to Sections 2.05(b)(i), Section 2.05(d) and Section 2.11(f)). The outstanding unpaid principal amount of the Term Loan, and all accrued and unpaid interest thereon, shall be due and payable on the earliest of (x)(I) with respect to the Term Loans (other than Other Term Loans), the Final Maturity Date and (II) with respect to the Other Term Loans, the applicable Incremental Term Loan Maturity Date in respect of such Other Term Loans, and (y) the date on which the Term Loan is declared due and payable pursuant to the terms of this Agreement.

(b)    The Borrowers shall pay to the Administrative Agent, for the account of the Incremental Term Lenders, on each Incremental Term Loan Repayment Date, a principal amount of the Other Term Loans (as adjusted from time to time pursuant to Sections 2.05(b)(i), Section 2.05(d) and Section 2.11(f)) equal to the amount set forth for such date in the applicable Incremental Term Loan Assumption Agreement, together in each case with accrued and unpaid interest on the principal amount to be paid to the date of such payment.

(c)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(e)    The entries made in the accounts maintained pursuant to Section 2.03(b) or Section 2.03(c) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that (i) the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement and (ii) in the event of any conflict between the entries made in the accounts maintained pursuant to Section 2.03(b) and the accounts maintained pursuant to Section 2.03(c), the accounts maintained pursuant to Section 2.03(c) shall govern and control.

(f)    Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrowers shall execute and deliver to such Lender a promissory note payable such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in a form furnished by the Collateral Agent and reasonably acceptable to the Administrative Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 12.07) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.04.    Interest.

(a)    Term Loan. Subject to the terms of this Agreement, at the option of the Administrative Borrower, the Term Loan or any portion thereof shall be either a Reference Rate Loan or a SOFR Loan. Each portion of the Term Loan that is a Reference Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of the Term Loan until repaid, at a rate per annum equal to the Reference Rate plus the Applicable Margin, and each portion of the Term Loan that is a SOFR Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of the Term Loan until repaid, at a rate per annum equal to the Adjusted Term SOFR rate for the Interest Period in effect for the Term Loan (or such portion thereof) plus the Applicable Margin.

(b)    Default Interest. To the extent permitted by law and notwithstanding anything to the contrary in this Section, if (i) the Borrowers shall default in the payment of any principal of or interest on any Loan or any other amount due hereunder or under any other Loan Document, by acceleration or otherwise, or upon the occurrence of any Event of Default under Section 9.01(f) or 9.01(g), or (ii) if any Event of Default under Article VII (other than Section 9.01(a), 9.01(f) or 9.01(g)) has occurred and is continuing and the Required Lenders so vote, then, in the case of clause (i) above, until such defaulted amount shall have been paid in full or, in the case of clause (ii) above, from the date such vote has been exercised by the Required Lenders and for so long as such Event of Default is continuing, all amounts outstanding under this Agreement and the other Loan Documents shall bear interest (after as well as before judgment), payable on demand, at a rate per annum equal at all times to the Post-Default Rate.

(c)    Interest Payment. Interest on each Loan shall be payable in cash (i) in the case of a Reference Rate Loan, monthly, in arrears, on the last Business Day of each month, commencing on the last Business Day of the month following the month in which such Loan is made, (ii) in the case of a SOFR Loan, on the last Business Day of each Interest Period applicable to such Loan and (iii) in the case of each Loan, at maturity (whether upon demand, by acceleration or otherwise). Interest at the Post-Default Rate shall be payable in cash on demand.

(d)    General. All interest shall be computed on the basis of a year of 360 days for the actual number of days, including the first day but excluding the last day, elapsed.

(e)    Conforming Changes. In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Administrative Borrower and the Lenders prior to the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

Section 2.05.    Reduction of Commitment; Prepayment of Loans.

(a)    Reduction of Commitments. The Total Term Loan Commitment (other than any Incremental Term Loan Commitments, which shall terminate as provided in the related Incremental Term Loan Assumption Agreement) shall automatically terminate upon the making of the Initial Term Loan on the Effective Date. Notwithstanding the foregoing, all of the Commitments shall automatically terminate at 5:00 p.m. (New York City time) on the Effective Date if the initial borrowing shall not have occurred by such time.

(b)    Optional Prepayment.

(i)    Term Loan. The Borrowers may, at any time and from time to time, upon at least five Business Days’ prior written notice to the Administrative Agent, prepay the principal of the Term Loan, in whole or in part. Each prepayment made pursuant to this Section 2.05(b)(i) shall be accompanied by the payment of (A) accrued interest to the date of such payment on the amount prepaid and (B) the Applicable Premium, if any, payable in connection with such prepayment of the Term Loan. Each such prepayment shall be applied against the remaining installments of principal due on the Term Loan in the inverse order of maturity.

(ii)    Termination of Agreement. The Borrowers may, upon at least 30 days prior written notice to the Administrative Agent, terminate this Agreement by paying to the Administrative Agent, in cash, the Obligations, in full, plus the Applicable Premium, if any, payable in connection with such termination of this Agreement; provided that such notice may provide that it is conditioned upon the consummation of other financing or the consummation of a sale of Equity Interests, in which case, such notice may be revoked or extended by the Borrowers if any such condition is not satisfied prior to the date of termination of this Agreement in such notice. If the Administrative Borrower has sent a notice of termination pursuant to this Section 2.05(b)(ii), then the Lenders’ obligations to extend credit hereunder shall terminate and the Borrowers shall be obligated to repay the Obligations, in full, plus the Applicable Premium, if any, payable in connection with such termination of this Agreement on the date set forth as the date of termination of this Agreement in such notice.

(c)    Mandatory Prepayment.

(i)    Within 10 days after the delivery to the Agents and the Lenders of audited annual financial statements pursuant to Section 7.01(a)(iii), commencing with the delivery to the Agents and the Lenders of the financial statements for the Fiscal Year ended December 31, 2025 or, if such financial statements are not delivered to the Agents and the Lenders on the date such statements are required to be delivered pursuant to Section 7.01(a)(iii), within 10 days after the date such statements are required to be delivered to the Agents and the Lenders pursuant to Section 7.01(a)(iii), the Borrowers shall prepay the outstanding principal amount of the Term Loans in accordance with Section 2.05(d) in an amount equal to the result of (to the extent positive) (1) the Applicable ECF Percentage of the Excess Cash Flow of the Parent and its Subsidiaries for such Fiscal Year minus (2) without duplication of any amounts deducted pursuant to clause (b)(i) of the definition of “Excess Cash Flow”, the aggregate principal amount of all payments made by the Borrower pursuant to Section 2.05(b) and any other prepayments of Indebtedness (other than Indebtedness incurred under this Agreement) secured by Liens on the Collateral on a pari passu basis with the Liens on the Collateral securing the Obligations (but, in the case of revolving loans, only to the extent that the revolving credit commitment in respect thereof is permanently reduced by the amount of such payments) made by the Borrowers during such Fiscal Year, or after the end of such Fiscal Year and prior to the date that the financial statements with respect to such Fiscal Year are delivered to the Agents and the Lenders pursuant to Section 7.01(a)(iii); provided that no prepayment under this Section 2.05(c)(i) shall be required unless (x) the amount thereof exceeds the ECF Threshold Amount (and only any amount in excess of the ECF Threshold Amount shall be required to be prepaid) and (y) such prepayment is permitted by Section 2.3(b)(i)(B) of the Intercreditor Agreement; provided, further, that if the Specified Term Loan ECF Prepayment Conditions (as defined in the Intercreditor Agreement) are satisfied with respect to such prepayment, the Borrowers agree to deliver the certificate required by clause (b) of such definition to the Administrative Agent and the ABL Agent at least five Business Days prior to the date of such prepayment.

(ii)    Within 10 days of any Disposition (excluding Dispositions which qualify as Permitted Dispositions under clauses (a), (b), (c), (d), (e), (f) or (g) of the definition of Permitted Disposition) by any Loan Party or its Subsidiaries, the Borrowers shall prepay the outstanding principal amount of the Loans in accordance with Section 2.05(d) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such Disposition to the extent that the aggregate amount of Net Cash Proceeds received by all Loan Parties and their Subsidiaries (and not paid to the Administrative Agent as a prepayment of the Loans) shall exceed for all such Dispositions $1,500,000 in the aggregate for any Fiscal Year (it being agreed the Borrowers may retain all amounts below such threshold). Nothing contained in this Section 2.05(c)(ii) shall permit any Loan Party or any of its Subsidiaries to make a Disposition of any property other than in accordance with Section 7.02(c)(ii).

(iii)    Upon the issuance or incurrence by any Loan Party or any of its Subsidiaries of any Indebtedness (other than Permitted Indebtedness), the Borrowers shall prepay the outstanding principal amount of the Loans in accordance with Section 2.05(d) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith. The provisions of this Section 2.05(c)(iii) shall not be deemed to be implied consent to any such issuance, incurrence or sale otherwise prohibited by the terms and conditions of this Agreement.

(iv)    Within 10 days of the receipt by any Loan Party or any of its Subsidiaries of any Extraordinary Receipts, the Borrowers shall prepay the outstanding principal amount of the Loans in accordance with Section 2.05(d) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith.

(v)    Immediately upon receipt by the Borrowers of the proceeds of any Permitted Cure Equity pursuant to Section 9.02, the Borrowers shall prepay the outstanding principal amount of the Loans in accordance with Section 2.05(d) in an amount equal to 100% of such proceeds.

(vi)    Notwithstanding the foregoing, Net Cash Proceeds received by any Loan Party or any of its Subsidiaries in connection with (x) a Disposition, (y) the receipt of Extraordinary Receipts consisting of casualty insurance proceeds or condemnation awards, and (z) the receipt of any other Extraordinary Receipts in an aggregate amount not to exceed $1,000,000 during the term of this Agreement, in each case, that are required to be used to prepay the Obligations pursuant to Section 2.05(c)(ii) or Section 2.05(c)(iv), as the case may be, shall not be required to be so used to prepay the Obligations to the extent that such Net Cash Proceeds are used to replace, repair or restore properties or assets (other than current assets) used in the business of the Parent and its Subsidiaries; provided that (A) no Default or Event of Default has occurred and is continuing on the date such Person receives such Net Cash Proceeds, (B) the Administrative Borrower delivers a certificate to the Administrative Agent within 10 days after such Disposition or loss, destruction or taking, as the case may be, stating that such Net Cash Proceeds shall be used to replace, repair or restore properties or assets used in such Person’s business (which certificate shall set forth estimates of the Net Cash Proceeds to be so expended), (C) such Net Cash Proceeds are so reinvested within 365 days after the date of receipt of such Net Cash Proceeds (or, if within such initial 365-day period, the Parent or its Subsidiaries enter into a binding commitment to reinvest such Net Cash Proceeds, such Net Cash Proceeds are so reinvested within 180 days after the date of such commitment), (D) such Net Cash Proceeds are deposited in an account subject to a Control Agreement, and (E) upon the earlier of (1) the expiration of such applicable reinvestment period or (2) the occurrence of an Event of Default, such Net Cash Proceeds, if not theretofore so used, shall be used to prepay the Obligations in accordance with Section 2.05(c)(ii) or Section 2.05(c)(iv) as applicable.

(d)    Application of Payments. Each prepayment pursuant to Section 2.05(c)(i), 2.05(c)(ii), 2.05(c)(iii), 2.05(c)(iv) and 2.05(c)(v) above shall be applied to the Term Loan until paid in full. Each such prepayment of the Term Loan shall be applied against the remaining installments of principal of the Term Loan in the inverse order of maturity. Notwithstanding the foregoing, after the occurrence and during the continuance of an Event of Default, if the Administrative Agent has elected, or has been directed by the Collateral Agent or the Required Lenders, to apply payments in respect of any Obligations in accordance with Section 4.03(b), prepayments required under Section 2.05(c) shall be applied in the manner set forth in Section 4.03(b).

(e)    Interest and Fees. Any prepayment made pursuant to this Section 2.05 shall be accompanied by (i) accrued interest on the principal amount being prepaid to the date of prepayment, (ii) any Funding Losses payable pursuant to Section 2.08, (iii) the Applicable Premium, if any, payable in connection with such prepayment of the Loans and (iv) if such prepayment would reduce the amount of the outstanding Loans to zero, such prepayment shall be accompanied by the payment of all fees accrued to such date pursuant to Section 2.06.

(f)    Cumulative Prepayments. Except as otherwise expressly provided in this Section 2.05, payments with respect to any subsection of this Section 2.05 are in addition to payments made or required to be made under any other subsection of this Section 2.05.

(g)    Waivable Mandatory Prepayments. Anything contained herein to the contrary notwithstanding, in the event that the Borrowers are required to make any mandatory prepayment (a “Waivable Mandatory Prepayment”) of the Loans pursuant to Section 2.05(c), not less than five Business Day prior to the date on which the Borrowers are required to make such Waivable Mandatory Prepayment (the “Required Prepayment Date”), the Administrative Borrower shall notify the Administrative Agent in writing of the amount of such prepayment, and the Administrative Agent will promptly thereafter notify each Lender of the amount of such Lender’s Pro Rata Share of such Waivable Mandatory Prepayment and such Lender’s option to refuse such amount. Each such Lender may exercise such option by giving written notice to the Administrative Borrower and the Administrative Agent of its election to do so on or before 12:00 noon (New York City time) one Business Day prior to the Required Prepayment Date (it being understood that any Lender that does not notify the Administrative Borrower and the Administrative Agent of its election to exercise such option on or before 12:00 noon (New York City time) one Business Day prior to the Required Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option). On the Required Prepayment Date, the Borrowers shall pay to the Administrative Agent the amount of the Waivable Mandatory Prepayment, which amount shall be applied (i) in an amount equal to that portion of the Waivable Mandatory Prepayment payable to those Lenders that have elected not to exercise such option, to prepay the Loans of such Lenders (which prepayment shall be applied to prepay the outstanding principal amount of the Obligations in accordance with Section 2.05(d)) and (ii) to the extent of any excess, to the Borrowers for working capital and general corporate purposes.

Section 2.06.    Fees.

(a)    Fee Letter. The Borrowers agree to pay to the Administrative Agent and the Lenders all fees due and payable under the Fee Letter at the times and in the amounts specified therein.

(b)    Applicable Premium.

(i)    Upon the occurrence of an Applicable Premium Trigger Event, the Borrowers shall pay to the Administrative Agent, for the account of the Lenders in accordance with their Pro Rata Shares, the Applicable Premium.

(ii)    Notwithstanding anything to the contrary in this Agreement or any other Loan Document, it is understood and agreed that if any Loans are accelerated (whether as a result of the occurrence and continuance of any Event of Default, by operation of law or otherwise), any Applicable Premium on such Loans, determined as of the date of acceleration, will also be due and payable and will be treated and deemed as though the applicable Loans were repaid as of such date and shall constitute part of the Obligations for all purposes herein. Any Applicable Premium shall also be payable in the event the Obligations, the Loans and this Agreement are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other similar means. Any Applicable Premium payable in accordance with this Section 2.06(b) shall be presumed to be equal to the liquidated damages sustained by the Lenders as the result of the occurrence of the Applicable Premium Trigger Event and the Loan Parties agree that it is reasonable under the circumstances currently existing. THE LOAN PARTIES EXPRESSLY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE

STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING APPLICABLE PREMIUM IN CONNECTION WITH ANY ACCELERATION.

(iii)    The Loan Parties expressly agree that: (A) the Applicable Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Applicable Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between the Lenders and the Loan Parties giving specific consideration in this transaction for such agreement to pay the Applicable Premium; (D) the Applicable Premium is not intended to act as a penalty or to punish the Loan Parties for any repayment or redemption of the Loans; (E) the Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this paragraph; (F) their agreement to pay the Applicable Premium is a material inducement to Lenders to provide the Commitments and make the Loans; and (G) the Applicable Premium represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Agents and the Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Agents and the Lenders or profits lost by the Agents and the Lenders as a result of such Applicable Premium Trigger Event.

(iv)    Nothing contained in this Section 2.06(b) shall permit any prepayment of the Loans or reduction of the Commitments not otherwise permitted by the terms of this Agreement or any other Loan Document.

Section 2.07.    SOFR Option; Suspension of SOFR Option; Benchmark Transition.

(a)    The Borrowers (or the Administrative Borrower on behalf of the Borrowers) may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to have interest on all or a portion of the Loans be charged at a rate of interest based upon Adjusted Term SOFR (the “SOFR Option”) by notifying the Administrative Agent prior to 11:00 a.m. (New York City time) at least three Business Days prior to (or such shorter period as the Administrative Agent is willing to accommodate) (i) the proposed borrowing date of a Loan (as provided in Section 2.02), (ii) in the case of the conversion of a Reference Rate Loan to a SOFR Loan, the commencement of the proposed Interest Period or (iii) in the case of the continuation of a SOFR Loan as a SOFR Loan, the last day of the then current Interest Period (the “SOFR Deadline”). Notice of the Borrowers’ election of the SOFR Option for a permitted portion of the Loans and an Interest Period pursuant to this Section 2.07(a) shall be made by delivery to the Administrative Agent of (A) a Notice of Borrowing (in the case of the initial making of a Loan) in accordance with Section 2.02 or (B) a SOFR Notice prior to the SOFR Deadline (by delivery to the Administrative Agent of a SOFR Notice received by the Administrative Agent prior to 5:00 p.m. (New York City time) on the same day) (or such shorter period as the Administrative Agent is willing to accommodate). Promptly upon its receipt of each such SOFR Notice, the Administrative Agent shall provide a copy thereof to each of the Lenders. Each SOFR Notice shall be irrevocable and binding on the Borrowers.

(b)    Interest on SOFR Loans shall be payable in accordance with Section 2.04(d). On the last day of each applicable Interest Period, unless the Borrowers properly have exercised the SOFR Option with respect thereto, the interest rate applicable to such SOFR Loans automatically shall convert to the rate of interest then applicable to Reference Rate Loans of the same type hereunder. At any time that a Default or an Event of Default has occurred and is continuing, the Borrowers no longer shall have the option to request that any portion of the Loans bear interest at Adjusted Term SOFR and the Administrative Agent shall have the right to convert the interest rate on all outstanding SOFR Loans to the rate of interest then applicable to Reference Rate Loans of the same type hereunder on the last day of the then current Interest Period.
(c)    Notwithstanding anything to the contrary contained in this Agreement, the Borrowers (i) shall have not more than five SOFR Loans in effect at any given time, and (ii) only may exercise the SOFR Option for SOFR Loans of at least $500,000 and integral multiples of $100,000 in excess thereof.

(d)    The Borrowers may prepay SOFR Loans at any time; provided, however, that in the event that SOFR Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any mandatory prepayment pursuant to Section 2.05(c) or any application of payments or proceeds of Collateral in accordance with Section 4.03 or Section 4.04 or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, the Borrowers shall indemnify, defend, and hold the Agents and the Lenders and their participants harmless against any and all Funding Losses in accordance with Section 2.08.

(e)    [Reserved].

(f)    [Reserved].

(g)    If the Administrative Agent shall have determined in good faith that for any reason adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan or that the Adjusted Term SOFR rate applicable pursuant to Section 2.03 for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to the Lenders of funding or maintaining such Loan, the Administrative Agent will forthwith give notice of such determination to the Borrowers and each Lender. Thereafter, the obligation of the Lenders to make or maintain SOFR Loans hereunder shall be suspended (to the extent of the affected SOFR Loans or, in the case of a Term SOFR Borrowing, the affected Interest Periods) until the Administrative Agent revokes such notice in writing. Upon receipt of such notice, the Borrowers may revoke any Notice of Borrowing or notice of conversion or continuation of SOFR Loans (to the extent of the affected SOFR Loans or, in the case of a Term SOFR Borrowing, the affected Interest Periods) then submitted by it. If the Borrowers do not revoke such notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Reference Rate Loans immediately or, in the case of a Term SOFR Borrowing, at the end of the applicable Interest Period.

(h)    Benchmark Replacement Setting. Notwithstanding anything to the contrary herein or in any other Loan Document:

(i)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the

Administrative Agent and the Borrowers may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrowers so long as Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.07(h)(i) will occur prior to the applicable Benchmark Replacement Date.

(ii)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document other than as set forth in the definition of “Conforming Changes”.

(iii)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Administrative Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Administrative Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.07(h)(i) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.07, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.07.

(iv)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)    Benchmark Unavailability Period. Upon the Administrative Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Administrative Borrower may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Administrative Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Reference Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Reference Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Reference Rate.

(i)    Illegality.

(i)    If after the Effective Date, any Lender shall determine that the introduction of any Requirement of Law, or any change in any Requirement of Law or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its lending office to make SOFR Loans, then, on notice thereof by such Lender to the Administrative Borrower through the Administrative Agent, the obligation of that Lender to make SOFR Loans shall be suspended until such Lender shall have notified the Administrative Agent and the Administrative Borrower that the circumstances giving rise to such determination no longer exists.

(ii)    Subject to clause (iii) below, if any Lender shall determine that it is unlawful to maintain any SOFR Loan, the Borrowers shall prepay in full all SOFR Loans of such Lender then outstanding, together with interest accrued thereon, either on the last day of the Interest Period, as applicable, thereof if such Lender may lawfully continue to maintain such SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such SOFR Loans, together with any amounts required to be paid hereunder.

(iii)    If the obligation of any Lender to make or maintain SOFR Loans has been terminated, the Borrowers may elect, by giving notice to such Lender through Administrative Agent that all Loans which would otherwise be made by any such Lender as SOFR Loans shall be instead Reference Rate Loans.

(iv)    Before giving any notice to the Administrative Agent pursuant to this Section 2.07(i), the affected Lender shall designate a different lending office with respect to its SOFR Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Lender, be illegal or otherwise disadvantageous to the Lender.

(j)    Reserves on SOFR Loans. The Borrowers shall pay to each Lender, as long as such Lender shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including SOFR funds or deposits, additional costs on the unpaid principal amount of each SOFR Loan equal to actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), payable on each date on which interest is payable on such Loan provided the Borrowers shall have received at least 15 days’ prior written notice (with a copy to the Administrative Agent) of such additional interest from the Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be payable 15 days from receipt of such notice. Notwithstanding anything to the contrary contained in this Section 2.07(j), the Borrowers shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 2.07(j) for any additional interest incurred, or relating to Loans made, more than nine months prior to the date that such Lender notifies the Administrative Borrower of the requirement to pay such additional interest (except that, if the requirements under the regulations of the Federal Reserve Board giving rise to such additional interest is retroactive, then the nine month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.08.    Funding Losses. In connection with each SOFR Loan, the Borrowers shall indemnify, defend, and hold the Agents and the Lenders harmless against any loss, cost, or expense incurred by any Agent or any Lender as a result of (a) the payment of any principal of any SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or any mandatory prepayment required pursuant to Section 2.05(c)), (b) the conversion of any SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), or (c) the failure to borrow, convert, continue or prepay any SOFR Loan on the date specified in any Notice of Borrowing or SOFR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, “Funding Losses”). Funding Losses shall, with respect to any Agent or any Lender, be deemed to equal the amount reasonably determined by such Agent or such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such SOFR Loan had such event not occurred, at the SOFR Loan that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Agent or such Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of an Agent or a Lender delivered to the Administrative Borrower setting forth any amount or amounts that such Agent or such Lender is entitled to receive pursuant to this Section 2.08 shall be conclusive absent manifest error.

Section 2.09.    Taxes. (a) Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any and all Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of any Withholding Agent) requires the deduction or withholding of any Taxes from or in respect of any such payment, (i) the applicable Withholding Agent shall make such deduction or withholding, (ii) the applicable Withholding Agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law and (iii) if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased by the amount (an “Additional Amount”) necessary such that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this

Section 2.09) the applicable Recipient receives the amount equal to the sum it would have received had no such deduction or withholding been made.

(b)    In addition, each Loan Party shall pay to the relevant Governmental Authority in accordance with applicable law any Other Taxes, or at the option of the Administrative Agent timely reimburse it for the payment of any Other Taxes by any Secured Party. Each Loan Party shall deliver to each Secured Party official receipts in respect of any Taxes or Other Taxes payable hereunder promptly after payment of such Taxes or Other Taxes.

(c)    The Loan Parties hereby jointly and severally indemnify and agree to hold each Secured Party harmless from and against Indemnified Taxes (including Indemnified Taxes imposed on any amounts payable under this Section 2.09) paid or payable by such Secured Party or required to be withheld or deducted from a payment to such Secured Party and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted. Such indemnification shall be paid within ten days from the date on which any such Person makes written demand therefore specifying in reasonable detail the nature and amount of such Indemnified Taxes. A certificate as to the amount of such payment or liability delivered to the Administrative Borrower by a Secured Party (with a copy to the Administrative Agent) or by the Administrative Agent on its own behalf or on behalf of another Secured Party shall be conclusive absent manifest error.

(d)    (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Administrative Borrower and the Administrative Agent, at the time or times reasonably requested by the Administrative Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Administrative Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Administrative Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Administrative Borrower or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.09(d)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)    Without limiting the generality of the foregoing,

(A)    any Lender that is a U.S. Person shall deliver to the Administrative Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Administrative Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)    any Lender that is not a U.S. Person (a “Foreign Lender”) shall, to the extent it is legally entitled to do so, deliver to the Administrative Borrower and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Administrative Borrower or the Administrative Agent), whichever of the following is applicable:

(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)    executed copies of IRS Form W-8ECI;

(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit 2.09(d)-1 hereto to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrowers within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or

(4)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W‑8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.09(d)-2 or Exhibit 2.09(d)-3, IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.09(d)-4 on behalf of each such direct and indirect partner;

(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Administrative Borrower and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Administrative Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Administrative Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Administrative Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Administrative Borrower or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Administrative Agent in writing of its legal inability to do so.

(e)    Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.07(i) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)    If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.09 (including by the payment of Additional Amounts pursuant to this Section 2.09), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.09 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f)

the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g)    The obligations of the Loan Parties under this Section 2.09 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

Section 2.10.    Increased Costs and Reduced Return. (a) If any Secured Party shall have determined that any Change in Law shall (i) subject such Secured Party, or any Person controlling such Secured Party to any tax, duty or other charge with respect to this Agreement or any Loan made by such Agent or such Lender, or change the basis of taxation of payments to such Secured Party or any Person controlling such Secured Party of any amounts payable hereunder (except for (x) Other Connection Taxes that are imposed on or measured by net income (however denominated), or that are franchise Taxes or branch profits Taxes, (y) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (z) Indemnified Taxes), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against any Loan or against assets of or held by, or deposits with or for the account of, or credit extended by, such Secured Party or any Person controlling such Secured Party or (iii) impose on such Secured Party or any Person controlling such Secured Party any other condition (other than Taxes) regarding this Agreement or any Loan, and the result of any event referred to in clauses (i), (ii) or (iii) above shall be to increase the cost to such Secured Party of making any Loan, or agreeing to make any Loan, or to reduce any amount received or receivable by such Secured Party hereunder, then, upon demand by such Secured Party, the Borrowers shall pay to such Secured Party such Additional Amounts as will compensate such Secured Party for such increased costs or reductions in amount. However, if any such Secured Party requests such Additional Amounts under this Section 2.10, then such Secured Party shall (at the request of the Borrowers) use reasonable efforts (which shall not require such Secured Party to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Secured Party, such designation or assignment would eliminate or reduce amounts payable pursuant to this Section 2.10 in the future. The Loan Parties hereby agree to pay all reasonable and documented costs and expenses incurred by any Secured Party in connection with any such designation or assignment.

(b)    If any Secured Party shall have determined that any Change in Law either (i) affects or would affect the amount of capital required or expected to be maintained by such Secured Party or any Person controlling such Secured Party, and such Secured Party determines that the amount of such capital is increased as a direct or indirect consequence of any Loans made or maintained, such Secured Party’s or such other controlling Person’s other obligations hereunder, or (ii) has or would have the effect of reducing the rate of return on such Secured Party’s or such other controlling Person’s capital to a level below that which such Secured Party or such controlling Person could have achieved but for such circumstances as a consequence of any Loans made or maintained, or any agreement to make Loans, or such Secured Party’s or such other controlling Person’s other obligations hereunder (in each case, taking into consideration, such Secured Party’s or such other controlling Person’s policies with respect to capital adequacy), then, upon demand by such Secured Party, the Borrowers shall pay to such Secured Party from time to time such Additional Amounts as will compensate such Secured Party for such cost of maintaining such increased capital or such reduction in the rate of return on such Secured Party’s or such other controlling Person’s capital.

(c)    All amounts payable under this Section 2.10 shall bear interest from the date that is 10 days after the date of demand by any Secured Party until payment in full to such Secured Party at the Reference Rate. A certificate of such Secured Party claiming compensation under this Section 2.10, specifying the event herein above described and the nature of such event shall be submitted by such Secured Party to the Administrative Borrower, setting forth the Additional Amount due and an explanation of the calculation thereof, and such Secured Party’s reasons for invoking the provisions of this Section 2.10, and shall be final and conclusive absent manifest error.

(d)    Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 2.10 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 2.10 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Administrative Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)    The obligations of the Loan Parties under this Section 2.10 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(f)    If any Secured Party requests compensation under this Section 2.10 and has declined or is unable to designate a different lending office in accordance with paragraph (a) of this Section 2.10, or if any Secured Party is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Secured Party and the Administrative Agent, require such Secured Party to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.07), all (but not less than all) of its interests, rights (other than its existing rights to payments pursuant to this Section 2.10) and obligations under this Agreement and the related Loan Documents to an eligible assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment in its sole discretion); provided that:

(i)    the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 12.07;

(ii)    such Secured Party shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Sections 2.08 and 2.09 and the Applicable Premium pursuant to Section 2.06(b), with such assignment being deemed to be a voluntary prepayment for purposes of determining the applicability of Section 2.06(b)) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)    in the case of any such assignment resulting from a claim for compensation under Section 2.10, such assignment will result in a reduction in such compensation or payments thereafter; and

(iv)    such assignment does not conflict with applicable law;

provided that a Secured Party shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Secured Party or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply or, in the case of any Defaulting Lender, such Lender ceases to be a Defaulting Lender hereunder, as applicable. Each Lender grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender, as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section.

(g)    Notwithstanding anything in this Section 2.10 to the contrary, the Secured Party that acts as an Agent may not be replaced hereunder except in accordance with the terms of Section 10.07.

Section 2.11.    Incremental Term Loans.

(a)    The Borrowers may, by written notice to the Administrative Agent from time to time, request Incremental Term Loan Commitments in an amount not to exceed the Incremental Term Loan Amount from one or more Incremental Term Lenders, all of which must be an eligible assignee pursuant to, and subject to the consents of the Agents, provided in, Section 12.07. Such notice shall set forth (i) the amount of the Incremental Term Loan Commitments being requested (which shall be in minimum increments of $1,000,000 and a minimum amount of $5,000,000 or such lesser amount equal to the remaining Incremental Term Loan Amount), (ii) the date on which such Incremental Term Loan Commitments are requested to become effective (which shall not be less than 10 Business Days nor more than 60 days after the date of such notice), and (iii) whether such Incremental Term Loan Commitments are commitments to make additional Term Loans (with the same terms as the Term Loans funded on the Effective Date) or commitments to make term loans in new tranche with terms different from the Term Loans (“Other Term Loans”).

(b)    The effectiveness of any Incremental Term Loan Commitments and the Incremental Term Loans shall be subject to the satisfaction of each of the following conditions:

(i)    No Default or Event of Default shall exist before and after giving effect to such Incremental Term Loan Commitments and Incremental Term Loans and the representations and warranties in Article VI shall be true and correct in all material respects (or to the extent qualified as to materiality, all respects) on and as of the date of the incurrence of such Incremental Term Loan

Commitments and the Incremental Term Loans (although any representations or warranties which expressly relate to a given date or period shall be required only to be true and correct in all material respects (or to the extent qualified as to materiality, all respects) as of the respective date or for the respective period, as the case may be);

(ii)    the aggregate amount of all Incremental Term Loan Commitments shall not exceed the Incremental Term Loan Amount;

(iii)    the Total Net Leverage Ratio, determined on a pro forma basis as of the last day of the most recently ended Test Period, after giving effect to such Incremental Term Loan Commitments (assuming that the Incremental Term Loans under such Incremental Term Loan Commitments have been fully funded on such day), shall be no greater than 2.00 to 1.00; and

(iv)    the proceeds of the Incremental Term Loans shall only be used for working capital purposes, including to finance Permitted Acquisitions and Capital Expenditures.

(c)    The Borrowers may seek Incremental Term Loan Commitments from existing Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion) and (subject to the consents of the Agents provided in Section 12.07) additional banks, financial institutions and other institutional lenders who will become Incremental Term Lenders in connection therewith; provided that (x) each request for an Incremental Term Loan Commitment shall first be offered on a pro rata basis to the then-existing Lenders in accordance with their respective Pro Rata Shares prior to being offered to any other Person, (2) any Lender approached to provide all or a portion of the Incremental Term Loan Commitments may elect to agree or to decline to provide an Incremental Term Loan Commitment (provided that if such Lender declines to provide the full amount of the requested Incremental Term Loan Commitment, or agrees to, but does not timely provide, the full amount of such Incremental Term Loan Commitment, then the portion of such Incremental Term Loan Commitments offered to such declining Lender shall be offered, on a pro rata basis, to each Lender that has agreed to provide Incremental Term Loan Commitments; provided, further, that if the then-existing Lenders do not agree to provide 100% of the requested Incremental Term Loan Commitments, the Borrowers may seek Incremental Term Loan Commitments from another Person in respect of any requested Incremental Term Loan Commitments that the then-existing Lenders have not agreed to provide), and (z) if such Lenders have not responded to the request to provide such Incremental Commitment, in each case within 10 Business Days of the date such request is made, the Borrowers may request such Incremental Term Loan Commitment (or such declined portion thereof) from another Person (subject to the consents of the Agents and other requirements for eligible assignees provided in Section 12.07).

(d)    The Borrowers and each Incremental Term Lender shall execute and deliver to the Administrative Agent an Incremental Term Loan Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Term Loan Commitment of each Incremental Term Lender. The terms and provisions of the Incremental Term Loans shall be identical to those of the Initial Term Loans except as otherwise set forth herein or, in the case of Other Term Loans, in the Incremental Term Loan Assumption Agreement; provided that, (A) without the prior written consent of the Required Lenders, (x) the final maturity date of any Other Term Loans shall be no earlier than the Final Maturity Date and (ii) the Weighted Average Life to Maturity of

the Other Term Loans shall be no shorter than the Weighted Average Life to Maturity of the Term Loans at such time, (B) if the Initial Yield applicable to Other Term Loans secured on a pari passu basis with the Initial Term Loans exceeds by more than 50 basis points (the amount of such excess above 50 basis points being referred to herein as the “Yield Differential”) the sum of the Applicable Margin then in effect for SOFR Loans plus the Up-Front Fees paid in respect of the Initial Term Loans, then the Applicable Margin then in effect for Initial Term Loans shall automatically be increased by the Yield Differential, effective upon the making of the Other Term Loans, and (C) except as otherwise required or permitted in sub-clauses (A) and (B) above, all other terms of such Other Term Loans, if not identical to the terms of the Initial Term Loans, shall be satisfactory to the Administrative Agent and the Required Lenders in their sole discretion. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Term Loan Assumption Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Term Loan Assumption Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitment and the Incremental Term Loans evidenced thereby, and the Agents and the Borrowers may revise this Agreement to evidence such amendments.

(e)    Notwithstanding the foregoing, no Incremental Term Loan Commitment shall become effective under this Section unless (i) on the date of such effectiveness, the conditions set forth in Section 2.11(b) and Section 5.02(b) shall be satisfied and the Agents shall have received a certificate to that effect dated such date and executed by an Authorized Officer of the Administrative Borrower, and (ii) except as otherwise specified in the applicable Incremental Term Loan Assumption Agreement, the Agents shall have received legal opinions, board resolutions and other closing certificates reasonably requested by any Agent and consistent with those delivered on the Effective Date under Section 5.01.

(f)    Each of the parties hereto hereby agrees that the Agents may, in consultation with the Administrative Borrower, take any and all action as may be reasonably necessary to ensure that all Incremental Term Loans (other than Other Term Loans), when originally made, are included in each Borrowing of outstanding Term Loans on a pro rata basis. This may be accomplished by requiring each outstanding borrowing of SOFR Loans to be converted into Reference Rate Loans on the date of each Incremental Term Loan, or by allocating a portion of each Incremental Term Loan to each outstanding borrowing of SOFR Loans on a pro rata basis. Any conversion of any SOFR Loans to Reference Rate Loans required by the preceding sentence shall be subject to Section 2.08. If any Incremental Term Loan is to be allocated to an existing Interest Period for a SOFR Borrowing, then the interest rate thereon for such Interest Period and the other economic consequences thereof shall be as set forth in the applicable Incremental Term Loan Assumption Agreement. In addition, to the extent any Incremental Term Loans are not Other Term Loans, the scheduled amortization payments under Section 2.03(b)(i) required to be made after the making of such Incremental Term Loans shall be ratably increased by the aggregate principal amount of such Incremental Term Loans and shall be further increased for all Lenders on a pro rata basis to the extent necessary to avoid any reduction in the amortization payments to which the Term Loan Lenders were entitled before such recalculation.

ARTICLE III

INTENTIONALLY OMITTED

ARTICLE IV

APPLICATION OF PAYMENTS; DEFAULTING LENDERS;
JOINT AND SEVERAL LIABILITY OF BORROWERS

Section 4.01.    Payments; Computations and Statements. The Borrowers will make each payment under this Agreement not later than 12:00 noon (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, to the Administrative Agent’s Accounts. All payments received by the Administrative Agent after 12:00 noon (New York City time) on any Business Day may, in the Administrative Agent’s sole discretion, be deemed received on the next succeeding Business Day. All payments shall be made by the Borrowers without set-off, counterclaim, recoupment, deduction or other defense to the Agents and the Lenders. Except as provided in Section 2.02, after receipt, the Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal ratably to the Lenders in accordance with their Pro Rata Shares and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement. Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be. All computations of fees shall be made by the Administrative Agent on the basis of a year of 360 days for the actual number of days. Each determination by the Administrative Agent of an interest rate or fees hereunder shall be conclusive and binding for all purposes in the absence of manifest error.

Section 4.02.    Sharing of Payments. Except as provided in Section 2.02 hereof, if any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Obligation in excess of its ratable share of payments on account of similar obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in such similar obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided that (a) if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered and (b) the provisions of this Section shall not be construed to apply to (i) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender and any payment of an amendment, consent or waiver fee to consenting Lenders pursuant to an effective amendment, consent or waiver with respect to this Agreement), or (ii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans, other than to any Loan Party or any Subsidiary thereof (as to which the provisions of this Section shall apply). The

Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all of its rights (including the Lender’s right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

Section 4.03.    Apportionment of Payments. Subject to Section 2.02 hereof:

(a)    All payments of principal and interest in respect of outstanding Loans, all payments of fees (other than the Agency Fee) and all other payments in respect of any other Obligations, shall be allocated by the Administrative Agent among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein or, in respect of payments not made on account of Loans, as designated by the Person making payment when the payment is made.

(b)    After the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and upon the direction of the Collateral Agent or the Required Lenders shall, apply all payments in respect of any Obligations, including all proceeds of the Collateral, subject to the provisions of this Agreement, (i) first, ratably to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due and payable to the Agents until paid in full; (ii) second, to pay interest then due and payable in respect of the Collateral Agent Advances until paid in full; (iii) third, to pay principal of the Collateral Agent Advances until paid in full; (iv) fourth, ratably to pay the Obligations in respect of any fees (other than any Applicable Premium), expense reimbursements, indemnities and other amounts then due and payable to the Lenders until paid in full; (v) fifth, ratably to pay interest then due and payable in respect of the Loans until paid in full; (vi) sixth, ratably to pay principal of the Loans until paid in full; (vii) seventh, ratably to pay the Obligations in respect of any Applicable Premium then due and payable to the Lenders until paid in full; (viii) eighth, to the ratable payment of all other Obligations then due and payable until paid in full; and (ix) last, the balance, if any, after all of the Obligations have been indefeasibly paid in full in cash, to the Borrowers or as otherwise required by applicable law.

(c)    For purposes of Section 4.03(b), “paid in full” means payment in cash of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

(d)    In the event of a direct conflict between the priority provisions of this Section 4.03 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of Section 4.03 shall control and govern.

Section 4.04.    Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(a)    Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 12.02.

(b)    The Administrative Agent shall not be obligated to transfer to such Defaulting Lender any payments made by any Borrower to the Administrative Agent for such Defaulting Lender’s benefit, and, in the absence of such transfer to such Defaulting Lender, the Administrative Agent shall transfer any such payments to each other non-Defaulting Lender ratably in accordance with their Pro Rata Shares (without giving effect to the Pro Rata Shares of such Defaulting Lender) (but only to the extent that such Defaulting Lender’s Loans were funded by the other Lenders) or, if so directed by the Administrative Borrower and if no Default or Event of Default has occurred and is continuing (and to the extent such Defaulting Lender’s Loans were not funded by the other Lenders), retain the same to be re-advanced to the Borrowers as if such Defaulting Lender had made such Loans to the Borrowers. Subject to the foregoing, the Administrative Agent may hold and, in its discretion, re-lend to the Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by the Administrative Agent for the account of such Defaulting Lender.

(c)    Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle the Borrowers to replace the Defaulting Lender with one or more substitute Lenders approved by the Agents, and the Defaulting Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Defaulting Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given. Prior to the effective date of such replacement, the Defaulting Lender shall execute and deliver an Assignment and Acceptance, subject only to the Defaulting Lender being repaid its share of the outstanding Obligations without any premium or penalty of any kind whatsoever. If the Defaulting Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Defaulting Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Defaulting Lender shall be made in accordance with the terms of Section 12.07.

(d)    The operation of this Section shall not be construed to increase or otherwise affect the Commitments of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by any Borrower of its duties and obligations hereunder to the Administrative Agent or to the Lenders other than such Defaulting Lender.

(e)    This Section shall remain effective with respect to such Lender until either (i) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable or (ii) the non-Defaulting Lenders, the Agents, and the Borrowers shall have waived such Defaulting Lender’s default in writing, and the Defaulting Lender makes its Pro Rata Share of the applicable defaulted Loans and pays to the Agents all amounts owing by such Defaulting Lender in respect thereof; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while such Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

Section 4.05.    Administrative Borrower; Joint and Several Liability of the Borrowers.

(a)    Each Borrower hereby irrevocably appoints Black Rifle Coffee Company LLC as the borrowing agent and attorney-in-fact for the Borrowers (the “Administrative Borrower”) which appointment shall remain in full force and effect unless and until the Agents shall have received prior written notice signed by all of the Borrowers that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide to the Agents and receive from the Agents all notices with respect to Loans obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Collateral of the Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to the Borrowers in order to utilize the collective borrowing powers of the Borrowers in the most efficient and economical manner and at their request, and that neither the Agents nor the Lenders shall incur liability to the Borrowers as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group.

(b)    Each Borrower hereby accepts joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Agents and the Lenders under this Agreement and the other Loan Documents, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations. Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including any Obligations arising under this Section 4.05), it being the intention of the parties hereto that all of the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them. If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligation. Subject to the terms and conditions hereof, the Obligations of each of the Borrowers under the provisions of this Section 4.05 constitute the absolute and unconditional, full recourse Obligations of each of the Borrowers, enforceable against each such Person to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement, the other Loan Documents or any other circumstances whatsoever.

(c)    The provisions of this Section 4.05 are made for the benefit of the Agents, the Lenders and their successors and assigns, and may be enforced by them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of the

Agents, the Lenders or such successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Borrowers or to exhaust any remedies available to it or them against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 4.05 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied.

(d)    Each of the Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Agents or the Lenders with respect to any of the Obligations or any Collateral, until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to the Agents or the Lenders hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations.

ARTICLE V

CONDITIONS TO LOANS

Section 5.01.    Conditions Precedent to Effectiveness. This Agreement shall become effective as of the Business Day (the “Effective Date”) when each of the following conditions precedent shall have been satisfied in a manner satisfactory to the Agents:

(a)    Payment of Fees, Etc. The Borrowers shall have paid on or before the Effective Date all fees, costs, expenses (including the fees and expenses of legal counsel) and taxes then payable pursuant to Section 2.06 and Section 12.04 (which amounts may be offset against the proceeds of the Loans).

(b)    Representations and Warranties; No Event of Default. The following statements shall be true and correct: (i) the representations and warranties contained in Article VI and in each other Loan Document, certificate or other writing delivered to any Secured Party pursuant hereto or thereto on or prior to the Effective Date are true and correct on and as of the Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date) and (ii) no Default or Event of Default shall have occurred and be continuing on the Effective Date or would result from this Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms.

(c)    Legality. The making of the initial Loans shall not contravene any law, rule or regulation applicable to any Secured Party.

(d)    Delivery of Documents. The Collateral Agent shall have received on or before the Effective Date the following, each in form and substance satisfactory to the Collateral Agent and, unless indicated otherwise, dated the Effective Date and, if applicable, duly executed by the Persons party thereto:

(i)    this Agreement;

(ii)    the Fee Letter;

(iii)    a Security Agreement, together with the original stock certificates representing all of the Equity Interests and all promissory notes required to be pledged thereunder, accompanied by undated stock powers executed in blank by a duly authorized officer of the pledgor thereof and other proper instruments of transfer;

(iv)    the results of searches for any effective UCC financing statements, tax Liens or judgment Liens filed against any Loan Party or its property, which results shall not show any such Liens (other than Permitted Liens acceptable to the Collateral Agent or Liens that have been or will be contemporaneously released or terminated as of the Effective Date);

(v)    a Perfection Certificate;

(vi)    the Intellectual Property Security Agreements;

(vii)    the Disbursement Letter;

(viii)    the Intercompany Subordination Agreement;

(ix)    the Intercreditor Agreement;

(x)    the management rights letter, dated as of the date hereof, among the Borrowers and the Agents (as amended, amended and restated, supplemented or otherwise modified from time to time, the “VCOC Management Rights Agreement”);

(xi)    a certificate of an Authorized Officer of each Loan Party, certifying (A) as to copies of the Governing Documents of such Loan Party, together with all amendments thereto (including a true and complete copy of the charter, certificate of formation, certificate of limited partnership or other publicly filed organizational document of each Loan Party certified as of a recent date not more than 30 days prior to the Effective Date by an appropriate official of the jurisdiction of organization of such Loan Party which shall set forth the same complete name of such Loan Party as is set forth herein and the organizational number of such Loan Party, if an organizational number is issued in such jurisdiction), (B) as to a copy of the resolutions or written consents of such Loan Party authorizing (1) the borrowings hereunder and the transactions contemplated by the Loan Documents to which such Loan Party is or will be a party, and (2) the execution, delivery and performance by such Loan Party of each Loan Document to which such Loan Party is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith, and (C) the names and true signatures of the representatives of such Loan Party authorized to sign each Loan Document (in the case of a Borrower, including Notices of Borrowing, SOFR Notices and all other notices under this Agreement and the other Loan Documents) to which such Loan Party is or will be a party and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers;
(xii)    a certificate of the chief financial officer of the Parent certifying as to the matters set forth in Section 5.01(b), (c), (e) and (f);

(xiii)    a certificate of the chief financial officer of each Loan Party, certifying that the Loan Parties (after giving effect to the Loans made on the Effective Date) on a consolidated basis are Solvent;

(xiv)    to the extent applicable, a certificate of the appropriate official(s) of the jurisdiction of organization certifying as of a recent date not more than 30 days prior to the Effective Date as to the subsistence in good standing of, and the payment of taxes by, such Loan Party in such jurisdictions;

(xv)    an opinion of Paul Hastings LLC, counsel to the Loan Parties, as to such matters as the Collateral Agent may reasonably request;

(xvi)    a true, correct and complete copy of each material ABL Facility Document (including all exhibits, appendices, schedules, annexes and attachments thereto and amendments thereof), duly executed by each party thereto;

(xvii)    evidence of the insurance coverage required by Section 7.01;

(xviii)    evidence of the payment in full of all Indebtedness under the Existing Credit Facility, together with (A) a termination and release agreement with respect to the Existing Credit Facility and all related documents, duly executed by the Loan Parties and the Existing Lenders, (B) a satisfaction of mortgage for each mortgage filed by the Existing Lender on each Facility, (C) a termination of security interest in Intellectual Property for each assignment for security recorded by the Existing Lenders at the United States Patent and Trademark Office or the United States Copyright Office and covering any intellectual property of the Loan Parties, and (D) UCC-3 termination statements for all UCC-1 financing statements filed by the Existing Lenders and covering any portion of the Collateral; and

(xix)    such other agreements, instruments, approvals, opinions and other documents, each satisfactory to the Agents in form and substance, as any Agent may reasonably request.

(e)    Material Adverse Effect. The Collateral Agent shall have determined, in its sole judgment, that no event or development shall have occurred since December 31, 2023 which could reasonably be expected to have a Material Adverse Effect.

(f)    Approvals. All consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in connection with the making of the Loans, or the conduct of the Loan Parties’ business, or the consummation of any of the underlying transactions, shall have been obtained and shall be in full force and effect.

(g)    [Reserved].

(h)    Security Interests. The Loan Documents shall create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable first priority security interest in the Collateral secured thereby (subject only to Permitted Liens).

(i)    Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing pursuant to Section 2.02 hereof.

(j)    Know-Your-Customer. The Administrative Agent shall have received, at least two Business Days prior to the Effective Date, a duly executed IRS Form W-9 (or other applicable Tax form) of Parent and the Borrowers, and all documentation and other information with respect to the Loan Parties required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and Beneficial Ownership Regulation, that has been reasonably requested in writing by the Administrative Agent or any Lender at least five Business Days prior to the Effective Date.

Section 5.02.    Conditions Precedent to All Loans. The obligation of any Agent or any Lender to make any Loan after the Effective Date is subject to the fulfillment, in a manner satisfactory to the Administrative Agent, of each of the following conditions precedent:

(a)    Payment of Fees, Etc. The Borrowers shall have paid all fees, costs, expenses and taxes then payable by the Borrowers pursuant to this Agreement and the other Loan Documents, including, Section 2.06 and Section 12.04 hereof.

(b)    Representations and Warranties; No Event of Default. The following statements shall be true and correct, and the submission by the Administrative Borrower to the Administrative Agent of a Notice of Borrowing with respect to each such Loan, and the Borrowers’ acceptance of the proceeds of such Loan, shall each be deemed to be a representation and warranty by each Loan Party on the date of such Loan that: (i) the representations and warranties contained in Article VI and in each other Loan Document, certificate or other writing delivered to any Secured Party pursuant hereto or thereto on or prior to the date of such Loan are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to materiality or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date), (ii) at the time of and after giving effect to the making of such Loan and the application of the proceeds thereof, on such date and (iii) the conditions set forth in this Section 5.02 have been satisfied as of the date of such request.

(c)    Legality. The making of such Loan shall not contravene any law, rule or regulation applicable to any Secured Party.

(d)    Notices. The Administrative Agent shall have received a Notice of Borrowing pursuant to Section 2.02 hereof.

(e)    Proceedings; Receipt of Documents. All proceedings in connection with the making of such Loan and the other transactions contemplated by this Agreement and the other Loan Documents, and all documents incidental hereto and thereto, shall be satisfactory to the Agents and their counsel, and the Agents and such counsel shall have received such other agreements, instruments, approvals, opinions and other documents, each in form and substance satisfactory to the Agents, as any Agent may reasonably request.

Section 5.03.    Conditions Subsequent to Effectiveness. As an accommodation to the Loan Parties, the Agents and the Lenders have agreed to execute this Agreement and to make the Loans on the Effective Date notwithstanding the failure by the Loan Parties to satisfy the conditions set forth below on or before the Effective Date. In consideration of such accommodation, the Loan Parties agree that, in addition to all other terms, conditions and provisions set forth in this Agreement and the other Loan Documents, including those conditions set forth in Section 5.01, the Loan Parties shall satisfy each of the conditions subsequent set forth below on or before the date applicable thereto (it being understood that (i) the failure by the Loan Parties to perform or cause to be performed any such condition subsequent on or before the date applicable thereto shall constitute an Event of Default and (ii) to the extent that the existence of any such condition subsequent would otherwise cause any representation, warranty or covenant in this Agreement or any other Loan Document to be breached, the Required Lenders hereby waive such breach for the period from the Effective Date until the date on which such condition subsequent is required to be fulfilled pursuant to this Section 5.03):

(a)    No later than the date that is 30 days after the Effective Date (as such date may be extended in writing by the Collateral Agent in its sole and absolute discretion), the Borrowers shall deliver (to the extent not delivered on or prior to the Effective Date) certificates of insurance and endorsements to the insurance policies of the Loan Parties as required by Section 7.01(h);

(b)    No later than the date that is 60 days after the Effective Date (as such date may be extended in writing by the Collateral Agent in its sole and absolute discretion), the Borrowers shall establish the Asset Sales Proceeds Account and deliver Control Agreements with respect to each deposit account, securities account and commodity account of any Loan Party (other than any Excluded Account);

(c)    Not later than the date that is 90 days after the Effective Date (as such date may be extended in writing by the Collateral Agent in its sole and absolute discretion), the Borrower shall deliver to the Collateral Agent a landlord waiver, in form and substance reasonably satisfactory to the Collateral Agent, executed by the landlord with respect to each leased property of the Loan Parties for which a landlord waiver is required to be delivered pursuant to Section 7.01(l) (it being understood that there shall be no breach of this Section 5.03(c) so long as the Loan Parties have employed commercially reasonable efforts to obtain and deliver such agreements); and

(d)    Not later than the date that is 90 days after the Effective Date (as such date may be extended in writing by the Collateral Agent in its sole and absolute discretion), each of the Mortgages and other Real Property Deliverables, in form and substance satisfactory to the Collateral Agent, relating to each of the Facilities identified on Schedule 1.01(B) shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, (ii) each of such Facilities shall not be subject to any Lien other than Permitted Liens, and (iii) each of such Mortgages shall have been filed and recorded in the recording office as specified on Schedule 9 of the Perfection Certificate and, in connection therewith, the Collateral Agent shall have received evidence satisfactory to it of each such filing and recordation.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Section 6.01.    Representations and Warranties. Each Loan Party hereby represents and warrants to the Secured Parties as follows:

(a)    Organization, Good Standing, Etc. Holdings and each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to own its property and assets and conduct its business as now conducted and as presently contemplated and, in the case of the Borrowers, to make the borrowings hereunder, and to execute and deliver each Loan Document to which it is a party, and to consummate the transactions contemplated thereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except (solely for the purposes of this subclause (iii)) where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

(b)    Authorization, Etc. The execution, delivery and performance by each Loan Party of each Loan Document to which it is or will be a party, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene (A) any of its Governing Documents, (B) any applicable Requirement of Law or (C) any Contractual Obligation binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties, except, solely for the purposes of subclauses (ii)(B), (ii)(C) and (iv), to the extent such contravention, default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal could not reasonably be expected to have a Material Adverse Effect.

(c)    Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of any Loan Document to which it is or will be a party other than filings and recordings with respect to Collateral to be made, or otherwise delivered to the Collateral Agent for filing or recordation, on the Effective Date.

(d)    Enforceability of Loan Documents. This Agreement is, and each other Loan Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(e)    Capitalization. On the Effective Date, after giving effect to the transactions contemplated hereby to occur on the Effective Date, the authorized Equity Interests of the Parent and each of its Subsidiaries and the issued and outstanding Equity Interests of the Parent and each of its Subsidiaries are as set forth on Schedule 6.01(e). All of the issued and outstanding shares of Equity Interests of the Parent and each of its Subsidiaries have been validly issued and are fully paid and nonassessable, and, except as set forth on Schedule 6.01(e), the holders thereof are not entitled to any preemptive, first refusal or other similar rights. All Equity Interests of such Subsidiaries of the Parent are owned by the Parent free and clear of all Liens (other than Permitted Specified Liens). Except as described on Schedule 6.01(e), there are no outstanding debt or equity securities of the Parent or any of its Subsidiaries and no outstanding obligations of the Parent or any of its Subsidiaries convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from the Parent or any of its Subsidiaries, or other obligations of the Parent or any of its Subsidiaries to issue, directly or indirectly, any shares of Equity Interests of the Parent or any of its Subsidiaries.

(f)    Litigation. Except as set forth in Schedule 6.01(f), there is no pending or, to the best knowledge of any Loan Party, threatened (in writing) action, suit or proceeding affecting Holdings, any Loan Party, any Subsidiary or any of its properties before any court or other Governmental Authority or any arbitrator that (i) could reasonably be expected to have a Material Adverse Effect or (ii) relates to this Agreement or any other Loan Document or any transaction contemplated hereby or thereby.

(g)    Financial Statements.

(i)    The Financial Statements, copies of which have been delivered to each Agent and each Lender, fairly present in all material respects the consolidated financial condition of Holdings and its Subsidiaries as at the respective dates thereof and the consolidated results of operations of Holdings and its Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP. All material indebtedness and other liabilities (including Indebtedness, liabilities for taxes, long-term leases and other unusual forward or long-term commitments), direct or contingent, of Holdings and its Subsidiaries are set forth in the Financial Statements. Since December 31, 2023, no event or development has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

(ii)    The Parent has heretofore furnished to each Agent and each Lender (A) projected quarterly balance sheets, income statements and statements of cash flows of Holdings and its Subsidiaries for the period from December 31, 2024 through December 31, 2025, and (B) projected annual balance sheets, income statements and statements of cash flows of Holdings and its Subsidiaries for the Fiscal Years ending in 2024 through 2029, which projected financial statements shall be updated from time to time pursuant to Section 7.01(a)(vii).

(iii)    As of the Effective Date, the Total Net Leverage Ratio of the Parent and its Subsidiaries as of the last day of the four fiscal quarter period ended on September 30, 2024, determined on a Pro Forma Basis after giving effect to the incurrence of the Initial Term Loan and the other Transactions to occur on the Effective Date, does not exceed 1.75:1.00.

(h)    Compliance with Law, Etc. None of Holdings, any Loan Party or any of the Subsidiaries is in violation of (i) any of its Governing Documents, (ii) any Requirement of Law, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect, or (iii) any term of any Contractual Obligation (including any Material Contract) binding on or otherwise affecting it or any of its properties, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect, and no default or event of default has occurred and is continuing thereunder.

(i)    ERISA. Except as set forth on Schedule 6.01(i), (i) each Employee Plan is in compliance with all Requirements of Law in all material respects, and each Loan Party, each Subsidiary and each Employee Plan is in compliance with ERISA, the Internal Revenue Code and the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010 in all material respects, (ii) no ERISA Event has occurred nor is reasonably expected to occur with respect to any Employee Plan or Multiemployer Plan, (iii) the most recent annual report (Form 5500 Series) with respect to each Pension Plan, including any required Schedule B (Actuarial Information) thereto, copies of which have been filed with the Internal Revenue Service and delivered to the Agents, is complete and correct and fairly presents the funding status of such Pension Plan, and since the date of such report, there has been no material adverse change in such funding status, (iv) copies of each agreement entered into with the PBGC, the U.S. Department of Labor or the Internal Revenue Service with respect to any Employee Plan have been delivered to the Agents, and (v) each Employee Plan that is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Internal Revenue Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Internal Revenue Code. No Loan Party or any of its ERISA Affiliates has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. There are no pending or, to the best knowledge of any Loan Party, threatened claims, actions, proceedings or lawsuits (other than claims for benefits in the normal course) asserted or instituted against (A) any Employee Plan or its assets, (B) any fiduciary with respect to any Employee Plan, or (C) any Loan Party or any of its ERISA Affiliates with respect to any Employee Plan. Except as required by Section 4980B of the Internal Revenue Code, no Loan Party or any of its ERISA Affiliates maintains an employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides health benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Loan Party or any of its ERISA Affiliates or has any obligation to provide any such benefits for any current employee after such employee’s termination of employment.

(j)    Taxes, Etc. (i) All federal and other material Tax returns and other material reports required by applicable Requirements of Law to be filed by Holdings, any Loan Party or any Subsidiary have been timely filed and (ii) all Taxes imposed upon Holdings, any Loan Party, any Subsidiary or any property of Holdings, any Loan Party or any Subsidiary which have become due and payable on or prior to the date hereof have been paid, except (A) unpaid Taxes in an aggregate amount at any one time not in excess of $500,000, and (B) Taxes contested in good faith by proper proceedings which stay the imposition of any Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof on the Financial Statements in accordance with GAAP.

(k)    Regulations T, U and X. No Loan Party or any Subsidiary is or will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U and X.

(l)    Nature of Business.

(i)    No Loan Party or any of its Subsidiaries is engaged in any business other than as set forth on Schedule 6.01(l) or any business reasonably related, incidental or ancillary thereto.

(ii)    Neither Holdings nor the Parent has any material liabilities (other than liabilities arising under the Loan Documents, the ABL Facility Documents and the Tax Receivable Agreement and, in the case of the Parent, arising in respect of Permitted Indebtedness), owns any material assets (other than the Equity Interests of its Subsidiaries) or is engaged in any operations or business (other than relating to the ownership of its Subsidiaries).

(m)    Adverse Agreements, Etc. None of Holdings, any Loan Party or any of the Subsidiaries is a party to any Contractual Obligation or subject to any restriction or limitation in any Governing Document or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority, which (either individually or in the aggregate) has, or in the future could reasonably be expected (either individually or in the aggregate) to have, a Material Adverse Effect.

(n)    Permits, Etc. Each Loan Party and each Subsidiary has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations, including Environmental Permits, required for such Person lawfully to own, lease, manage or operate, or to acquire, each business and Facility currently owned, leased, managed or operated, or to be acquired, by such Person, except to the extent the failure to have or be in compliance therewith could not reasonably be expected to have a Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, including any such Environmental Permit, and there is no claim that any of the foregoing is not in full force and effect.

(o)    Properties. (i) Each Loan Party and each Subsidiary has good and marketable title to, valid leasehold interests in, or valid licenses to use, all property and assets material to its business, free and clear of all Liens, except Permitted Liens. All such properties and assets are in good working order and condition, ordinary wear and tear excepted and (ii) as of the Effective Date, Schedule 1.01(B) sets forth the address of each real estate asset (or each set of such assets that collectively comprise one operating property) that is owned in fee simple by any Loan Party.

(p)    Employee and Labor Matters. Except as set forth on Schedule 6.01(p), (i) Holdings, each Loan Party and each Subsidiary is in compliance with all Requirements of Law in all material respects pertaining to employment and employment practices, terms and conditions of employment, wages and hours, and occupational safety and health, (ii) none of Holdings, any Loan Party or any Subsidiary is party to any collective bargaining agreement, nor has any labor union been recognized as the representative of the employees of Holdings, any Loan Party or any Subsidiary, (iii) there is no unfair labor practice complaint pending or, to the best knowledge of any Loan Party, threatened against Holdings, any Loan Party or any Subsidiary before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against Holdings, any Loan Party or any Subsidiary which arises out of or under any collective bargaining agreement, (iv) there has been no strike, work stoppage, slowdown, lockout, or other labor dispute pending or threatened against Holdings, any Loan Party or any Subsidiary, and (v) to the best knowledge of each Loan Party, no labor organization or group of employees has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. None of Holdings, any Loan Party or any Subsidiary has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act (“WARN”) or any similar Requirement of Law, which remains unpaid or unsatisfied. All payments due from Holdings, any Loan Party or any Subsidiary on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of Holdings, such Loan Party or such Subsidiary, as applicable, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)    Environmental Matters. Except as set forth on Schedule 6.01(q) hereto, (i) no Loan Party or any of its Subsidiaries is in violation of any Environmental Law, (ii) each Loan Party and each of its Subsidiaries has, and is in compliance with, all Environmental Permits for its respective operations and businesses, except to the extent any failure to have or be in compliance therewith, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (iii) there has been no Release or threatened Release of Hazardous Materials on, in, at, under or from any properties currently or formerly owned, leased or operated by any Loan Party, its Subsidiaries or a respective predecessor in interest or at any disposal or treatment facility which received Hazardous Materials generated by any Loan Party, its Subsidiaries or any respective predecessor in interest, which in any case of the foregoing, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; (iv) there are no pending or threatened Environmental Claims against, or Environmental Liability of, any Loan Party, its Subsidiaries or any respective predecessor in interest that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; (v) neither any Loan Party nor any of its Subsidiaries is performing or responsible for any Remedial Action that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and (vi) the Loan Parties have made available to the Collateral Agent and Lenders true and complete copies of all material environmental reports, audits and investigations in the possession or control of any Loan Party or any of its Subsidiaries with respect to the operations and business of the Loan Parties and its Subsidiaries.

(r)    Insurance. Each Loan Party and its Subsidiaries maintains all insurance required by Section 7.01(h). Schedule 6.01(r) sets forth a list of all such insurance maintained by or for the benefit of each Loan Party and its Subsidiaries on the Effective Date.

(s)    Use of Proceeds. The proceeds of the Initial Term Loans shall be used (a) to refinance the Existing Credit Facility, (b) to pay fees and expenses in connection with the transactions contemplated hereby, and (c) for general corporate purposes. The proceeds of the Incremental Term Loans shall be used (subject to Section 2.11(b)(vi)) for the purposes specified in the applicable Incremental Term Loan Assumption Agreement.

(t)    Solvency. After giving effect to the transactions contemplated by this Agreement and before and after giving effect to each Loan, each Loan Party is, and the Loan Parties on a consolidated basis are, Solvent. No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.

(u)    Intellectual Property. Except as set forth on Schedule 6.01(u), each Loan Party and each Subsidiary owns or licenses or otherwise has the right to use all Intellectual Property rights that are necessary for the operation of its business, without material infringement upon or conflict with the rights of any other Person with respect thereto. Set forth on Schedule 6.01(u) is a complete and accurate list as of the Effective Date of (i) each item of Registered Intellectual Property owned by each Loan Party and each Subsidiary; and (ii) each material Intellectual Property Contract to which any Loan Party or any Subsidiary is bound. To the knowledge of the Loan Parties, no trademark or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any Subsidiary materially infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened in writing which, individually or the in aggregate, could reasonably be expected to have a Material Adverse Effect. To the knowledge of each Loan Party, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code pertaining to Intellectual Property is pending or threatened in writing, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(v)    Material Contracts. Set forth on Schedule 6.01(v) is a complete and accurate list as of the Effective Date of all Material Contracts of each Loan Party and each Subsidiary, showing the parties and subject matter thereof and amendments and modifications thereto. As of the Effective Date, each such Material Contract is in full force and effect and is binding upon and enforceable against each Loan Party and each Subsidiary that is a party thereto and, to the best knowledge of such Loan Party, all other parties thereto in accordance with its terms and (ii) is not in default due to the action of any Loan Party or any Subsidiary or, to the best knowledge of any Loan Party, any other party thereto.

(w)    Investment Company Act. None of the Loan Parties is (i) an “investment company” or an “affiliated person” or “promoter” of, or “principal underwriter” of or for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended, or (ii) subject to regulation under any Requirement of Law that limits in any respect its ability to incur Indebtedness or which may otherwise render all or a portion of the Obligations unenforceable.

(x)    Customers and Suppliers. There exists no actual or threatened (in writing) termination or cancellation of the business relationship between (i) any Loan Party or any Subsidiary, on the one hand, and any customer or any group thereof, on the other hand, or (ii) any Loan Party or any Subsidiary, on the one hand, and any supplier or any group thereof, on the other hand, in each case, which could be expected to result in a in a Material Adverse Effect, and there exists no present state of facts or circumstances that could reasonably be expected to give rise to or result in any such termination or cancellation.

(y)    Sanctions; Anti-Corruption Laws and Anti-Money Laundering Laws.

(i)    None of Holdings, any Loan Party or any Subsidiary thereof, nor, to the knowledge of any Loan Party, any of their respective directors, officers, employees, agents or Affiliates, (A) is a Sanctioned Person, (B) has assets located in a Sanctioned Country, (C) conducts any business with or for the benefit of any Sanctioned Person, (D) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons, (E) is a “Foreign Shell Bank” within the meaning of the USA PATRIOT Act, or (F) is a Person that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Section 311 of the USA PATRIOT Act as warranting special measures due to money laundering concerns. Holdings, each Loan Party and the Subsidiaries have implemented and maintain in effect policies and procedures designed to ensure compliance by Holdings, each Loan Party and the Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws, and Sanctions. Holdings, each Loan Party and each Subsidiary has complied and is in compliance with all applicable Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws.

(ii)    None of Holdings, any Loan Party, any Subsidiary thereof or, any director, officer, employee, nor, to the best knowledge of any Loan Party, any other Person acting on behalf of Holdings, any Loan Party or any Subsidiary thereof, has offered, promised, paid, given or authorized the payment or giving of any money or other thing of value, directly or indirectly, to or for the benefit of any Person, including without limitation, any employee, official, representative or other Person acting on behalf of any Governmental Authority, or otherwise engaged in any activity that may violate any Anti-Corruption Law.

(iii)    There is no pending or, to the best knowledge of any Loan Party, threatened action, suit, proceeding or investigation before any court or other Governmental Authority against Holdings, any Loan Party, any Subsidiary thereof or any of their respective directors, officers, employees or other Person acting on behalf of Holdings, any Loan Party or any Subsidiary thereof that relates to a potential violation of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.

(iv)    The Loan Parties will not directly or indirectly use, lend or contribute the proceeds of the Loans for any purpose that would breach the Anti-Money Laundering Laws or Anti-Corruption Laws.

(z)    No Recordation. It is not necessary that any Loan Document or any other document be filed, registered or recorded with, or executed or notarized before, any court, public office or other authority in the State of New York or that any registration charge or stamp or similar tax be paid on or in respect of any Loan Document or any other document in order to ensure the legality, validity, effectiveness, enforceability, priority or admissibility in evidence of such Loan Document, in each case other than any Mortgage and other than filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Collateral Agent for filing or recordation on the Effective Date.

(aa)    Collateral Documents. The Collateral Documents are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties legal, valid and enforceable Liens on and security interests in, the Collateral described therein and to the extent intended to be created thereby, except as such enforceability may be limited by general principles of equity and any limitations set forth herein, and (i) when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable laws (which filings or recordings shall be made to the extent required by any Collateral Document) together with the payment of all requisite fees (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by any Collateral Document) and (iii) taking all the actions required hereby, the Liens created by such Collateral Documents will constitute under relevant law perfected first priority Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral, in each case subject to Permitted Liens.

(bb)    Pari Passu. Subject to the Intercreditor Agreement, the obligations of each Loan Party under this Agreement and the other Loan Documents to which it is a party rank and will rank at least pari passu in priority of payment and in all other respects with all its other present and future unsecured and unsubordinated Indebtedness of such Loan Party.

(cc)    Technology Security Systems.

(i)    Each Loan Party and each of its Subsidiaries has implemented and maintains commercially reasonable administrative, physical, and technical security measures and procedures, as applicable, intended to protect the confidentiality, integrity, and security of (A) its computers, computer systems, servers, hardware, software, websites, databases, networks, and all other information technology equipment and systems owned, operated, or controlled by such Loan Party or Subsidiary, including any hosted locations and other outsourced systems and processes (all of the foregoing in this clause (A), “Loan Party Systems”) and (B) Personal Information accessed, collected, used, processed, stored, transferred or disclosed by or on behalf of any Loan Party or any Subsidiary of any Loan Party (all such data and information referred to in this clause (B), “Loan Party Data”), including from theft, destruction, corruption, loss or unauthorized use, access, interruption, deletion, alteration or modification by any Person. All Loan Party Systems are operational and have adequate backups and disaster recovery arrangements that are at least commercially reasonable and consistent with applicable industry standards. Without limiting the generality of the foregoing, each Loan Party and each of its Subsidiaries (x) maintains physical security measures intended to protect applicable equipment and software, (y) utilizes commercially reasonable virus and intrusion checking software and firewalls, and (z) where reasonably necessary, limits access to Loan Party Data to only those employees and agents who need such access for the conduct of the business of the Loan Parties and their Subsidiaries.

(ii)    No Loan Party or any Subsidiary of any Loan Party, at any time within the last three years, has experienced any (A) material security incidents, data breaches, intrusions or unauthorized access, use or compromise of any of the Loan Party Systems, (B) material unauthorized collection, access, use, processing, loss, compromise, interruption, deletion, modification or disclosure of any Loan Party Data or trade secrets of any Loan Party or any Subsidiary of any Loan Party or (C) material cyber, social engineering, spoofing, phishing, ransom, viral or other attack, theft or intrusion that that has allowed an unauthorized Person to access, copy, encrypt or otherwise use any Loan Party Data (all of the foregoing clauses (A), (B) and (C), “Security Breaches”). Each Loan Party and each of its Subsidiaries is in compliance with all Requirements of Laws regarding the privacy or security of all Loan Party Data except for any failure to be in compliance that would not reasonably be executed to result in a Material Adverse Effect. No Loan Party or any Subsidiary of any Loan Party has received or is aware of any written notice, allegation, complaint or other written communication, and to the knowledge of the Loan Parties there is no pending investigation by any Governmental Authority or other Person regarding any actual or possible violation of any Requirements of Laws regarding the privacy or security of any Loan Party Data that would reasonably be executed to result in a Material Adverse Effect.

(dd)    Full Disclosure.

(i)    Each Loan Party and each Subsidiary has disclosed to the Agents all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party or any Subsidiary to the Agents (other than forward-looking information and projections and information of a general economic nature and general information about Borrowers’ industry) in connection with the negotiation of this Agreement or delivered hereunder contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which it was made, not materially misleading.

(ii)    Projections have been prepared on a reasonable basis and in good faith based on assumptions, estimates, methods and tests that are believed by the Loan Parties to be reasonable at the time such Projections were prepared and information believed by the Loan Parties to have been accurate based upon the information available to the Loan Parties and the Subsidiaries at the time such Projections were furnished to the Lenders; it being understood that (A) Projections are by their nature subject to significant uncertainties and contingencies, many of which are beyond the Loan Parties’ control, (B) actual results may differ materially from the Projections and such variations may be material and (C) the Projections are not a guarantee of performance.

(ee)    Management Agreements. As of the Effective Date, the Loan Parties are not party to any management, consulting, monitoring or advisory agreements with any Affiliate of any Loan Party other than compensation and indemnification agreements entered into with employees, independent contractors, officers and directors or other agreements that are permitted under Section 7.02(i).

ARTICLE VII

COVENANTS OF THE LOAN PARTIES AND OTHER COLLATERAL MATTERS

Section 7.01.    Affirmative Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid (other than Contingent Indemnity Obligations) or any Lender shall have any Commitment hereunder, each Loan Party shall, and shall cause each of the Subsidiaries to, unless the Required Lenders shall otherwise consent in writing:

(a)    Reporting Requirements. Furnish to each Agent and each Lender:

(i)    as soon as available, and in any event within 30 days after the end of each fiscal month of the Parent and its Subsidiaries (commencing with the fiscal month ending January 31, 2025), (x) the internally prepared consolidated balance sheet, income statement and statement of cash flows of the Parent and its consolidated Subsidiaries as at the end of such fiscal month, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such fiscal month, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (A) the financial statements of the Parent and its consolidated Subsidiaries for the immediately preceding Fiscal Year, and (B) commencing with the fiscal month ending March 30, 2025, the budget relating to such Fiscal Year, all in reasonable detail and certified by an Authorized Officer of the Parent as fairly presenting, in all material respects, the financial position of the Parent and its Subsidiaries as at the end of such fiscal month and the results of operations of the Parent and its Subsidiaries for such fiscal month and for such year-to-date period, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Agents and the Lenders, subject to the absence of footnotes and normal year-end adjustments and (y) a report of key performance indicators consisting of “Revenue by Sales Channel” for such fiscal month and, at the reasonable request of the Administrative Agent, any other metrics that Holdings or the Loan Parties prepare in the ordinary course of business or can reasonably provide without undue burden or expense; provided, however, that no such reports shall be required to be prepared in accordance with GAAP;

(ii)    as soon as available and in any event within 45 days after the end of each fiscal quarter of the Parent and its Subsidiaries (commencing with the fiscal quarter ending March 31, 2025), the consolidated balance sheet, income statement and statement of cash flows of the Parent and its Subsidiaries as at the end of such quarter, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (A) the financial statements for the immediately preceding Fiscal Year and (B) the budget relating to such Fiscal Year, all in reasonable detail and certified by an Authorized Officer of the Parent as fairly presenting, in all material respects, the financial position of the Parent and its Subsidiaries as of the end of such quarter and the results of operations of the Parent and its Subsidiaries for such quarter and for such year-to-date period, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of the Parent and its Subsidiaries furnished to the Agents and the Lenders, subject to the absence of footnotes and normal year-end adjustments;

(iii)    as soon as available, and in any event within 90 days after the end of each Fiscal Year of the Parent and its Subsidiaries (commencing with the fiscal year ending December 31, 2024), the consolidated balance sheet, income statement and statement of cash flows of the Parent and its Subsidiaries as at the end of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (A) the financial statements for the immediately preceding Fiscal Year, and (B) commencing with the Fiscal Year ending December 31, 2025, the budget relating to such Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and an unqualified audit opinion of independent certified public accountants of nationally recognized standing selected by the audit committee of the Parent (which report and opinion shall not include any qualification, exception or explanatory paragraph expressing substantial doubt about the ability of the Parent or any of its Subsidiaries to continue as a going concern or any qualification or exception as to the scope of such audit (other than a “going concern” or like qualification that is due solely to (i) the impending maturity of the Obligations under this Agreement, (ii) any anticipated inability to satisfy any financial covenant set forth in Section 7.03 of this Agreement, or (iii) changes in accounting principles or practices reflecting changes in GAAP that are required or approved by the Borrowers’ independent certified public accountants) that the financial statements were prepared in accordance with GAAP and present fairly, in accordance with GAAP, in all material respects the results of operations and financial position of the Parent and its Subsidiaries as of the end of and for the Fiscal Year then ended;

(iv)    simultaneously with the delivery of the financial statements of the Parent and its Subsidiaries required by clauses (i)(x), (ii) and (iii) of this Section 7.01(a), a Compliance Certificate:

(A)    (x) stating that such Authorized Officer has reviewed the provisions of this Agreement and the other Loan Documents and has made or caused to be made under his or her supervision a review of the condition and operations of the Parent and its Subsidiaries during the period covered by such financial statements with a view to determining whether the Parent and its Subsidiaries were in compliance with all of the provisions of this Agreement and such Loan Documents at the times such compliance is required hereby and thereby, and that such review has not disclosed, and such Authorized Officer has no knowledge of, the occurrence and continuance during such period of an Event of Default or Default or, if an Event of Default or Default had occurred and continued or is continuing, describing the nature and period of existence thereof and the action which the Parent and its Subsidiaries propose to take or have taken with respect thereto, (y) identifying each Subsidiary of the Parent as a Loan Party or an Excluded Subsidiary or confirming that there is no change in such information since the later of the Effective Date and the date of the last such list, and (z) to the extent required such that the conditions in the definition of Immaterial Subsidiary continue to be satisfied, designating one or more Subsidiaries as no longer constituting an Immaterial Subsidiary for purposes of this Agreement;

(B)    in the case of the delivery of the financial statements of the Parent and its Subsidiaries required by clauses (ii) and (iii) of this Section 7.01(a), attaching a schedule showing the calculation of the financial covenants specified in Section 7.03, and
(C)    in the case of the delivery of the financial statements of the Parent and its Subsidiaries required by clause (iii) of this Section 7.01(a), attaching, commencing with the Fiscal Year ending December 31, 2025, (1) a summary of all material insurance coverage maintained as of the date thereof by any Loan Party or any of its Subsidiaries, (2) the calculation of the Excess Cash Flow in accordance with the terms of Section 2.05(c)(i) and (3) confirmation that there have been no changes to the information contained in each of the Perfection Certificates delivered on the Effective Date or the date of the most recently updated Perfection Certificate delivered pursuant to this clause (iv), or attaching an updated Perfection Certificate identifying any such changes to the information contained therein;

(v)    after the First Amendment Effective Date, simultaneously with the delivery of the financial statements of the Parent and its Subsidiaries required by clause (i) of this Section 7.01(a), (A) a calculation of Liquidity as of the last day of each week in such fiscal month, (B) a 13-week cash flow forecast, which shall depict, on a weekly basis, projected cash revenues, expenses and net cash flows of the Parent and its Subsidiaries (the “13-Week Cash Flow”), and (C) a comparison of the Liquidity calculation against the 13-Week Cash Flow most recently delivered pursuant to this clause (v), each in form and substance reasonably satisfactory to the Agents;

(vi)    after the First Amendment Effective Date, if Liquidity is less than $12,500,000 as of the last day of any week, on Thursday of the immediately following week and each week thereafter until Liquidity for each day in the prior week is greater than $12,500,000, (A) a calculation of Liquidity as of the last day of the preceding week, (B) a 13-Week Cash Flow, and (C) a comparison of the Liquidity calculation against the 13-Week Cash Flow most recently delivered pursuant to this clause (vi), each in form and substance reasonably satisfactory to the Agents;

(vii)    ~~(v)~~ as soon as available and in any event not later than 45 days after the beginning of each Fiscal Year, a certificate of an Authorized Officer of the Parent (A) attaching a detailed consolidated budget and Projections (including estimates of free cash flow) for the Parent and its Subsidiaries for such Fiscal Year (supplementing and superseding the Projections previously required to be delivered pursuant to this Agreement) for such Fiscal Year, in each case, prepared on a monthly basis, and (B) certifying that the representations and warranties set forth in Section 6.01(dd)(ii) are true and correct with respect to the Projections;

(viii)    ~~(vi)~~ as soon as available and in any event not later than 45 days after the end of the fiscal months ended November 30, 2024 and December 31, 2024, the internally prepared consolidated balance sheet, income statement and statements of cash flows of the Parent and its consolidated Subsidiaries as at the end of such fiscal month, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such fiscal month;

(ix)    ~~(vii)~~ promptly after submission to any Governmental Authority, all documents and information furnished to such Governmental Authority in connection with any investigation of any Loan Party or any Subsidiary other than routine inquiries by such Governmental Authority;

(x)    ~~(viii)~~ within three Business Days after (A) the occurrence of an Event of Default or Default or (B) the occurrence of any event or development that would reasonably be expected to have a Material Adverse Effect, the written statement of an Authorized Officer of the Administrative Borrower setting forth the details of such Event of Default or Default or other event or development having a Material Adverse Effect and the action which the affected Loan Party proposes to take with respect thereto;

(xi)    ~~(ix)~~ promptly after obtaining knowledge of the occurrence thereof, the occurrence of any ERISA Event that, either individually or together with any other ERISA Events, could reasonably be expected to have a Material Adverse Effect;

(xii)    ~~(x)~~ promptly after the commencement thereof but in any event not later than five Business Days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any Loan Party, notice of any investigation, action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

(xiii)    ~~(xi)~~ as soon as possible and in any event within five Business Days after execution, receipt or delivery thereof, copies of (A) any material notices that any Loan Party executes or receives in connection with (x) any Material Contract, (y) the sale or other Disposition of the Equity Interests of, or all or substantially all of the assets of, any Loan Party or any Subsidiary or (z) the ABL Facility and (B) each material ABL Facility Document and each amendment to or modification of a material ABL Facility Document (together with all documents and materials delivered in connection therewith);

(xiv)    ~~(xii)~~ promptly after (A) the sending or filing thereof, copies of all material statements, reports and other information that Holdings, any Loan Party or any Subsidiary sends to any holders of its material Indebtedness or its securities and (B) the receipt thereof, a copy of any material notice received from any holder of its material Indebtedness;

(xv)    ~~(xiii)~~ promptly upon receipt thereof, copies of all financial reports (including, management letters), if any, submitted to Holdings, any Loan Party or any Subsidiary by its auditors in connection with any annual or interim audit of the books thereof;

(xvi)    ~~(xiv)~~ promptly upon request, any certification or other evidence requested from time to time by any Lender in its sole discretion, confirming the Borrowers’ compliance with Section 7.02(n);

(xvii)    ~~(xv)~~ simultaneously with the delivery of the financial statements of the Parent and its Subsidiaries required by clauses (i), (ii) and (iii) of this Section 7.01(a), if, as a result of any change in accounting principles and policies from those used in the preparation of the Financial Statements (other than as may be required to conform to GAAP), the consolidated financial statements of the Parent and its Subsidiaries delivered pursuant to clauses (i), (ii) and (iii) of this Section 7.01(a) will differ from the consolidated financial statements that would have been delivered pursuant to such clauses had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance satisfactory to the Agents; provided that no statement of reconciliation shall be required to be delivered to the extent that such change in accounting principles or policies are disclosed to the Agents in writing;

(xviii)    ~~(xvi)~~ promptly after submission to the ABL Agent or any ABL Lender, copies of any notices, reports and other materials or information delivered to the ABL Agent or ABL Lenders pursuant to the ABL Facility Documents, including all Borrowing Base Certificates; and

(xix)    ~~(xvii)~~ promptly upon request, such other information concerning the financial condition or operations of any Loan Party (including any Environmental, Social, and Corporate Governance information) as any Agent may from time to time may reasonably request.

Notwithstanding anything set forth in this Agreement, the obligations referred to in this Section 7.01(a) may be satisfied with respect to information of Holdings, any Loan Party or any Subsidiary, to the extent that the reports or information are included in materials publicly filed by Holdings with the SEC, by the public filing of such information or reports with the SEC, including, with respect to financial information of Holdings, any Loan Party or any Subsidiary required pursuant to Section 7.01(a), by the public filing of Form 8-K, 10-K or 10-Q of Holdings filed with the SEC or any other information, report or document that is published on SEC.gov by Holdings that contains the information otherwise required to be delivered pursuant to such Section.

(b)    Additional Guarantors and Collateral Security. Cause:

(i)    each Subsidiary (other than an Excluded Subsidiary) of any Loan Party not in existence on the Effective Date, or that ceases to be an Excluded Subsidiary, to execute and deliver to the Collateral Agent promptly and in any event within 30 days (or such longer period agreed to by the Collateral Agent in its reasonable discretion) after the formation, acquisition or change in status thereof, (A) a Joinder Agreement, pursuant to which such Subsidiary shall be made a party to this Agreement as a Guarantor, (B) a supplement to the Security Agreement, together with (1) certificates evidencing all of the Equity Interests of any Person owned by such Subsidiary required to be pledged under the terms of the Security Agreement, (2) undated stock powers for such Equity Interests executed in blank with signature guaranteed, and (3) such opinions of counsel as the Collateral Agent may reasonably request, (C) to the extent required under the terms of this Agreement, one or more Mortgages creating on the Eligible Real Property of such Subsidiary a perfected, first priority Lien (in terms of priority, subject only to Permitted Specified Liens) on such Eligible Real Property and such other Real Property Deliverables as may be required by the Collateral Agent with respect to each such real property, (D) if the respective Subsidiary owns registrations of or applications for any Intellectual Property registered or to be registered in the United States that constitutes Collateral, an Intellectual Property Security Agreement, (E) such other agreements, instruments, approvals or other documents reasonably requested by the Collateral Agent in order to create, perfect, establish the first priority of or otherwise protect any Lien purported to be covered by any such Security Agreement, Collateral Document or Mortgage or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and the Collateral Documents and that all property and assets of such Subsidiary shall become Collateral for the Obligations; and

(ii)    each Loan Party that is the owner of the Equity Interests of any Subsidiary (including any Excluded Subsidiary) to execute and deliver promptly and in any event within 30 days after the formation or acquisition of such Subsidiary (A) all certificates (if any) evidencing all of the

Equity Interests of such Subsidiary, (B) undated stock powers or other appropriate instruments of assignment for such Equity Interests executed in blank with signature guaranteed, (C) such opinions of counsel as the Collateral Agent may reasonably request and (D) such other agreements, instruments, approvals or other documents as the Collateral Agent may reasonably request.

(c)    Compliance with Laws; Payment of Taxes.

(i)    Comply, and cause Holdings and each of its Subsidiaries to comply, with all Requirements of Law, judgments and awards (including any settlement of any claim that, if breached, could give rise to any of the foregoing), except to the extent the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

(ii)    File all federal and other material Tax returns required to be filed by Holdings and its Subsidiaries, and pay, and cause Holdings and each of its Subsidiaries to pay, in full before delinquency or before the expiration of any extension period, all federal, state and other material Taxes imposed upon any Loan Party or any of its Subsidiaries or any property of any Loan Party or any of its Subsidiaries, except (i) unpaid Taxes in an aggregate amount at any one time not in excess of $500,000, and (ii) Taxes contested in good faith by proper proceedings which stay the imposition of any Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP.

(d)    Preservation of Existence, Etc. Maintain and preserve, and cause Holdings and each of its Subsidiaries to maintain and preserve, its existence, rights and privileges (except as otherwise expressly permitted hereunder), and become or remain, and cause Holdings and each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except to the extent that the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

(e)    Keeping of Records and Books of Account. Keep, and cause Holdings and each of its Subsidiaries to keep, adequate records and books of account, with complete entries made to permit the preparation of financial statements in accordance with GAAP.

(f)    Inspection Rights. Permit, and cause each of its Subsidiaries to permit, the agents, advisors and representatives of any Agent at any time and from time to time during normal business hours, at the expense of the Borrowers, to examine and make copies of and abstracts from its records and books of account, to visit and inspect its properties, to verify materials, leases, notes, accounts receivable, deposit accounts and its other assets, to conduct audits, physical counts, valuations, appraisals or examinations and to discuss its affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives. In furtherance of the foregoing, each Loan Party hereby authorizes its independent accountants, and the independent accountants of each of its Subsidiaries, to discuss the affairs, finances and accounts of such Person (independently or together with representatives of such Person) with the agents and representatives of any Agent in accordance with this Section 7.01(f); provided that so long as no Event of Default exists, the Agents shall not exercise such rights at the Borrowers’ expense more often than one time in any fiscal year (excluding any such visits during the continuance of an Event of Default); provided, further, that when an Event of Default exists, the Agents (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice. Notwithstanding the foregoing, no Loan Party or their respective Subsidiaries will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) in respect of which disclosure to Administrative Agent, any agent thereof or any Lender is prohibited by applicable law, (ii) except to the extent reasonably necessary in order to realize upon any of the Collateral as part of an exercise of remedies under this Agreement or the other Loan Documents, information constituting material trade secrets to the extent not materially relevant to the credit analysis of the Loan Parties and their respective Subsidiaries and to the extent the disclosure of such trade secrets would be materially harmful to the business of any Loan Party or any of its Subsidiaries, or (iii) that is subject to attorney-client privilege which cannot be reasonably waived by a Loan Party.

(g)    Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear and casualty excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder, except to the extent the failure to so maintain and preserve or so comply could not reasonably be expected to have a Material Adverse Effect.

(h)    Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including comprehensive general liability, hazard, flood, rent, worker’s compensation and business interruption insurance) with respect to the Collateral and its other properties (including all real property leased or owned by it) and business, in such amounts and covering such risks as is (i) carried generally in accordance with sound business practice by companies in similar businesses similarly situated, (ii) required by any Requirement of Law, (iii) required by any Material Contract and (iv) in any event in amount, adequacy and scope reasonably satisfactory to the Collateral Agent. All policies covering the Collateral are to be made payable to the Collateral Agent for the benefit of the Agents and the Lenders, as their interests may appear, in case of loss, under a standard non contributory “lender” or “secured party” clause and are to contain such other provisions as the Collateral Agent may require to fully protect the Lenders’ interest in the Collateral and to any payments to be made under such policies. All certificates of insurance are to be delivered to the Collateral Agent and the policies are to be premium prepaid, with the loss payable and additional insured endorsement in favor of the Collateral Agent for the benefit of the Agents and the Lenders, as their respective interests may appear, and such other Persons as the Collateral Agent may designate from time to time, and shall provide for not less than 30 days’ (10 days’ in the case of non-payment) prior written notice to the Collateral Agent of the exercise of any right of cancellation. If any Loan Party or any of its Subsidiaries fails to maintain such insurance, the Collateral Agent may arrange for such insurance, but at the Borrowers’ expense and without any responsibility on the Collateral Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the sole right, in the name of the Lenders, any Loan Party and its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

(i)    Obtaining of Permits, Etc. Obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all permits, licenses, authorizations, approvals, entitlements and accreditations that are necessary or useful in the proper conduct of its business, in each case, except to the extent the failure to obtain, maintain, preserve or take such action could not reasonably be expected to have a Material Adverse Effect.

(j)    Environmental.

(i)    Keep the Collateral free of any Environmental Lien;

(ii)    Obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all Environmental Permits that are necessary or useful in the proper conduct of its business, and comply, and cause each of its Subsidiaries to comply, with all Environmental Laws and Environmental Permits, except to the extent the failure to so obtain, maintain, preserve or comply could not reasonably be expected to result in a material Environmental Claim or Environmental Liability;

(iii)    Take all commercially reasonable steps to prevent any Release or threatened Release of Hazardous Materials in violation of any Environmental Law or Environmental Permit at, in, on, under or from any property owned, leased or operated by any Loan Party or its Subsidiaries that could reasonably be expected to result in material Environmental Liabilities;

(iv)    Provide the Collateral Agent with written notice within 10 days of obtaining knowledge of any of the following: (A) discovery of any Release of a Hazardous Material or environmental condition at, in, on, under or from any property currently or formerly owned, leased or operated by any Loan Party, Subsidiary or predecessor in interest or any material violation of Environmental Law or Environmental Permit that in any case could reasonably be expected to result in any material Environmental Claim or Environmental Liability; (B) notice that an Environmental Lien has been filed against any Collateral; or (C) any material Environmental Claim or Environmental Liability; and provide such reports, documents and information as the Collateral Agent may reasonably request from time to time with respect to any of the foregoing.

(k)    Fiscal Year. Cause the Fiscal Year of the Parent and its Subsidiaries to end on December 31 of each calendar year unless the Agents consent to a change in such Fiscal Year (and appropriate related changes to this Agreement).

(l)    Landlord Waivers; Collateral Access Agreements. At any time any Collateral with a book value in excess of $1,000,000 (when aggregated with all other Collateral at the same location) is located on any real property of a Loan Party (whether such real property is now existing or acquired after the Effective Date) which is not owned by a Loan Party, or is stored on the premises of a bailee, warehouseman, or similar party, notify the Collateral Agent and, at the reasonable request of the

Collateral Agent, use commercially reasonable efforts to obtain written subordinations or waivers or collateral access agreements, as the case may be, in form and substance satisfactory to the Collateral Agent.

(m)    After Acquired Real Property. Upon the acquisition by any Borrower or any of the Subsidiaries after the date hereof of any fee interest in any Eligible Real Property (wherever located) (each such interest being a “New Facility”), immediately so notify the Collateral Agent, setting forth with specificity a description of the interest acquired, the location of the real property, any structures or improvements thereon and either an appraisal or such Loan Party’s good-faith estimate of the current value of such real property. The Collateral Agent shall notify such Loan Party whether it intends to require a Mortgage (and any other Real Property Deliverables) with respect to such New Facility. Upon receipt of such notice requesting a Mortgage (and any other Real Property Deliverables), the Person that has acquired such New Facility shall promptly furnish the same to the Collateral Agent. The Borrowers shall pay all fees and expenses, including reasonable attorneys’ fees and expenses, and all title insurance charges and premiums, in connection with each Loan Party’s obligations under this Section 7.01(m).

(n)    Anti-Corruption Laws; Anti-Money Laundering Laws; Sanctions.

(i)    Maintain, and cause each of its Subsidiaries to maintain, policies and procedures designed to promote compliance by each Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

(ii)    Comply, and cause each of its Subsidiaries to comply, with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

(iii)    None of any Loan Party, any Subsidiary thereof, or, to the best knowledge of any Loan Party, any director, officer, employee or other Person acting on behalf of any Loan Party or any Subsidiary thereof will engage in any activity that would breach any Anti-Corruption Law.

(iv)    Promptly notify the Administrative Agent of any action, suit or investigations by any court or Governmental Authority in relation to an alleged breach of any Anti-Corruption Law, Anti-Money Laundering Law or Sanctions.

(v)    Not directly or indirectly use, lend or contribute the proceeds of any Loan or any portion thereof for any purpose that would breach any Anti-Corruption Law, Anti-Money Laundering Law or Sanctions.

(vi)    In order to comply with the “know your customer/borrower” requirements of the Anti-Money Laundering Laws, promptly provide to the Administrative Agent upon its reasonable request from time to time (A) information relating to individuals and entities affiliated with any Loan Party or any Subsidiary that maintain a business relationship with the Administrative Agent, and (B) such identifying information and documentation as may be available for such Loan Party or such Subsidiary in order to enable the Administrative Agent or any Lender to comply with Anti-Money Laundering Laws, including, to the extent any Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Loan Party.

(o)    Lender Meetings. Upon the request of any Agent or the Required Lenders (which request, so long as no Event of Default shall have occurred and be continuing, shall not be made more than quarterly), participate in a meeting or conference call with the Agents and the Lenders (or at such times and, if applicable, locations as may be agreed to by the Administrative Borrower and such Agent or the Required Lenders) at which the chief financial officer or the principal accounting officer of the Parent shall discuss the financial condition and results of operation of the Parent and its Subsidiaries for the most recently ended fiscal quarter, and such other matters as the Agent or Required Lenders may request.

(p)    Board Materials. The Administrative Agent shall have the right to receive, and the Parent shall promptly send to the Administrative Agent, all formal written information provided to the Board of Directors of Holdings in anticipation of, at or following each regular quarterly or annual meeting (whether telephonic or otherwise) of such Board of Directors, within ten days following such meeting, and the Parent shall cause the Board of Directors of Holdings to be the primary oversight body for the Loan Parties as a whole. The Administrative Agent (and to the extent any such information is distributed by the Administrative Agent to any Lender, such Lender) shall keep such materials and information confidential in accordance with Section 12.19 of this Agreement. Notwithstanding the foregoing, the Parent reserves the right to exclude any portion of any material if (A) necessary or advisable to preserve the attorney-client privilege or attorney work product privilege, (B) such material involves the Loan Documents or compliance with the terms thereof or if the Administrative Agent’s receipt of such information could result in a conflict of interest as determined by the Parent in its reasonable discretion, (C) the material relates to refinancing all or any portion of the Obligations or any confidential change of control, PIPE transaction or equity offering, or (D) in respect of which disclosure to the Administrative Agent is prohibited by law or bona fide third party confidentiality or fiduciary obligations.

(q)    Further Assurances. Take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as any Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (ii) to subject to valid and perfected first priority Liens any of the Collateral or any other property of any Loan Party and its Subsidiaries, (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer and confirm unto each Secured Party the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document. In furtherance of the foregoing, to the maximum extent permitted by applicable law, each Loan Party (i) authorizes each Agent to file any financing statement required hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Loan Party, and (ii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Loan Party prior to the date hereof.

(r)    Material Subsidiary. If at any time after the Effective Date, BRCC GC LLC ceases to be an Immaterial Subsidiary, the Borrowers shall promptly notify the Collateral Agent in writing and, at the request of the Collateral Agent, deliver a legal opinion with respect to such Loan Party substantially similar to the legal opinion delivered on the Effective Date and otherwise in form and substance reasonably satisfactory to the Collateral Agent.

Section 7.02.    Negative Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid (other than Contingent Indemnity Obligations) or any Lender shall have any Commitment hereunder, each Loan Party shall not, nor shall it cause or permit any of Subsidiary to, unless the Required Lenders shall otherwise consent in writing:

(a)    Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired; file or suffer to exist under the Uniform Commercial Code or any Requirement of Law of any jurisdiction, a financing statement (or the equivalent thereof) that names it or any of its Subsidiaries as debtor; sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof) other than, as to all of the above, Permitted Liens.

(b)    Indebtedness. Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to, or permit any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness other than Permitted Indebtedness.

(c)    Fundamental Changes; Dispositions.

(i)    Wind-up, liquidate or dissolve, or merge, consolidate or amalgamate with any Person, or permit any of its Subsidiaries to do (or agree to do) any of the foregoing; provided that (1) any Immaterial Subsidiary (other than the Borrower) may dissolve, liquidate or wind up its affairs if it owns no material assets, engages in no business and otherwise has no activities other than activities related to the maintenance of its existence and good standing, (2) subject to the terms and conditions contained in the definition of “Permitted Acquisition”, any Permitted Acquisition may be structured as a merger, consolidation or amalgamation and (3) any Subsidiary of any Loan Party (other than the Borrower) may merge, consolidate or amalgamate with any one or more other Subsidiaries, so long as, in each case, (A) no other provision of this Agreement would be violated thereby, (B) such Loan Party delivers to the Agents at least five Business Days (or such longer period as agreed to by the Collateral Agent) after the consummation thereof (or, in the case of a Permitted Acquisition, within the time periods required by clause (c) of the definition thereof) true, correct and complete copies of all material agreements, documents and instruments relating to such merger, consolidation or amalgamation, including the certificate or certificates of merger or amalgamation to be filed with each appropriate Secretary of State (or equivalent thereof) with a copy as filed promptly after such filing, (C) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (D) the Lenders’ rights in any Collateral, including the existence, perfection and priority of any Lien thereon, are not adversely affected in any material respect by such merger, consolidation or amalgamation, (E) if such transaction involves the Borrower, the surviving entity of such transaction shall be the Borrower, and (F) if such transaction involves a Loan Party, either (x) the surviving entity of such transaction shall be a Loan Party or (y) the surviving Subsidiary (other than any Excluded Subsidiary), if not already a Loan Party, shall (at the time of the consummation of such transaction) be joined as a Loan Party hereunder pursuant to a Joinder Agreement and shall otherwise comply with the requirements of Section 7.01(b) as if such surviving Subsidiary was a newly acquired Subsidiary (provided that such surviving Subsidiary shall comply with the requirements of Section 7.01(b) at the time of the consummation of such transaction); and

(ii)    Make any Disposition, whether in one transaction or a series of related transactions, of all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing), or permit any of its Subsidiaries to do any of the foregoing; provided that any Loan Party and its Subsidiaries may make Permitted Dispositions; provided, further, that the proceeds of any Permitted Disposition of Term Priority Collateral shall be deposited into and maintained (until otherwise used in accordance with this Agreement) in the Asset Sales Proceeds Account.

Notwithstanding anything herein to the contrary in this clause (c), in no event shall any Affiliate of a Loan Party that is not a Loan Party own, hold or exclusively license any Material Asset.

(d)    Nature of Business; Passive Holding Company.

(i)    Engage in any line of business except those lines of business described on Schedule 6.01(l) and any business reasonably related, incidental or ancillary thereto.

(ii)    Permit the Parent to have any material liabilities (other than liabilities of the Parent arising under the Loan Documents, the ABL Facility Documents, the Tax Receivable Agreement and in respect of any Permitted Indebtedness), own any material assets (other than the Equity Interests of its Subsidiaries) or engage in any operations or business (other than relating to the ownership of its Subsidiaries).

(iii)    Solely with respect to Holdings, (A) engage in any business or business activity other than (1) the ownership and acquisition of Equity Interests in the Parent and its Subsidiaries, (2) the actions required or advisable by law to maintain its existence and separate corporate or other legal structure, (3) the payment of taxes and other customary obligations, (4) the issuance, sale and redemption of Qualified Equity Interests, (5) the receipt, holding (but not in excess of five days) and further distribution of the proceeds of Permitted Restricted Payments, (6) the holding of directors’ and shareholders’ meetings, preparation of corporate and similar records and other activities required or advisable to maintain its existence and separate corporate or other legal structure, (7) the preparation of reports to, and notices to and filings with, Governmental Authorities and to the holders of its Equity Interests, and (8) other activities related, ancillary or incidental to its maintenance and continuance and to the foregoing activities, (B) (1) own or hold any asset other than Equity Interests in the Parent (other than the proceeds of Permitted Restricted Payments for no longer than five days), (2) incur, or have any obligation with respect to, any Indebtedness or issue any Disqualified Equity Interests, (3) hold proceeds of Qualified Equity Interests issued by it for longer than three Business Days, or (4) cease to remain Parent’s sole managing member (as provided in Parent’s limited liability company agreement as in effect on the Effective Date). Any proceeds of an Equity Issuance received by Holdings shall be contributed by it to Parent within three Business Days after receipt thereof.

(e)    Loans, Advances, Investments, Etc. Make or commit or agree to make, or permit any of its Subsidiaries make or commit or agree to make, any Investment in any other Person except for Permitted Investments. Notwithstanding anything herein to the contrary in this clause (e), in no event shall any Affiliate of a Loan Party that is not a Loan Party own, hold or exclusively license any Material Asset.

(f)    Sale and Leaseback Transactions. Enter into, or permit any of its Subsidiaries to enter into, any Sale and Leaseback Transaction unless (i) such Sale and Leaseback Transaction is for the sale or transfer of real property for cash and fair market value (as reasonably determined at the time of such sale or transfer in good faith by the Parent), (ii) any Capitalized Lease Obligations or Liens arising in connection therewith are expressly permitted under Section 7.02(a) and (b), as applicable, (iii) the Total Net Leverage Ratio, determined on a pro forma basis as of the last day of the most recently ended Test Period, after giving effect to such Sale and Leaseback Transaction, does not exceed 3.00 to 1.00, and (iv) the Net Cash Proceeds of such Sale and Leaseback Transaction are paid to the Administrative Agent for the benefit of the Agents and the Lenders pursuant to the terms of Section 2.05(c)(ii) or applied as provided in Section 2.05(c)(vi). Notwithstanding anything herein to the contrary in this clause (f), in no event shall any Affiliate of a Loan Party that is not a Loan Party own, hold or exclusively license any Material Asset.

(g)    Restricted Payments. Make or permit any of its Subsidiaries to make any Restricted Payment other than Permitted Restricted Payments.

(h)    Federal Reserve Regulations. Permit any Loan or the proceeds of any Loan under this Agreement to be used for any purpose that would cause such Loan to be a margin loan under the provisions of Regulation T, U or X of the Board.

(i)    Transactions with Affiliates. Enter into, renew, extend or be a party to, or permit any of its Subsidiaries to enter into, renew, extend or be a party to, any transaction or series of related transactions (including, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except (i) transactions consummated in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair and reasonable consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof, and that are fully disclosed to the Agents prior to the consummation thereof if they involve one or more payments by the Parent or any of its Subsidiaries in excess of $100,000 for any single transaction or series of related transactions, (ii) transactions with another Loan Party, (iii) transactions permitted by Section 7.02(e) and Section 7.02(g), (iv) reasonable and customary director and officer compensation (including bonuses and stock option programs), benefits, indemnification and severance arrangements, in each case, in the ordinary course of business, and (v) transactions described on Schedule 7.02(i).

(j)    Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries. Create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Loan Party or any Subsidiary (i) to pay dividends or to make any other distribution on any shares of Equity Interests of such Loan Party or any Subsidiary, (ii) to pay or prepay or to subordinate any Indebtedness owed to any Loan Party or any of its Subsidiaries, (iii) to make loans or advances to any Loan Party or any of its Subsidiaries or (iv) to transfer any of its property or assets to any Loan Party or any of its Subsidiaries, or permit any of its Subsidiaries to do any of the foregoing; provided that nothing in this Section 7.02(k) shall prohibit or restrict compliance with:

(A)    this Agreement and the other Loan Documents;

(B)    the ABL Facility Documents and any other agreement in effect on the date of this Agreement and described on Schedule 7.02(k), or any extension, replacement or continuation of any such agreement; provided, that, any such encumbrance or restriction contained in such extended, replaced or continued agreement is no less favorable to the Agents and the Lenders than the encumbrance or restriction under or pursuant to the agreement so extended, replaced or continued;

(C)    any applicable law, rule or regulation (including applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances);

(D)    in the case of clause (iv) of this Section 7.02(k), (1) customary restrictions on the subletting, assignment or transfer of any specified property or asset set forth in a lease, license, asset sale agreement or similar contract for the conveyance of such property or asset and (2) instrument or other document evidencing a Permitted Lien (or the Indebtedness secured thereby) from restricting on customary terms the transfer of any property or assets subject thereto;

(E)    customary restrictions on dispositions of real property interests in reciprocal easement agreements;

(F)    customary restrictions in agreements for the sale of assets on the transfer or encumbrance of such assets during an interim period prior to the closing of the sale of such assets; or

(G)    customary restrictions in contracts that prohibit the assignment of such contract.

(k)    Limitations on Negative Pledges. Enter into, incur or permit to exist, or permit any Subsidiary to enter into, incur or permit to exist, directly or indirectly, any agreement, instrument, deed, lease or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Loan Party or any Subsidiary of any Loan Party to create, incur or permit to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, or that requires the grant of any security for an obligation if security is granted for another obligation, except the following: (i) this Agreement and the other Loan Documents, (ii) restrictions or conditions imposed by the ABL Facility Documents,

(iii) restrictions or conditions imposed by any agreement relating to any other secured Indebtedness permitted by Section 7.02(b) if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (iv) any customary restrictions and conditions contained in agreements relating to the sale or other disposition of assets or of a Subsidiary pending such sale or other disposition; provided that such restrictions and conditions apply only to the assets or Subsidiary to be sold or disposed of and such sale or disposition is permitted hereunder, and (v) customary provisions in leases restricting the assignment or sublet thereof.

(l)    Modifications of Indebtedness, Organizational Documents and Certain Other Agreements; Etc.

(i)    Amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any of its or its Subsidiaries’ Indebtedness or of any instrument or agreement (including any purchase agreement, indenture, loan agreement or security agreement) relating to any such Indebtedness if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on, such Indebtedness, would increase the interest rate applicable to such Indebtedness, would add any covenant or event of default, would change the subordination provision, if any, of such Indebtedness, or would otherwise be adverse to the Agents, Lenders or the issuer of such Indebtedness in any respect;

(ii)    except for the Obligations under this Agreement and the ABL Debt in accordance with the ABL Facility Documents, (A) make, or permit any Subsidiary to make, any voluntary or optional payment (including any payment of interest in cash that, at the option of the issuer, may be paid in cash or in kind), prepayment, redemption, defeasance, sinking fund payment or other acquisition for value of any of its or its Subsidiaries’ Indebtedness (including by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due), (B) refund, refinance, replace or exchange any Indebtedness (other than with respect to Permitted Refinancing Indebtedness), (C) make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any Subordinated Indebtedness in violation of the subordination provisions thereof or any subordination agreement with respect thereto, or (D) make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any Indebtedness as a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event, or give any notice with respect to any of the foregoing;

(iii)    (A) amend, modify or otherwise change, or permit any Subsidiary to amend, modify or otherwise change, (x) any of its Governing Documents (including by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it) with respect to any of its Equity Interests (including the Tax Receivable Agreement and any shareholders’ agreement), or enter into any new agreement with respect to any of its Equity Interests, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (iii) which are not adverse to the Agents or the Lenders in any material respect; provided that no such amendment, modification or change or new agreement or arrangement shall provide for any plan of division pursuant to Section 18-217 of the Delaware Limited Liability Company Act (or other comparable event under any jurisdiction’s law) or (y) any ABL Facility Document, other than to the extent permitted by the Intercreditor Agreement, or (B) amend, modify or otherwise change the tax designation (i.e. corporation, partnership, etc.) of Parent or its Subsidiaries (or any direct or indirect parent of Parent) in a manner that would cause a material adverse tax consequence to the Parent or any of its Subsidiaries; or

(iv)    agree to any amendment, modification or other change to or waiver of any of its rights or obligations under any Material Contract if such amendment, modification, change or waiver would be adverse in any material respect to any Loan Party or any of its Subsidiaries or the Agents and the Lenders.

(m)    Investment Company Act of 1940. Engage in any business, enter into any transaction, use any securities or take any other action or permit any of its Subsidiaries to do any of the foregoing, that would cause it or any of its Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an “investment company” or a company “controlled” by an “investment company” not entitled to an exemption within the meaning of such Act.

(n)    Sanctioned Persons; Anti-Corruption Laws; Anti-Money Laundering Laws.

(i)    Conduct, nor permit any of its Subsidiaries to conduct, any business or engage in any transaction or deal with or for the benefit of any Sanctioned Person, including the making or receiving of any contribution of funds, goods or services to, from or for the benefit of any Sanctioned Person; or

(ii)    Use, nor permit any of its Subsidiaries to use, directly or indirectly, any of the proceeds of any Loan, (A) to fund any activities or business of or with any Sanctioned Person or in any other manner that would result in a violation of any Sanctions by any Person (including by any Person participating in any Loan, whether as underwriter, advisor, investor or otherwise), or (B) for the purpose of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Law.

Section 7.03.    Financial Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid (other than Contingent Indemnity Obligations) or any Lender shall have any Commitment hereunder, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:

(a)    Total Net Leverage Ratio. Permit the Total Net Leverage Ratio of the Parent and its Subsidiaries for any period of four consecutive fiscal quarters of the Parent and its Subsidiaries ending on a date set forth below to be greater than the ratio set forth opposite such date:

Fiscal Quarter End	Total Net Leverage Ratio
March 31, 2025	4.00:1.00
June 30, 2025	4.00:1.00
September 30, 2025	4.00:1.00
December 31, 2025	3.50:1.00

March 31, 2026	3.50:1.00
June 30, 2026	3.50:1.00
September 30, 2026	3.50:1.00
December 31, 2026 and the end of each fiscal quarter thereafter	3.00:1.00

(b)    Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio of the Parent and its Subsidiaries for any period of four consecutive fiscal quarters of the Parent and its Subsidiaries, commencing with the four consecutive fiscal quarter period ending March 31, 2025, to be less than 1.10:1.00.

(c)    Liquidity. Permit Liquidity to be less than $7,500,000 at any time.

ARTICLE VIII

CASH MANAGEMENT ARRANGEMENTS
AND OTHER COLLATERAL MATTERS

Section 8.01.    Cash Management Arrangements. (a) The Loan Parties shall establish and maintain cash management services in accordance with the terms of the ABL Credit Agreement and otherwise of a type and on terms reasonably satisfactory to the Agents; provided that the Loan Parties shall deposit or cause to be deposited promptly, and in any event no later than the next Business Day after the date of receipt thereof, all proceeds in respect of any Term Priority Collateral (including any proceeds arising from a Disposition thereof prior to reinvestment thereof or payment in accordance with Section 2.05(c)) and any other proceeds that may constitute Term Priority Collateral into the Asset Sales Proceeds Account.

(b)    Within 60 days after the Effective Date (as such period may be extended in writing by the Collateral Agent in its sole and absolute discretion), the Loan Parties shall, with respect to each Cash Management Account (other than Excluded Accounts), deliver to the Collateral Agent a Control Agreement with respect to such Cash Management Account. From and after the date that is 60 days after the Effective Date (as such period may be extended in writing by the Collateral Agent in its sole and absolute discretion), the Loan Parties shall not maintain cash, Cash Equivalents or other amounts in any deposit account or securities account, unless the Collateral Agent shall have received a Control Agreement in respect of each such Cash Management Account (other than Excluded Accounts).

(c)    So long as no Default or Event of Default has occurred and is continuing, the Borrowers may amend Schedule 8.01 to add or replace a Cash Management Bank or Cash Management Account; provided that (i) such prospective Cash Management Bank shall be reasonably satisfactory to the Collateral Agent and the Collateral Agent shall have consented in writing in advance to the opening of such Cash Management Account with the prospective Cash Management Bank, and (ii) prior to the time of the opening of such Cash Management Account, each Loan Party and such prospective Cash Management Bank shall have executed and delivered to the Collateral Agent a Control Agreement. Each Loan Party shall close any of its Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from the Collateral Agent that the creditworthiness of any Cash Management Bank is no longer acceptable in the Collateral Agent’s reasonable judgment.

ARTICLE IX

EVENTS OF DEFAULT

Section 9.01.    Events of Default. Each of the following events shall constitute an event of default (each, an “Event of Default”):

(a)    any Borrower shall fail to pay, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), (i) any interest on any Loan, any Collateral Agent Advance or any fee, indemnity or other amount payable under this Agreement (other than any portion thereof constituting principal of the Loans) or any other Loan Document, and such failure continues for a period of three Business Days or (ii) all or any portion of the principal of the Loans;

(b)    any representation or warranty made or deemed made by or on behalf of Holdings, any Loan Party, any Subsidiary or by any officer of the foregoing under or in connection with any Loan Document or under or in connection with any certificate or other writing delivered to any Secured Party pursuant to any Loan Document shall have been incorrect in any material respect (or in any respect if such representation or warranty is qualified or modified as to materiality or “Material Adverse Effect” in the text thereof) when made or deemed made;
(c)    (x) Holdings, any Loan Party or any Subsidiary shall fail to perform or comply with any covenant or agreement contained in Section 5.03, Section 7.01(a), Section 7.01(b), Section 7.01(d), Section 7.01(f), Section 7.01(k), Section 7.01(m), Section 7.01(o), Section 7.02 or Section 7.03 or Article VIII, (y) Holdings, the Parent or the Borrowers shall fail to comply with the covenant contained in Section 7.01(p), and such failure shall remain unremedied for 5 Business Days after the earlier of the date a senior officer of Holdings or any Loan Party has knowledge of such failure and the date written notice of such default shall have been given by any Agent to the Borrowers, or (z) any Loan Party shall fail to perform or comply with any covenant or agreement contained in any Security Agreement to which it is a party or any Mortgage to which it is a party;

(d)    Holdings, any Loan Party or any Subsidiary shall fail to perform or comply with any other term, covenant or agreement contained in any Loan Document to be performed or observed by it and, except as set forth in subsections (a), (b) and (c) of this Section 9.01, such failure, if capable of being remedied, shall remain unremedied for 30 days after the earlier of the date a senior officer of Holdings or any Loan Party has knowledge of such failure and the date written notice of such default shall have been given by any Agent to the Borrowers;

(e)    Holdings, any Loan Party or any Subsidiary shall fail to pay when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) any principal, interest or other amount payable in respect of the ABL Debt or any other Indebtedness (excluding Indebtedness evidenced by this Agreement) having an aggregate amount outstanding in excess of $2,500,000, and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such

Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit (with or without the giving of notice, the lapse of time or both) the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof;

(f)    Holdings, any Loan Party or any Subsidiary (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors (including any Debtor Relief Law), or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (f);

(g)    any proceeding shall be instituted against Holdings, any Loan Party or any Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including the entry of an order for relief against any such Person or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;

(h)    any material provision of any Loan Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any Loan Party intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by any Loan Party or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny in writing that it has any liability or obligation purported to be created under any Loan Document;

(i)    any Security Agreement, any Mortgage or any other Collateral Document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of the Collateral Agent for the benefit of the Agents and the Lenders on any Collateral purported to be covered thereby, or any Loan Party shall so assert in writing;

(j)    one or more judgments, orders or awards (or any settlement of any litigation or other proceeding that, if breached, could result in a judgment, order or award) for the payment of money exceeding $2,500,000 in the aggregate (except to the extent covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has been notified and has not denied coverage) shall be rendered against Holdings, any Loan Party or any Subsidiary and the same shall remain unsatisfied, undischarged, unvacated, unbonded or unstayed pending appeal for a period in excess of 30 consecutive days;

(k)    any Loan Party is enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting, or otherwise ceases to conduct for any reason whatsoever, all or any material part of its business for more than 30 days;

(l)    any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than 30 consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any Loan Party, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect;

(m)    the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by any Loan Party, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect;

(n)    the indictment of any Loan Party or any senior officer thereof under any criminal statute, or commencement of criminal or civil proceedings against any Loan Party or any senior officer thereof, that results in or could reasonably be expected to result in a forfeiture to any Governmental Authority of any material portion of the property of such Person;

(o)    (i) there shall occur one or more ERISA Events that individually or in the aggregate results in, or could reasonably be expected to result in, a Material Adverse Effect, or (ii) there exists any fact or circumstance that could reasonably be expected to result in the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or Section 4068 of ERISA upon the property or rights to property of any Loan Party or any of its ERISA Affiliates;

(p)    the provisions of the Intercreditor Agreement shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the ABL Debt;

(q)    Holdings engages in any business or activity or acquires any asset that is not permitted by Section 7.02(d)(iii); or

(r)    a Change of Control shall have occurred;

then, and in any such event, the Collateral Agent may, and shall at the request of the Required Lenders, by notice to the Administrative Borrower, (i) terminate or reduce all Commitments, whereupon all Commitments shall immediately be so terminated or reduced, (ii) declare all or any portion of the Loans then outstanding to be accelerated and due and payable, whereupon all or such portion of the aggregate principal of all Loans, all accrued and unpaid interest thereon, all fees and all other amounts payable under this Agreement and the other Loan Documents shall become due and payable immediately, together with the payment of the Applicable Premium with respect to the Commitments so terminated and the Loans so repaid, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party and (iii) exercise any and all of its other rights and remedies under applicable law, hereunder and under the other Loan Documents; provided, however, that upon the occurrence of any Event of Default described in subsection (f) or (g) of this Section 9.01 with respect to any Loan Party, without any notice to any Loan Party or any other Person or any act by any Agent or any Lender, all Commitments shall automatically terminate and all Loans then outstanding, together with all accrued and unpaid interest thereon, all fees and all other amounts due under this Agreement and the other Loan Documents, including, the Applicable Premium, shall be accelerated and become due and payable automatically and immediately, without presentment, demand, protest or notice of any kind, all of which are expressly waived by each Loan Party.

Section 9.02.    Cure Right. In the event that the Borrowers fail to comply with the requirements of any financial covenant set forth in Section 7.03(a) or 7.03(b), until the expiration of the 15th day after the date on which financial statements are required to be delivered with respect to the applicable fiscal quarter hereunder, the Parent shall have the right to issue Permitted Cure Equity for cash or otherwise receive cash contributions to the capital of the Parent, and, in each case, to contribute any such cash to the capital of the Borrowers, and apply the amount of the proceeds thereof to increase Consolidated EBITDA with respect to such applicable quarter (the “Cure Right”); provided that (a) such proceeds are actually received by the Borrowers no later than 15 days after the date on which financial statements are required to be delivered with respect to such fiscal quarter hereunder, (b) such proceeds do not exceed the aggregate amount necessary to cure (by addition to Consolidated EBITDA) such Event of Default under Section 7.03(a) or 7.03(b), as applicable, for such period, (c) the Cure Right shall not be exercised more than five times during the term of the Loans, (d) in each period of four fiscal quarters, there shall be at least two fiscal quarters during which the Cure Right is not exercised and the Cure Right shall not be exercised in any two consecutive fiscal quarters, (e) there shall be no pro forma reduction in Indebtedness or cash netting with the proceeds of the Cure Right for purposes of determining compliance with the financial covenants in Section 7.03 or for determining any pricing, financial covenant based conditions or baskets with respect to the covenants contained in this Agreement, in each case in the fiscal quarter in which the Cure Right is used or subsequent periods that include such fiscal quarter (other than, with respect to any future period, to the extent of any portion of such proceeds that are actually applied to repay Indebtedness), (g) such proceeds shall be disregarded for all other purposes of this Agreement (including for purposes of determining compliance with the financial covenant in Section 7.03(c) and for determining any pricing, financial covenant based conditions or baskets with respect to the covenants contained in this Agreement), in each case, in the fiscal quarter in which the Cure Right is used, other than for purposes of increasing Consolidated EBITDA for purposes of the financial covenant under Sections 7.03(a) and 7.03(b) as provided above in this Section 9.02, and (h) such proceeds shall be applied to prepay the Loans in accordance with Section 2.05(c)(v). If, after giving effect to the foregoing pro forma adjustment (but not, for the avoidance of doubt, giving pro forma adjustment to any repayment of Indebtedness or cash netting in connection therewith), the Borrowers are in compliance with the financial covenants set forth in Section 7.03(a) and (b), the Borrowers shall be deemed to have satisfied the requirements of such Section as of the relevant date of determination with the same effect as though there had been no failure to comply on such date, and the applicable breach or default of such Section 7.03(a) or 7.03(b) that had occurred shall be deemed cured for purposes of this Agreement. The parties hereby acknowledge that this Section may not be relied on for purposes of calculating any financial ratios other than as applicable to Section 7.03(a) or 7.03(b) and, other than in connection with any reduction in

Indebtedness for purposes of any future period, shall not result in any adjustment to any amounts other than the amount of the Consolidated EBITDA referred to in the immediately preceding sentence.

ARTICLE X

AGENTS

Section 10.01. Appointment. Each Lender (and each subsequent maker of any Loan by its making thereof) hereby irrevocably appoints, authorizes and empowers the Administrative Agent and the Collateral Agent to perform the duties of each such Agent as set forth in this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto, including: (i) to receive on behalf of each Lender any payment of principal of or interest on the Loans outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and paid to such Agent, and, subject to Section 2.02, to distribute promptly to each Lender its Pro Rata Share of all payments so received; (ii) to distribute to each Lender copies of all material notices and agreements received by such Agent and not required to be delivered to each Lender pursuant to the terms of this Agreement, provided that the Agents shall not have any liability to the Lenders for any Agent’s inadvertent failure to distribute any such notices or agreements to the Lenders; (iii) to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Loans, and related matters and to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and related matters; (iv) to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to this Agreement or any other Loan Document; (v) to make the Loans and Collateral Agent Advances, for such Agent or on behalf of the applicable Lenders as provided in this Agreement or any other Loan Document; (vi) to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to the Loan Parties, the Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by such Agent of the rights and remedies specifically authorized to be exercised by such Agent by the terms of this Agreement or any other Loan Document; (vii) to incur and pay such fees necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to this Agreement or any other Loan Document; (viii) subject to Section 10.03, to take such action as such Agent deems appropriate on its behalf to administer the Loans and the Loan Documents and to exercise such other powers delegated to such Agent by the terms hereof or the other Loan Documents (including the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations); and (ix) to act with respect to all Collateral under the Loan Documents, including for purposes of acquiring, bidding (including credit bidding), disposing (including pursuant to the applicable provision of the Bankruptcy Code), holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations. Each Secured Party agrees that no Agent is under any obligation to credit bid any part of the Obligations or to purchase or retain or acquire any portion of the Collateral. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including enforcement or collection of the Loans), the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), and such instructions of the Required

Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) shall be binding upon all Lenders and all makers of Loans; provided that the Agents shall not be required to take any action which, in the reasonable opinion of any Agent, exposes such Agent to liability or which is contrary to this Agreement or any other Loan Document or applicable law. Each Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. The Agents and any such sub-agent may perform any and all of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agents and any such sub-agent.

Section 10.02.    Nature of Duties; Delegation. (a) The Agents shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. The duties of the Agents shall be mechanical and administrative in nature. The Agents shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any other Loan Document, express or implied, is intended to or shall be construed to impose upon the Agents any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Loan Parties in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of the Loan Parties and the value of the Collateral without reliance upon the Administrative Agent or any other Lender or any of their Related Parties, and neither the Agents nor any of their Related Parties shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into their possession before the initial Loan hereunder or at any time or times thereafter, provided that, upon the reasonable request of a Lender, each Agent shall provide to such Lender any documents or reports delivered to such Agent by the Loan Parties pursuant to the terms of this Agreement or any other Loan Document. If any Agent seeks the consent or approval of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) to the taking or refraining from taking any action hereunder, such Agent shall send notice thereof to each Lender. Each Agent shall promptly notify each Lender any time that the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) have instructed such Agent to act or refrain from acting pursuant hereto.

(b)    Each Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any of its Related Parties or any other trustee, co-agent or other Person (including any Lender). Any such Related Party, trustee, co-agent or other Person shall benefit from this Article X to the extent provided by the applicable Agent.

Section 10.03.    Rights, Exculpation, Etc.    The Agents and their Related Parties shall not be liable for any action taken or omitted to be taken by them under or in connection with this Agreement or the other Loan Documents, except for their own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, the Agents (i) may treat the payee of any Loan as the owner thereof until the Collateral Agent receives written notice of the assignment or transfer thereof, pursuant to Section 12.07 hereof, signed by such payee and in form satisfactory to the Collateral Agent; (ii) may consult with legal counsel (including counsel to any Agent or counsel to the Loan Parties), independent public accountants, and other experts selected by any of them and shall not be liable for any action taken or omitted to be taken in good faith by any of them in accordance with the advice of such counsel or experts; (iii) make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Default or Event of Default, or to inspect the Collateral or other property (including the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Agents be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. The Agents shall not be liable for any apportionment or distribution of payments made in good faith pursuant to Section 4.03, and if any such apportionment or distribution is subsequently determined to have been made in error, and the sole recourse of any Lender to whom payment was due but not made shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled. The Agents may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents the Agents are permitted or required to take or to grant, and if such instructions are promptly requested, the Agents shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents until they shall have received such instructions from the Required Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents).

Section 10.04.    Reliance. Each Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any oral communication or telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

Section 10.05.    Indemnification. To the extent that any Agent or any Related Party of the foregoing is not reimbursed and indemnified by any Loan Party, and whether or not such Agent has made demand on any Loan Party for the same, the Lenders will, within five days of written demand by such Agent, reimburse such Agent and such Related Parties for and indemnify such Agent and such Related Parties from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including client charges and expenses of counsel or any other advisor to such Agent and such Related Parties), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent and the Related Parties in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by such Agent and such Related Parties under this Agreement or any of the other Loan Documents, in proportion to each Lender’s Pro Rata Share, including advances and disbursements made pursuant to Section 10.08; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final non-appealable judicial determination that such liability resulted from such Agent’s or such Related Party’s gross negligence or willful misconduct. The obligations of the Lenders under this Section 10.05 shall survive the payment in full of the Loans and the termination of this Agreement.

Section 10.06.    Agents Individually. With respect to its Pro Rata Share of the Total Commitment hereunder and the Loans made by it, each Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or maker of a Loan. The terms “Lenders” or “Required Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity as a Lender or one of the Required Lenders. Each Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Borrower as if it were not acting as an Agent pursuant hereto without any duty to account to the other Lenders.

Section 10.07.    Successor Agent. (a) Any Agent may at any time give at least 30 days prior written notice of its resignation to the Lenders and the Administrative Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor Agent. If no such successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Agent. Whether or not a successor Agent has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)    With effect from the Resignation Effective Date, (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by such Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through such retiring Agent shall instead be made by or to each Lender directly, until such time, if any, as a successor Agent shall have been appointed as provided for above. Upon the acceptance of a successor’s Agent’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights (other than any rights of reimbursement for any costs, expenses, indemnities or other amounts due and owing to the Agent prior to the resignation thereof), powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article, Section 12.04 and Section 12.15 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by it while the retiring Agent was acting as Agent.

Section 10.08.    Collateral Matters.

(a)    The Collateral Agent may from time to time make such disbursements and advances (“Collateral Agent Advances”) which the Collateral Agent, in its sole discretion, deems necessary or desirable to preserve, protect, prepare for sale or lease or dispose of the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Borrowers of the Loans and other Obligations or to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including costs, fees and expenses as described in Section 12.04. The Collateral Agent Advances shall be repayable on demand and be secured by the Collateral and shall bear interest at a rate per annum equal to the rate then applicable to Reference Rate Loans. The Collateral Agent Advances shall constitute Obligations hereunder. The Collateral Agent shall notify each Lender and the Administrative Borrower in writing of each such Collateral Agent Advance, which notice shall include a description of the purpose of such Collateral Agent Advance. Without limitation to its obligations pursuant to Section 10.05, each Lender agrees that it shall make available to the Collateral Agent, upon the Collateral Agent’s demand, in Dollars in immediately available funds, the amount equal to such Lender’s Pro Rata Share of each such Collateral Agent Advance. If such funds are not made available to the Collateral Agent by such Lender, the Collateral Agent shall be entitled to recover such funds on demand from such Lender, together with interest thereon for each day from the date such payment was due until the date such amount is paid to the Collateral Agent, at the Federal Funds Rate for three Business Days and thereafter at the Reference Rate.

(b)    The Lenders hereby irrevocably authorize the Collateral Agent, at its option and in its discretion, to (i) release any Lien granted to or held by the Collateral Agent upon any Collateral (A) upon termination of the Total Term Loan Commitment and payment and satisfaction of all Loans and all other Obligations (other than Contingent Indemnity Obligations) in accordance with the terms hereof; (B) constituting property being sold or disposed of in compliance with the terms of this Agreement and the other Loan Documents (other than any such sale to another Loan Party); (C) constituting Excluded Assets (as defined in the Security Agreement) or property in which the Loan Parties owned no interest at the time the Lien was granted or at any time thereafter; or (D) if approved, authorized or ratified in writing by the Lenders in accordance with Section 12.02; (ii) release any Subsidiary (other than any Borrower) that is a Loan Party from its obligations under the Guarantee if such Person ceases to be a Subsidiary or becomes an Excluded Subsidiary, in each case, as a result of a transaction or designation permitted hereunder; and (iii) release or subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by clause (e) of the definition of Permitted Lien in connection with any Permitted Purchase Money Indebtedness.

(c)    Without in any manner limiting the Collateral Agent’s authority to act without any specific or further authorization or consent by the Lenders (as set forth in Section 10.08(b)), each Lender agrees to confirm in writing, upon request by the Collateral Agent, the authority to release or subordinate any Collateral conferred upon the Collateral Agent under Section 10.08(b). Upon receipt by the Collateral Agent of confirmation from the Lenders of its authority to release or subordinate any particular item or types of Collateral, and upon prior written request by any Loan Party, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release or subordination, as applicable, of the Liens granted to the Collateral Agent for the benefit of the Agents and the Lenders upon such Collateral; provided that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent’s opinion, would expose the Collateral Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of any Loan Party in respect of) all interests in the Collateral retained by any Loan Party.

(d)    Anything contained in any of the Loan Documents to the contrary notwithstanding, the Loan Parties, each Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral under any Loan Document or to enforce any Guaranty, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Collateral Agent for the benefit of the Lenders in accordance with the terms thereof, (ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale, the Administrative Agent, the Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and (iii) the Collateral Agent, as agent for and representative of the Agents and the Lenders (but not any other Agent or any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled (either directly or through one or more acquisition vehicles) for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral to be sold (A) at any public or private sale, (B) at any sale conducted by the Collateral Agent under the provisions of the Uniform Commercial Code (including pursuant to Sections 9-610 or 9-620 of the Uniform Commercial Code), (C) at any sale or foreclosure conducted by the Collateral Agent (whether by judicial action or otherwise) in accordance with applicable law or (D) any sale conducted pursuant to the provisions of any Debtor Relief Law (including Section 363 of the Bankruptcy Code), to use and apply all or any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale. The Collateral Agent shall have its own independent right to demand payment of the amounts payable by the Borrowers under the Loan Documents, irrespective of any discharge of the Borrowers’ obligations to pay those amounts to the other Lenders resulting from failure by them to take appropriate steps in insolvency proceedings affecting the Borrowers to preserve their entitlement to be paid those amounts.
(e)    The Collateral Agent shall have no obligation whatsoever to any Lender to assure that the Collateral exists or is owned by the Loan Parties or is cared for, protected or insured or has been encumbered or that the Lien granted to the Collateral Agent pursuant to this Agreement or any other Loan Document has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 10.08 or in any other Loan Document, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent’s own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to any other Lender, except as otherwise provided herein

Section 10.09.    Agency for Perfection. Each Agent and each Lender hereby appoints each other Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and each Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Agents and the Lenders as secured party. Should the Administrative Agent or any Lender obtain possession or control of any such Collateral, the Administrative Agent or such Lender shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent’s request therefor shall deliver such Collateral to the Collateral Agent or in accordance with the Collateral Agent’s instructions. In addition, the Collateral Agent shall also have the power and authority hereunder to appoint such other sub-agents as may be necessary or required under applicable state law or otherwise to perform its duties and enforce its rights with respect to the Collateral and under the Loan Documents. Each Loan Party by its execution and delivery of this Agreement hereby consents to the foregoing.

Section 10.10.    No Reliance on any Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on any Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other requirements imposed by the USA PATRIOT Act or the regulations issued thereunder, including the regulations set forth in 31 C.F.R. § 1020.220, as hereafter amended or replaced (“CIP Regulations”), or any other Anti-Money Laundering Laws, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any recordkeeping, (3) comparisons with government lists, (4) customer notices or (5) other procedures required under the CIP Regulations or other regulations issued under the USA PATRIOT Act. Each Lender, Affiliate, participant or assignee subject to Section 326 of the USA PATRIOT Act will perform the measures necessary to satisfy its own responsibilities under the CIP Regulations.

Section 10.11.    No Third Party Beneficiaries. The provisions of this Article are solely for the benefit of the Secured Parties, and no Loan Party or Affiliate of any Loan Party shall have rights as a third-party beneficiary of any of such provisions.

Section 10.12.    No Fiduciary Relationship. It is understood and agreed that the use of the term “agent” herein or in any other Loan Document (or any other similar term) with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 10.13.    Reports; Confidentiality; Disclaimers. By becoming a party to this Agreement, each Lender:

(a)    is deemed to have requested that each Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report with respect to the Parent or any of its Subsidiaries (each, a “Report”) prepared by or at the request of such Agent, and each Agent shall so furnish each Lender with each such Report,

(b)    expressly agrees and acknowledges that the Agents (i) do not make any representation or warranty as to the accuracy of any Reports, and (ii) shall not be liable for any information contained in any Reports,

(c)    expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that any Agent or other party performing any audit or examination will inspect only specific information regarding the Parent and its Subsidiaries and will rely significantly upon the Parent’s and its Subsidiaries’ books and records, as well as on representations of their personnel,

(d)    agrees to keep all Reports and other material, non-public information regarding the Parent and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 12.19, and

(e)    without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold any Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of the Borrowers, and (ii) to pay and protect, and indemnify, defend and hold any Agent and any other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys’ fees and costs) incurred by any such Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

Section 10.14.    Collateral Custodian. Upon the occurrence and during the continuance of any Default or Event of Default, the Collateral Agent or its designee may at any time and from time to time employ and maintain on the premises of any Loan Party a custodian selected by the Collateral Agent or its designee who shall have full authority to do all acts necessary to protect the Agents’ and the Lenders’ interests. Each Loan Party hereby agrees to, and to cause its Subsidiaries to, cooperate with any such custodian and to do whatever the Collateral Agent or its designee may reasonably request to preserve the Collateral. All reasonable and documented costs and expenses incurred by the Collateral Agent or its designee by reason of the employment of the custodian shall be the responsibility of the Borrowers and subject to reimbursement pursuant to Section 12.04.

Section 10.15.    Intercreditor Agreement. Each Lender hereby grants to the Collateral Agent all requisite authority to enter into or otherwise become bound by, and to perform its obligations and exercise its rights and remedies under and in accordance with the terms of, the Intercreditor Agreement (and any other intercreditor agreement and each supplement, modification, amendment, restatement or extension thereto) and to bind the Lenders thereto by the Collateral Agent’s entering into or otherwise becoming bound thereby, and no further consent or approval on the part of any Lender is or will be required in connection with the performance by the Collateral Agent of the Intercreditor Agreement (and any other intercreditor agreement and each supplement, modification, amendment, restatement or extension thereto).

Section 10.16.    Collateral Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law the Collateral Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether any Agent shall have made any demand on the Borrowers) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties (including any claim for the compensation, expenses, disbursements and advances of the Secured Parties and their respective agents and counsel and all other amounts due the Secured Parties hereunder and under the other Loan Documents) allowed in such judicial proceeding; and

(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to the Collateral Agent and, in the event that the Collateral Agent shall consent to the making of such payments directly to the Secured Parties, to pay to the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Collateral Agent and its agents and counsel, and any other amounts due the Collateral Agent hereunder and under the other Loan Documents.

Section 10.17.    Erroneous Payments.

(a)    If the Administrative Agent (x) notifies a Lender or any Person who has received funds on behalf of a Lender (any such Lender or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 10.18 and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received). A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)    Without limiting immediately preceding clause (a), each Lender or any Person who has received funds on behalf of a Lender (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i)    it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)    such Lender shall use commercially reasonable efforts to (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 10.18(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 10.18(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 10.18(a) or on whether or not an Erroneous Payment has been made.

(c)    Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).

(d)    The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, to the rights and interests of such Lender) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower; provided that this Section 10.18 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrowers relative to the amount (or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from, or on behalf of (including through the exercise of remedies under any Loan Document), the Borrowers for the purpose of a payment on the Obligations.

(e)    To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including any defense based on “discharge for value” or any similar doctrine.

Each party’s obligations, agreements and waivers under this Section 10.18 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, any Lender, the termination of the applicable Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

ARTICLE XI

GUARANTY

Section 11.01.    Guaranty. Each Guarantor hereby jointly and severally and unconditionally and irrevocably guarantees, as a primary obligor and not as a surety to each Secured Party and their respective permitted successors and assigns, the punctual payment in cash when due, without any demand or notice whatsoever, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrowers now or hereafter existing under any Loan Document, whether for principal, interest (including all interest that accrues after the commencement of any Insolvency Proceeding of any Borrower or any other Loan Party, whether or not a claim for post-filing interest is allowed in such Insolvency Proceeding) fees, commissions, expense reimbursements, indemnifications or otherwise (such obligations, to the extent not paid by the Borrowers, being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including reasonable and documented counsel fees and expenses) incurred by the Secured Parties in enforcing any rights under the guaranty set forth in this Article XI. The Guarantors hereby jointly and severally agree that if the Borrowers or other Guarantors shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrowers to the Secured Parties under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Borrower or any other Loan Party. In no event shall the obligation of any Guarantor hereunder exceed the maximum amount such Guarantor could guarantee under any Debtor Relief Law.

Section 11.02.    Guaranty Absolute. Each Guarantor jointly and severally guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Secured Parties with respect thereto. Each Guarantor agrees that this Article XI constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be made by any Agent or any Lender to any Collateral. The obligations of each Guarantor under this Article XI are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such obligations, irrespective of whether any action is brought against any Loan Party or whether any Loan Party is joined in any such action or actions. The liability of each Guarantor under this Article XI shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

(a)    any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(b)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including any extension of the time for any performance of or compliance with the Guaranteed Obligations, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or otherwise;

(c)    the acceleration of maturity of any of the Obligations, or any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(d)    the existence of any claim, set-off, defense or other right that any Guarantor may have at any time against any Person, including any Secured Party;

(e)    any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Loan Party; or

(f)    any other circumstance (including any statute of limitations) or any existence of or reliance on any representation by the Secured Parties that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Article XI shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Secured Parties or any other Person upon the insolvency, bankruptcy or reorganization of any Borrower, any other Loan Party or otherwise, all as though such payment had not been made.

Section 11.03.    Waiver. Each Guarantor hereby waives (i) presentment, protest, promptness and diligence, (ii) notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Article XI and any requirement that the Secured Parties exhaust any right or take any action against any Loan Party or any other Person or any Collateral or proof of reliance by any Secured Party upon this Guaranty, (iii) any right to compel or direct any Secured Party to seek payment or recovery of any amounts owed under this Article XI from any one particular fund or source or to exhaust any right or take any action against any other Loan Party, any other Person or any Collateral, (iv) any requirement that any Secured Party protect, secure, perfect or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any Loan Party, any other Person or any Collateral, and (v) any other defense available to any Guarantor. Each Guarantor agrees that the Secured Parties shall have no obligation to marshal any assets in favor of any Guarantor or against, or in payment of, any or all of the Obligations. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 11.03 is knowingly made in contemplation of such benefits. Each Guarantor hereby waives any right to revoke this Article XI, and acknowledges that this Article XI is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

Section11.04.    Continuing Guaranty; Assignments. This Article XI is a continuing guaranty and shall (a) remain in full force and effect until the later of the cash payment in full of the Guaranteed Obligations (other than Contingent Indemnity Obligations) and all other amounts payable under this Article XI and the Final Maturity Date, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including all or any portion of its Commitments, its Loans owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Lender herein or otherwise, in each case as provided in Section 12.07.

Section 11.05.    Subrogation. No Guarantor will exercise any rights that it may now or hereafter acquire against any Loan Party or any other guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Article XI, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Secured Parties against any Loan Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from any Loan Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations (other than Contingent Indemnity Obligations) and all other amounts payable under this Article XI shall have been paid in full in cash and the Final Maturity Date shall have occurred. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the later of (i) the payment in full in cash of the Guaranteed Obligations (other than Contingent Indemnity Obligations) and all other amounts payable under this Article XI and (ii) the Final Maturity Date, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Article XI, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Article XI thereafter arising. If (i) any Guarantor shall make payment to the Secured Parties of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations (other than Contingent Indemnity Obligations) and all other amounts payable under this Article XI shall be paid in full in cash and (iii) the Final Maturity Date shall have occurred, the Secured Parties will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

Section 11.06.    Contribution. All Guarantors desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Guarantor shall be entitled to a contribution from each of the other Guarantors in an amount sufficient to cause each Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to any Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Guarantors multiplied by, (b) the aggregate amount paid or distributed on or before such date by all Guarantors under this Guaranty in respect of the obligations Guaranteed. “Fair Share Contribution Amount” means, with respect to any Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under this Guaranty that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided that, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Guarantor for purposes of this Section 11.06, any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. “Aggregate Payments” means, with respect to any Guarantor as of any date of determination, an amount equal to (A) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including in respect of this Section 11.06), minus (B) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this Section 11.06. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Guarantor. The allocation among Guarantors of their obligations as set forth in this Section 11.06 shall not be construed in any way to limit the liability of any Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 11.06.

ARTICLE XII

MISCELLANEOUS

Section 12.01.    Notices, Etc.

(a)    Notices Generally. All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand, sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier or email. In the case of notices or other communications to any Loan Party, Administrative Agent or the Collateral Agent, as the case may be, they shall be sent to the respective address set forth below (or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 12.01):

Attention: Stephen Kadenacy, Chief Financial Officer; and
Andrew McCormick, General Counsel
Address: 1144 S 500 W., Salt Lake City, UT 84101
Email: Andrew.mccormick@blackriflecoffee.com

with a copy to:

Attention: Lindsay R. Sparks
Address: 101 California Street 48th Floor
San Francisco, CA 94111
Email: lindsaysparks@paulhastings.com

if to the Administrative Agent or the Collateral Agent, to it at the
following address:

Blue Torch Finance LLC

c/o Blue Torch Capital LP
150 East 58th Street, 39th Floor
New York, New York 10155
Email: BlueTorchAgency@alterdomus.com

with a copy to:

SEI – Blue Torch Capital Loan Ops
1 Freedom Valley Drive
Oaks, Pennsylvania 19456
Telecopier: (469) 709-1839
Email: bluetorch.loanops@seic.com

in each case, with a copy to:

Orrick, Herrington & Sutcliffe LLP
51 W. 52nd Street
New York, New York 10019
Attention: B. J. Rosen
Email: bjrosen@orrick.com

All notices or other communications sent in accordance with this Section 12.01, shall be deemed received on the earlier of the date of actual receipt or three Business Days after the deposit thereof in the mail; provided that (i) notices sent by overnight courier service shall be deemed to have been given when received and (ii) notices sent by email shall be deemed to have been given upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement) (except that any notice by email, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient); provided, further, that notices to any Agent pursuant to Article II shall not be effective until received by such Agent.

(b)    Electronic Communications.

(i)    Each Agent and the Administrative Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Agents; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Agents that it is incapable of receiving notices under such Article by electronic communication.

(ii)    Unless the Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (A), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (A) and (B) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

Section 12.02.    Amendments, Etc.    (a) No amendment or waiver of any provision of this Agreement or any other Loan Document (excluding the Fee Letter), and no consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (x) in the case of an amendment, consent or waiver to cure any ambiguity, omission, defect or inconsistency or granting a new Lien for the benefit of the Agents and the Lenders or extending an existing Lien over additional property, by the Agents and the Borrowers (or by the Administrative Borrower on behalf of the Borrowers), (y) in the case of any other waiver or consent, by the Required Lenders (or by the Collateral Agent with the consent of the Required Lenders) and (z) in the case of any other amendment, by the Required Lenders (or by the Collateral Agent with the consent of the Required Lenders) and the Borrowers (or by the Administrative Borrower on behalf of the Borrowers), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall:

(i)    increase the Commitment of any Lender, reduce the principal of, or interest on, the Loans payable to any Lender, reduce the amount of any fee payable for the account of any Lender, or postpone or extend any scheduled date fixed for any payment of principal of, or interest or fees on, the Loans payable to any Lender, in each case, without the written consent of such Lender;

(ii)    change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that is required for the Lenders or any of them to take any action hereunder without the written consent of each Lender;

(iii)    amend the definition of “Required Lenders” or “Pro Rata Share” without the written consent of each Lender;

(iv)    release all or a substantially all of the Collateral (except as otherwise provided in this Agreement and the other Loan Documents), subordinate any Lien granted in favor of the Collateral Agent for the benefit of the Agents and the Lenders or release any Borrower or all of substantially all of the value of the Guarantees (except in connection with a Disposition of the Equity Interests of a Guarantor permitted by Section 7.02(c)(ii)), in each case, without the written consent of each Lender; provided, that the Required Lenders may elect to release all or a substantial portion of the Collateral without the requirement to obtain the written consent of each Lender if such release is in connection with (x) an exercise of remedies by the Collateral Agent at the direction of the Required Lenders pursuant to Section 9.01 or (y) any Disposition of all or a substantial portion of the Collateral by one or more of the Loan Parties with the consent of the Required Lenders after the occurrence and during the continuance of an Event of Default so long as such Disposition is conducted in a commercially reasonable manner as if such Disposition were a disposition of collateral by a secured creditor in accordance with Article 9 of the UCC;

(v)    amend, modify or waive Section 4.02, Section 4.03 or this Section 12.02 without the written consent of each Lender; or

(vi)    change the provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of one Class differently from the rights of Lenders holding Loans of any other Class without the prior written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class.

(b)    Notwithstanding anything to the contrary in Section 12.02(a):

(i)    no amendment, waiver or consent shall, unless in writing and signed by an Agent, affect the rights or duties of such Agent (but not in its capacity as a Lender) under this Agreement or the other Loan Documents;

(ii)    any amendment, waiver or consent to any provision of this Agreement (including Sections 4.01 and 4.02) that permits any Loan Party, Holdings (or other direct or indirect equity holder of the Parent) or any of their respective Affiliates to purchase Loans on a non-pro rata basis, become an eligible assignee pursuant to Section 12.07 or make offers to make optional prepayments on a non-pro rata basis shall require the prior written consent of the Required Lenders rather than the prior written consent of each Lender directly affected thereby;

(iii)    any Control Agreement, Guaranty, Mortgage, Security Agreement, Intellectual Property Security Agreement, collateral access agreement, landlord waiver or other agreement or document purporting to create or perfect a security interest or grant a Lien in any of the Collateral, in each case, as amended, restated, amended and restated, supplemented or otherwise modified from time to time (each, a “Collateral Document”) may be amended, waived or otherwise modified with the consent of the applicable Agent and the applicable Loan Party without the need to obtain the consent of any Lender or any other Person if such amendment, modification, supplement or waiver is delivered in order (A) to comply with local Requirements of Law (including foreign law or regulatory requirements) or advice of local counsel, (B) to cure any ambiguity, inconsistency, omission, mistake or defect or (C) to cause such Collateral Document to be consistent with this Agreement and the other Loan Documents, and if the Administrative Agent and the Administrative Borrower shall have jointly identified an ambiguity, inconsistency, omission, mistake or defect, in each case, in any provision of any Loan Document (other than a Collateral Document), then the Administrative Agent and the Administrative Borrower shall be permitted to amend such provision; any amendment, waiver or modification pursuant to this paragraph shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof;

(iv)    no consent of any Loan Party shall be required to change any order of priority set forth in Section 4.03;

(v)    the Administrative Agent and the Administrative Borrower may enter into an amendment to this Agreement (A) pursuant to Section 2.07(h) to reflect an alternate service or index rate and such other related changes to this Agreement as may be applicable and (B) in accordance with Section 2.11 to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitment and the Incremental Term Loans evidenced thereby; and

(vi)    no Defaulting Lender, Loan Party, Holdings (or other direct or indirect equity holder of the Parent) or any of their respective Affiliates that is a Lender shall have any right to approve or disapprove any amendment, waiver or consent under the Loan Documents and any Loans held by such Person for purposes hereof shall be automatically deemed to be voted pro rata according to the Loans of all other Lenders in the aggregate (other than such Defaulting Lender, Loan Party, Holdings (or other direct or indirect equity holder of the Parent) or Affiliate).

(c)    If any action to be taken by the Lenders hereunder requires the consent, authorization, or agreement of all of the Lenders or any Lender affected thereby, and a Lender other than the Collateral Agent and the Administrative Agent and their respective Affiliates and Related Funds (the “Holdout Lender”) fails to give its consent, authorization, or agreement, then the Collateral Agent, upon at least five Business Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute lenders (each, a “Replacement Lender”), and the Holdout Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given. Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Holdout Lender being repaid its share of the outstanding Obligations without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 12.07. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make its Pro Rata Share of Loans.

Section 12.03.    No Waiver; Remedies, Etc. No failure on the part of any Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agents and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agents and the Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Agents and the Lenders to exercise any of their rights under any other Loan Document against such party or against any other Person.

Section 12.04.    Expenses; Taxes; Attorneys’ Fees. The Borrowers will pay on demand, all reasonable and documented costs and expenses incurred by or on behalf of each Agent (and, in the case of clauses (b) through (m) below, each Lender), regardless of whether the transactions contemplated hereby are consummated, including reasonable and documented fees, costs, client charges and expenses of counsel for each Agent (and, in the case of clauses (b) through (m) below, each Lender), accounting, due diligence, periodic field audits, physical counts, valuations, investigations, searches and filings, monitoring of assets, appraisals of Collateral, the rating of the Loans, title searches and reviewing environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals, arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents (including the preparation of any additional Loan Documents pursuant to Section 7.01(b) or the review of any of the agreements, instruments and documents referred to in Section 7.01(f)), (b) any requested amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, (c) the preservation and protection of the Agents’ or any of the Lenders’ rights under this Agreement or the other Loan Documents, (d) the defense of any claim or action asserted or brought against any Agent or any Lender by any Person that arises from or relates to this Agreement, any other Loan Document, the Agents’ or the Lenders’ claims against any Loan Party, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document, (f) the filing of any petition, complaint, answer, motion or other pleading by any Agent or any Lender, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Loan Document, (h) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document, (i) any attempt to collect from any Loan Party, (j) any Environmental Claim, Environmental Liability or Remedial Action arising from or in connection with the past, present or future operations of, or any property currently, formerly or in the future owned, leased or operated by, any Loan Party, any of its Subsidiaries or any predecessor in interest, (k) any Environmental Lien, (l) the rating of the Loans by one or more rating agencies in connection with any Lender’s Securitization, or (m) the receipt by any Agent or any Lender of any advice from professionals with respect to any of the foregoing. Without limitation of the foregoing or any other provision of any Loan Document: (x) the Borrowers agree to pay all broker fees that may become due in connection with the transactions contemplated by this Agreement and the other Loan Documents and (y) if the Borrowers fail to perform any covenant or agreement contained herein or in any other Loan Document, with written notice to the Administrative Borrower, any Agent may itself perform or cause performance of such covenant or agreement, and the expenses of such Agent incurred in connection therewith shall be reimbursed on demand by the Borrowers. The obligations of the Borrowers under this Section 12.04 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents. All amounts due under this Section 12.04 shall be payable not later than ten Business Days after demand therefor.

Section 12.05.    Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, any Agent or any Lender may, and is hereby authorized to, at any time and from time to time, without notice to any Loan Party (any such notice being expressly waived by the Loan Parties) and to the fullest extent permitted by law, set off and apply any and all deposits (other than Excluded Accounts) (general or special, time or demand, provisional or final) at any time held and other

Indebtedness at any time owing by such Agent or such Lender or any of their respective Affiliates to or for the credit or the account of any Loan Party against any and all obligations of the Loan Parties either now or hereafter existing under any Loan Document, irrespective of whether or not such Agent or such Lender shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of set-off, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 4.04 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agents and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of set-off. Each Agent and each Lender agrees to notify such Loan Party promptly after any such set-off and application made by such Agent or such Lender or any of their respective Affiliates; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agents and the Lenders under this Section 12.05 are in addition to the other rights and remedies (including other rights of set-off) which the Agents and the Lenders may have under this Agreement or any other Loan Documents of law or otherwise.

Section 12.06.    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 12.07.    Assignments and Participations.

(a)    This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of each Loan Party and each Agent and each Lender and their respective successors and assigns; provided that none of the Loan Parties may assign or transfer any of its rights hereunder or under the other Loan Documents without the prior written consent of each Lender and any such assignment without the Lenders’ prior written consent shall be null and void.

(b)    Subject to the conditions set forth in clause (c) below, each Lender may assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement with respect to all or a portion of its Term Loan Commitment and any Term Loan made by it with the written consent of the Collateral Agent and the Borrowers (not to be unreasonably withheld, conditioned or delayed); provided that (A) no written consent of the Collateral Agent or the Administrative Agent shall be required (x) in connection with any assignment by a Lender to a Lender, an Affiliate of such Lender or a Related Fund of such Lender or (y) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender, (B) no consent of the Borrowers shall be required (x) in connection with any assignment by a Lender to a Lender, an Affiliate of such Lender or a Related Fund of such Lender or (y) if any Event of Default has occurred and is continuing, and (C) the Borrower shall be deemed to have consented to any such assignment unless it shall have objected thereto by written notice to the Agents within ten Business Days after having received notice thereof.

(c)    Assignments shall be subject to the following additional conditions:

(i)    Each such assignment shall be in an amount which is at least $5,000,000 or a multiple of $1,000,000 in excess thereof (or the remainder of such Lender’s Commitment) (except such minimum amount shall not apply to an assignment by a Lender to (A) a Lender, an Affiliate of such Lender or a Related Fund of such Lender or (B) a group of new Lenders, each of whom is an Affiliate or Related Fund of each other to the extent the aggregate amount to be assigned to all such new Lenders is at least $5,000,000 or a multiple of $1,000,000 in excess thereof);

(ii)    The parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance, an Assignment and Acceptance, together with any promissory note subject to such assignment and such parties shall deliver to the Administrative Agent, for the benefit of the Collateral Agent, a processing and recordation fee of $5,000 (except the payment of such fee shall not be required in connection with an assignment by a Lender to a Lender, an Affiliate of such Lender or a Related Fund of such Lender) and all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and Anti-Money Laundering or terrorist financing rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation;

(iii)    No such assignment shall be made to (A) any Loan Party, Holdings (or other direct or indirect equity holder of the Parent) or any of their respective Affiliates or (B) any Defaulting Lender or any of its Affiliates, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(iv)    the assignee, if it shall not already be a Lender, shall deliver to the Administrative Agent an administrative questionnaire in a form acceptable to the Administrative Agent, applicable tax forms (as required under Section 2.09(d)) and all requested “know your customer” documentation.

(d)    Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance and recordation on the Register, which effective date shall be at least three Business Days after the delivery thereof to the Administrative Agent (or such shorter period as shall be agreed to by the Administrative Agent and the parties to such assignment), (A) the assignee thereunder shall become a “Lender” hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(e)    By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or any of its Subsidiaries or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender, any Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agents by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

(f)    The Administrative Agent shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain, or cause to be maintained at one of its offices, a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitments of, and the principal amount of the Loans (and stated interest thereon) (the “Registered Loans”) owing to each Lender from time to time. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agents and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Administrative Borrower and any Lender at any reasonable time and from time to time upon reasonable prior written notice.

(g)    Upon receipt by the Administrative Agent of a completed Assignment and Acceptance, and subject to any consent required from the Administrative Agent or the Collateral Agent pursuant to Section 12.07(b) (which consent of the applicable Agent must be evidenced by such Agent’s execution of an acceptance to such Assignment and Acceptance), the Administrative Agent shall accept such assignment, record the information contained therein in the Register (as adjusted to reflect any principal payments on or amounts capitalized and added to the principal balance of the Loans and/or Commitment reductions made subsequent to the effective date of the applicable assignment, as confirmed in writing by the corresponding assignor and assignee in conjunction with delivery of the assignment to the Administrative Agent) and provide to the Collateral Agent a copy of the fully executed Assignment and Acceptance.

(h)    A Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s).

(i)    If any Lender sells participations in a Registered Loan, such Lender shall, acting for this purpose as a non-fiduciary agent on behalf of the Borrowers, maintain, or cause to be maintained, a register, on which it enters the name of all participants in the Registered Loans held by it and the principal amount (and stated interest thereon) of the portion of the Registered Loan that is the subject of the participation (the “Participant Register”). A Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register. The Participant Register shall be available for inspection by the Administrative Borrower at any reasonable time and from time to time upon reasonable prior written notice. For the avoidance of doubt, no Agent (in its capacity as an Agent) shall have responsibility for maintaining a Participant Register or for ensuring that the Lenders observe the provisions of this clause (i).

(j)    Any Non-U.S. Lender who purchases or is assigned or participates in any portion of such Registered Loan shall comply with Section 2.09(d).

(k)    Each Lender may sell participations (without the consent of the Borrower, any Agent or any other Lender) to one or more banks or other entities (other than a natural person or to Holdings, the Parent or any of their Affiliates) in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitments and the Loans made by it); provided, that (i) such Lender’s obligations under this Agreement (including its Commitments hereunder) and the other Loan Documents shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents; and (iii) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Loans, (B) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Loans or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the Collateral or any Loan Party (except as set forth in Section 10.08 of this Agreement or any other Loan Document). The Loan Parties agree that each participant shall be entitled to the benefits, and subject to the requirements, of Section 2.09 and Section 2.10 of this Agreement with respect to its participation in any portion of the Commitments and the Loans as if it was a Lender; provided that such participant (A) agrees to be subject to the provisions of Section 2.09(f) as if it were an assignee under paragraph (b) of this Section 12.07 and (B) shall not be entitled to receive any greater payment under Section 2.09 or Section 2.10 with respect to any participation than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after such participant acquired the applicable participation.

(l)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or loans made to, or other indebtedness issued by, such Lender pursuant to a securitization transaction (including any structured warehouse credit facility, collateralized loan obligation transaction or similar facility or transaction, and including any further securitization of the indebtedness or equity issued under such a transaction) (a “Securitization”); provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. The Loan Parties shall cooperate with such Lender and its Affiliates to effect a Securitization, including by providing such information as may be reasonably requested by such Lender in connection with the rating of its Loans or any Securitization.

(m)    Subject to Section 12.19, each Borrower authorizes each Lender to disclose to any participant, secured creditor of such Lender or assignee (each, a “Transferee”) and any prospective Transferee any and all financial information in such Lender’s possession concerning each Borrower and its Affiliates that has been delivered to such Lender by or on behalf of each Borrower and its Affiliates pursuant to this Agreement or that has been delivered to such Lender by or on behalf of each Borrower and its Affiliates in connection with such Lender’s credit evaluation of each Borrower and its Affiliates prior to becoming a party to this Agreement.

Section 12.08.    Counterparts.

(a)    This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by electronic mail also shall deliver an original executed counterpart of this Agreement upon request of the Administrative Agent but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. Each of the parties hereto agrees and acknowledges that (i) the transaction consisting of this Agreement may be conducted by electronic means, (ii) it is such party’s intent that, if such party signs this Agreement using an electronic signature, it is signing, adopting and accepting this Agreement and that signing this Agreement using an electronic signature is the legal equivalent of having placed its handwritten signature on this Agreement on paper and (iii) it is being provided with an electronic or paper copy of this Agreement in a usable format. The foregoing shall apply to each other Loan Document mutatis mutandis.

(b)    The words “execution,” “signed,” “signature,” and words of like import in this Agreement and the other Loan Documents, including any Assignment and Acceptance shall be deemed to include electronic signatures or electronic records each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signature in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 12.09.    Governing Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

Section 12.10.    Consent to Jurisdiction; Service of Process and Venue.

(a)    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH LOAN PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY ANY MEANS PERMITTED BY APPLICABLE LAW, INCLUDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE ADMINISTRATIVE BORROWER AT ITS ADDRESS FOR NOTICES AS SET FORTH IN SECTION 12.01, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING. THE LOAN PARTIES AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENTS AND THE LENDERS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY LOAN PARTY IN ANY OTHER JURISDICTION. EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY LOAN PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

(b)    Each Loan Party irrevocably and unconditionally agrees that it will not commence any action or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any Agent, any Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof.

Section 12.11.    Waiver of Jury Trial, Etc.    EACH LOAN PARTY, EACH AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH LOAN PARTY CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF ANY AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE LENDERS ENTERING INTO THIS AGREEMENT.

Section 12.12.    Consent by the Agents and Lenders. Except as otherwise expressly set forth herein to the contrary or in any other Loan Document, if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an “Action”) of any Agent or any Lender shall be permitted or required pursuant to any provision hereof or any provision of any other agreement to which any Loan Party is a party and to which any Agent or any Lender has succeeded thereto, such Action shall be required to be in writing and may be withheld or denied by such Agent or such Lender, in its sole discretion, with or without any reason, and without being subject to question or challenge on the grounds that such Action was not taken in good faith.

Section 12.13.    No Party Deemed Drafter. Each of the parties hereto agrees that no party hereto shall be deemed to be the drafter of this Agreement.

Section 12.14.    Reinstatement; Certain Payments. If any claim is ever made upon any Secured Party for repayment or recovery of any amount or amounts received by such Secured Party in payment or on account of any of the Obligations, such Secured Party shall give prompt notice of such claim to each other Agent and Lender and the Administrative Borrower, and if such Secured Party repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Secured Party or any of its property, or (ii) any good faith settlement or compromise of any such claim effected by such Secured Party with any such claimant, then and in such event each Loan Party agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of any Indebtedness hereunder or under the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) it shall be and remain liable to such Secured Party hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Secured Party.

Section 12.15.    Indemnification; Limitation of Liability for Certain Damages.

(a)    In addition to each Loan Party’s other Obligations under this Agreement, each Loan Party agrees to, jointly and severally, defend, protect, indemnify and hold harmless each Secured Party and all of their respective Related Parties (collectively called the “Indemnitees”) from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the Effective Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any other Loan Document, of any Environmental Claim or any other document executed in connection with the transactions contemplated by this Agreement, (ii) any Agent’s or any Lender’s furnishing of funds to the Borrowers under this Agreement or the other Loan Documents, including the management of any such Loans or the Borrowers’ use of the proceeds thereof, (iii) the Agents and the Lenders relying on any instructions of the Administrative Borrower or the handling of the Collateral of the Borrowers as herein provided, (iv) any matter relating to the financing transactions contemplated by this Agreement or the other Loan Documents or by any document executed in connection with the transactions contemplated by this Agreement or the other Loan Documents, or (v) any claim, including any Environmental Claim, litigation, investigation or proceeding relating to or arising out of any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the “Indemnified Matters”); provided that the Loan Parties shall not have any obligation to any Indemnitee under this subsection (a) for any Indemnified Matter caused by the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties, as determined by a final non-appealable judgment of a court of competent jurisdiction.

(b)    To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 12.15 may be unenforceable because it is violative of any law or public policy, each Loan Party shall, jointly and severally, contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

(c)    No party hereto shall assert, and each party hereto hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each party hereto hereby waives, releases and agrees not to sue upon any such claim or seek any such damages, whether or not accrued and whether or not known or suspected to exist in its favor; provided that nothing in this clause (c) shall relieve any Loan Party of any obligation it may have to indemnify an Indemnitee as provided in clause (a) above.

(d)    The indemnities and waivers set forth in this Section 12.15 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents.

(e)    All amounts due under this Section 12.15 shall be payable not later than ten Business Days after demand therefor.

Section 12.16.    Records. The unpaid principal of and interest on the Loans, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, the Commitments, and the accrued and unpaid fees payable pursuant to Section 2.06 hereof, shall at all times be ascertained from the records of the Agents, which shall be conclusive and binding absent manifest error.

Section 12.17.    Binding Effect. This Agreement shall become effective when it shall have been executed by each Loan Party, each Agent and each Lender and when the conditions precedent set forth in Section 5.01 hereof have been satisfied or waived in writing by the Agents, and thereafter shall be binding upon and inure to the benefit of each Loan Party, each Agent and each Lender, and their respective successors and assigns, except that the Loan Parties shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of each Agent and each Lender (and any such assignment without such written consent shall be null and void), and any assignment by any Lender shall be governed by Section 12.07 hereof.

Section 12.18.    Highest Lawful Rate. It is the intention of the parties hereto that each Agent and each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or by any other Loan Document would be usurious as to any Agent or any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Agent or such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document or any agreement entered into in connection with or as security for the Obligations, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Agent or any Lender that is contracted for, taken, reserved, charged or received by such Agent or such Lender under this Agreement or any other Loan Document or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, any excess shall be canceled automatically and if theretofore paid shall be credited by such Agent or such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender, as applicable, to the Borrowers); and (ii) in the event that the maturity of the Obligations is accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Agent or any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall, subject to the last sentence of this Section 12.18, be canceled automatically by such Agent or such Lender, as applicable, as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Agent or such Lender, as applicable, on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender to the Borrowers). All sums paid or agreed to be paid to any Agent or any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Agent or such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (x) the amount of interest payable to any Agent or any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Agent or such Lender pursuant to this Section 12.18 and (y) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Agent or such Lender would be less than the amount of interest payable to such Agent or such Lender computed at the Highest Lawful Rate applicable to such Agent or such Lender, then the amount of interest payable to such Agent or such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Agent or such Lender until the total amount of interest payable to such Agent or such Lender shall equal the total amount of interest which would have been payable to such Agent or such Lender if the total amount of interest had been computed without giving effect to this Section 12.18.

For purposes of this Section 12.18, the term “applicable law” shall mean that law in effect from time to time and applicable to the loan transaction between the Borrowers, on the one hand, and the Agents and the Lenders, on the other, that lawfully permits the charging and collection of the highest permissible, lawful non-usurious rate of interest on such loan transaction and this Agreement, including laws of the State of New York and, to the extent controlling, laws of the United States of America.

The right to accelerate the maturity of the Obligations does not include the right to accelerate any interest that has not accrued as of the date of acceleration.

Section 12.19.    Confidentiality. Each Agent and each Lender agrees (on behalf of itself and its Related Parties) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, any information supplied to it by the Loan Parties pursuant to this Agreement or the other Loan Documents which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information; provided that nothing herein shall limit the disclosure by any Agent or any Lender of any such information (i) to its Affiliates, its Related Parties or the Related Parties of any Person described in clause (ii) or (iii) below) (it being understood that the Persons to whom such disclosure is made either will be informed of the confidential nature of such information and instructed to keep such information confidential in accordance with this Section 12.19 or is subject to other customary confidentiality obligations); (ii) to any other party hereto; (iii) to any assignee or participant (or prospective assignee or participant) or any party to a Securitization, so long as such assignee or participant (or prospective assignee or participant) or party to a Securitization agrees, in writing, to be bound by or is otherwise subject to customary confidentiality obligations (including confidentiality provisions similar in substance to this Section 12.19); (iv) to the extent required by any Requirement of Law or judicial process or as otherwise requested by any Governmental Authority; (v) to the National Association of Insurance Commissioners or any similar organization, any examiner, auditor or accountant or any nationally recognized rating agency; (vi) in connection with any litigation to which any Agent or any Lender is a party; (vii) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (viii) to any other Person if such information is general portfolio information that does not identity the Loan Parties, (ix) to the ABL Agent, subject to the confidentiality provisions of the ABL Credit Agreement, or (x) with the consent of the Administrative Borrower. In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to any Agent or any Lender in connection with the administration of this Agreement, the other Loan Documents and the Commitments. Each of the Administrative Agent and the Lenders acknowledges that (A) such information may include material non-public information concerning a Loan Party or Subsidiary; (B) it has developed compliance procedures regarding the use of material non-public information; and (C) it will handle such material non-public information in accordance with applicable Laws, including federal and state securities laws.

Section 12.20.    Public Disclosure. Each Loan Party agrees that neither it nor any of its Affiliates will now or in the future issue any press release or other public disclosure using the name of an Agent, any Lender or any of their respective Affiliates or referring to this Agreement or any other Loan Document without the prior written consent of such Agent or such Lender, except to the extent that such Loan Party or such Affiliate is required to do so under applicable law (in which event, such Loan Party or such Affiliate will consult with such Agent or such Lender before issuing such press release or other public disclosure). Each Loan Party hereby authorizes each Agent and each Lender, after consultation with the Borrowers, to advertise the closing of the transactions contemplated by this Agreement, and to make appropriate announcements of the financial arrangements entered into among the parties hereto, as such Agent or such Lender shall deem appropriate, including on a home page or similar place for dissemination of information on the Internet or worldwide web, or in announcements commonly known as tombstones, in such trade publications, business journals, newspapers of general circulation and to such selected parties as such Agent or such Lender shall deem appropriate.

Section 12.21.    Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

Section 12.22.    USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the entities composing the Borrowers, which information includes the name and address of each such entity and other information that will allow such Lender to identify the entities composing the Borrowers in accordance with the USA PATRIOT Act. Each Loan Party agrees to take such action and execute, acknowledge and deliver at its sole cost and expense, such instruments and documents as any Lender may reasonably require from time to time in order to enable such Lender to comply with the USA PATRIOT Act.

Section 12.23.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(c)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

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ANNEX B

[See attached.]

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

[Date]

Reference is made to the Financing Agreement, dated as of December 27, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), by and among Authentic Brands LLC, a Delaware limited liability company (the “Parent”), Good Beans LLC, a Delaware limited liability company, and Black Rifle Coffee Company LLC, a Delaware limited liability company (each, a “Borrower” and, collectively, the “Borrowers”), the Subsidiaries of the Parent party thereto from time to time as Guarantors, the lenders from time to time party thereto (the “Lenders”) and Blue Torch Finance LLC, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent for the Lenders. Capitalized terms used in this Compliance Certificate (including the schedules attached hereto) but not otherwise defined herein (or therein, as applicable) have the meanings assigned to them in the Financing Agreement.

Pursuant to Section 7.01(a)(iv) of the Financing Agreement, the undersigned, solely in his or her capacity as an Authorized Officer of the Parent, certifies as follows:

1.[Attached hereto as Exhibit A are (x) the internally prepared consolidated balance sheet, income statement and statement of cash flows of the Parent and its consolidated Subsidiaries as at the end of the fiscal month ended [●], and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such fiscal month, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (A) the financial statements of the Parent and its consolidated Subsidiaries for the immediately preceding Fiscal Year and (B) the budget relating to such Fiscal Year], all of which fairly present, in all material respects, the financial position of the Parent and its Subsidiaries as at the end of such fiscal month and the results of operations of the Parent and its Subsidiaries for such fiscal month and for such year-to-date period, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Agents and the Lenders, subject to the absence of footnotes and normal year-end adjustments and (y) a report of key performance indicators consisting of “Revenue by Sales Channel” for such fiscal month.]1

2.[Attached hereto as Exhibit A are the consolidated balance sheet, income statement and statement of cash flows of the Parent and its Subsidiaries as at the end of the fiscal quarter ended [●], and for the period commencing at the end of the immediately

________________________
1    Include this paragraph if certificate is accompanying monthly financial statements.

Exhibit E - 1

preceding Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (A) the financial statements for the immediately preceding Fiscal Year and (B) the budget relating to such Fiscal Year, all of which fairly present, in all material respects, the financial position of the Parent and its Subsidiaries as of the end of such quarter and the results of operations of the Parent and its Subsidiaries for such quarter and for such year-to-date period, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of the Parent and its Subsidiaries furnished to the Agents and the Lenders, subject to the absence of footnotes and normal year-end adjustments.]2

3.[Attached hereto as Exhibit A are the consolidated balance sheet, income statement and statement of cash flows of the Parent and its Subsidiaries as at the end the Fiscal Year ended [●], setting forth in each case in comparative form the figures for the corresponding date or period set forth in (A) the financial statements for the immediately preceding Fiscal Year[, and (B) the budget relating to such Fiscal Year], accompanied by a report and an unqualified audit opinion of [●] (which report and opinion does not include any qualification, exception or explanatory paragraph expressing substantial doubt about the ability of the Parent or any of its Subsidiaries to continue as a going concern or any qualification or exception as to the scope of such audit (other than a “going concern” or like qualification that is due solely to (i) the impending maturity of the Obligations under the Financing Agreement, (ii) any anticipated inability to satisfy any financial covenant set forth in Section 7.03 of the Financing Agreement, or (iii) changes in accounting principles or practices reflecting changes in GAAP that are required or approved by the Borrowers’ independent certified public accountants).]3

4.The undersigned has reviewed the provisions of the Financing Agreement and the other Loan Documents and made (or caused to be made under my supervision) a review of the condition and operations of the Parent and its Subsidiaries during the period covered by the financial statements attached hereto with a view to determining whether the Parent and its Subsidiaries were in compliance with all of the provisions of the Financing Agreement and the Loan Documents at the times such compliance is required thereby. [Such review has not disclosed, nor does the undersigned have any knowledge of, the occurrence or continuance of a Default or Event of Default.] [If unable to provide the foregoing certificate, attach an Annex A describing the nature and period of existence of

________________________
2    Include this paragraph if certificate is accompanying quarterly financial statements.
3    Include this paragraph if certificate is accompanying annual financial statements. Include clause (B) commencing with the Fiscal Year ending December 31, 2025.

Exhibit E - 2

the Default or Event of Default that has occurred or is continuing, and any action taken or proposed to be taken with respect thereto.]

5.Attached hereto as Exhibit B is a list of each Subsidiary of the Parent that, since the date of the most recent Compliance Certificate delivered pursuant to Section 7.01(a)(iv) of the Financing Agreement, (i) was formed or acquired by any Loan Party and/or (ii) no longer constitutes an Immaterial Subsidiary for purposes of the Financing Agreement.

6.As of the date hereof, the following conditions continue to be satisfied with respect to all remaining Immaterial Subsidiaries:

(i) Each such Immaterial Subsidiary (a) contributed 2.5% or less of the revenues of the Parent and its Subsidiaries for the most recently ended Test Period, and (b) had assets representing 2.5% or less of the total consolidated assets of the Parent and its Subsidiaries on the last day of the most recently ended Test Period; and

(ii) Such Immaterial Subsidiaries do not comprise in the aggregate more than 5.0% of the revenues of the Parent and its Subsidiaries for the most recently ended Test Period or more than 5.0% of the consolidated assets of the Parent and its Subsidiaries as of the end of the most recently ended Test Period.

7.[Attached hereto as Exhibit C is a summary of all material insurance coverage maintained as of the date hereof by any Loan Party or any of its Subsidiaries.]4

8.[There have been no changes to the information contained in the Perfection Certificate delivered on the Effective Date or the date of the most recently updated Perfection Certificate delivered pursuant to Section 7.01(a)(iv)(C) of the Financing Agreement.] [If unable to provide the foregoing certification, attach an updated Perfection Certificate identifying any such changes to the information contained therein.]5

9.[Attached hereto as Schedule 1 is a calculation of the Total Net Leverage Ratio for the four consecutive fiscal quarters ended [•], 20[•].]6

10.[Attached hereto as Schedule 2 is a calculation of the Fixed Charge Coverage Ratio for the four consecutive fiscal quarters ended [•], 20[•].]7

________________________
4    Include if certificate is accompanying annual financial statements. Commencing with the Fiscal Year ending December 31, 2025.
5    Include if certificate is accompanying annual financial statements. Commencing with the Fiscal Year ending December 31, 2025.
6    Include if certificate is accompanying quarterly or annual financial statements.
7     Include if certificate is accompanying quarterly or annual financial statements.

Exhibit E - 3

11.[Attached hereto as Schedule 3 is a calculation of Liquidity as of (A) the last day of the fiscal [year][quarter][month] ended [•], 20[•] and (B) the date hereof. Liquidity, as of each date during such [year][quarter][month], was not less the minimum amount set forth in Section 7.03(c) of the Financing Agreement.]8

12.[Attached hereto as Schedule 4 is a calculation of Consolidated EBITDA for the four consecutive fiscal quarters ended [•], 20[•], which calculation is true and correct.]9

13.[Attached hereto as Schedule 5 is a calculation of Excess Cash Flow for the most recently ended fiscal year.]10

[The remainder of this page is intentionally left blank.]

________________________
8    Include if certificate is accompanying quarterly or annual financial statements.
9     Include if certificate is accompanying quarterly or annual financial statements.
10     Include if certificate is accompanying annual financial statements. Commencing with the Fiscal Year ending December 31, 2025.

Exhibit E - 4

IN WITNESS WHEREOF, the undersigned, solely in his or her capacity as an Authorized Officer of the Parent, has executed and delivered this certificate as of the date first set forth above.

AUTHENTIC BRANDS LLC, as Parent
By:

Name:
Title:

[Signature Page to Compliance Certificate]

Exhibit E - 5

Exhibit A to Compliance Certificate
Financial Statements

[Please refer to the BRC, Inc. Form 10-[Q]/[K] for the [quarterly] [annual] period ended [●] filed with the SEC on [●]]1

________________________
1 Include if delivery of financial statements is satisfied by the public filing thereof with the SEC. Otherwise, attach the relevant monthly financial statements or other required deliverables that are not publicly available.

Exhibit E - 6

Exhibit B to Compliance Certificate

[List of newly formed or acquired Subsidiaries and/or Subsidiaries which are no longer Immaterial Subsidiaries]

Exhibit E - 7

Exhibit C to Compliance Certificate

[Summary of Material Insurance]1

________________________
1 Include if certificate is accompanying annual financial statements.

Exhibit E - 8

Schedule 1 to Compliance Certificate
Total Net Leverage Ratio

For the [quarter]/[year] ended ______________________ (the “Statement Date”)

Section 7.03(a) Total Net Leverage Ratio

(I) Funded Indebtedness of the Parent and the Subsidiaries $_________
as of the Statement Date

(II) Qualified Cash as of the Statement Date $_________
(not to exceed $7,500,000)

(III) Line (I) minus Line (II) $_________

(IV) Consolidated EBITDA for the period of four
consecutive fiscal quarters ending on the Statement Date $_________
(See Schedule 4, Line (F))1

(V) Line (III) divided by Line (IV) ____ to 1.00

(VI) Maximum Total Net Leverage Ratio ____ to 1.00
(for the four quarter period ending on the Statement Date,
as set forth in Section 7.03(a) of the Financing Agreement)

In Compliance? [Yes]/[No]

________________________
1 If Consolidated EBITDA is negative for such period, any applicable test or covenant that is based on the Total Leverage Ratio shall be deemed not satisfied as of the applicable date of determination.

Exhibit E - 9

Schedule 2 to Compliance Certificate
Fixed Charge Coverage Ratio

For the four consecutive fiscal quarter period ended ____________ (the “Measurement Period”)

Section 7.03(b) Fixed Charge Coverage Ratio

(I) Consolidated EBITDA for the Measurement Period $_________
(See Schedule 4, Line (F))

(II) Capital Expenditures made by the Parent and its Subsidiaries $_________
during the Measurement Period and funded with revolving
Indebtedness or cash on the balance sheet of the Parent or
its Subsidiaries (other than cash consisting of proceeds received by the Parent or its Subsidiaries in connection with any Equity
Issuance or casualty event)

(III) all income taxes paid in cash by the Parent and its Subsidiaries $_________
during the Measurement Period (net of any income tax refunds or credit received in cash), including any Permitted Tax Distributions made during the Measurement Period

(IV) Line (I) minus Line (II) minus Line (III) $_________

(V) cash interest payments made by the Parent and its Subsidiaries $_________
during the Measurement Period in respect of Funded Indebtedness

(VI) scheduled principal payments in respect of Funded Indebtedness $_________
paid in cash by the Parent and its Subsidiaries during the
Measurement Period

(VII) without duplication of any other amounts, dividends or $_________
distributions paid in cash by the Parent and its Subsidiaries during the Measurement Period (if any), to the extent
permitted to be paid under the Financing Agreement

(VIII) Line (V) plus Line (VI) plus Line (VII) $_________

(IX) Line (IV) divided by Line (VIII)

(X) Minimum Fixed Charge Leverage Ratio 1.10 to 1.00
In Compliance? [Yes]/[No]

Exhibit E - 10

Schedule 3 to Compliance Certificate
Liquidity

For the [month]/[quarter]/[year] ended ______________________ (the “Statement Date”)

Section 7.03(c) Liquidity

(I) Availability as of the Statement Date $_________

(II) Qualified Cash as of the Statement Date $_________
(attach applicable account statements)

(III) Liquidity as of the Statement Date
(Line (I) plus Line (II)) $_________

(IV) Minimum Liquidity $7,500,000
In Compliance? [Yes]/[No]

Exhibit E - 11

Schedule 4 to Compliance Certificate
Consolidated EBITDA

For the [quarter]/[year] ended ______________________ (the “Statement Date”)

	Consolidated EBITDA[1]	Quarter 1 ended __/__/__	Quarter 2 ended __/__/__	Quarter 3 ended __/__/__	Quarter 4 ended __/__/__	Total (Quarters 1-4)
(A)	Consolidated Net Income for such period:					$__________
(B)
without duplication, the following amounts for such period to the extent deducted (and not added back) in the calculation of Consolidated Net Income (other than in respect of Lines (B)(viii)(A) and (B)(ix)) for such period

	(i) (i) all Taxes (net of income tax credits) measured by income and the provision for United States federal, state, local and foreign income taxes or taxes on profit or capital, including state, franchise and similar taxes and withholding taxes:					$__________
	(ii) Consolidated Interest Expense:					$__________
	(iii) any depreciation and amortization expense (including amortization of intangible assets, including goodwill and lease assets):					$__________
	(iv) any aggregate net loss on the Disposition of property (other than accounts and Inventory) outside the ordinary course of business:					$__________
________________________
1 All amounts in this Schedule 3 are determined, where applicable, on a consolidated basis in accordance with GAAP.

Exhibit E - 12

Consolidated EBITDA[1]	Quarter 1 ended __/__/__	Quarter 2 ended __/__/__	Quarter 3 ended __/__/__	Quarter 4 ended __/__/__	Total (Quarters 1-4)
(v) any extraordinary (as such term was defined under GAAP prior to giving effect to FASB 2015-01), nonrecurring or unusual costs, charges, expense or losses (including litigation and settlement costs and expenses), in each case, that are reasonably identifiable and factually supportable in the Borrowers’ good faith judgement:
$_____________

The aggregate amount added back to Consolidated EBITDA pursuant to this Line (B)(v) for such test period, when combined with the aggregate amount added back to Consolidated EBITDA pursuant to Line (B)(viii) and Line (B)(xiv) below for such period, shall not exceed the Shared Cap.[2]

(vi) any other non-cash expenditure, charge or loss for such period (other than any non-cash expenditure, charge or loss to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period):					$__________

________________________
2 As used in this Schedule 4, “Shared Cap” means, with respect to any calculation of Consolidated EBITDA, (a) for any Test Period ending on or after June 30, 2025 through and including March 31, 2026, $12,000,000 and (b) for any other Test Period, the greater of (i) $5,000,000 and (ii) 20.0% of Consolidated EBITDA for such Test Period (calculated before giving effect to any adjustments made under clauses (b)(v), (b)(viii) and (b)(xiv) of the definition of “Consolidated EBITDA”).

Exhibit E - 13

Consolidated EBITDA[1]	Quarter 1 ended __/__/__	Quarter 2 ended __/__/__	Quarter 3 ended __/__/__	Quarter 4 ended __/__/__	Total (Quarters 1-4)
(vii) fees, costs and expenses incurred in connection with (A) the Transactions, any amendments, modifications or waivers of the Loan Documents after the Effective Date, and (B) any Permitted Acquisitions or other Permitted Investments, permitted issuances of any Indebtedness or Equity Interests or Permitted Dispositions, in each case, whether or not consummated
$_____________

The aggregate amount added back to Consolidated EBITDA pursuant to this Line (B)(vii) in respect of any unconsummated Acquisitions, Investments, issuances of Indebtedness or Equity Interests or Dispositions, in each case, that would have been permitted under the Financing Agreement if so consummated, shall not exceed $1,000,000 for any period of four consecutive fiscal quarters.

Exhibit E - 14

Consolidated EBITDA[1]	Quarter 1 ended __/__/__	Quarter 2 ended __/__/__	Quarter 3 ended __/__/__	Quarter 4 ended __/__/__	Total (Quarters 1-4)
(viii) to the extent not already included in the determination of Consolidated Net Income, (A) pro forma “run rate” cost savings, operating expense reductions, operating improvements and cost synergies that result (or that are expected in good faith to result in the following twelve months, net of the amount of actual benefits realized from such actions during such period) from the Transactions, Permitted Acquisitions, Permitted Dispositions, recapitalizations, other similar transactions, operating improvements or changes, restructurings, cost-savings and similar initiatives, plans or other actions; provided, in each case, that (x) such cost savings, operating expense reductions, operating improvements and synergies are reasonably identifiable, factually supportable and reasonably attributable to the actions specified and (y) such actions have been taken, and (B) all restructuring costs, integration costs, expenses and losses relating to the undertaking of cost-saving initiatives, operating expense reductions and other synergies and similar initiatives, retention, recruiting, relocation and signing bonuses and expenses or severance costs and other similar transaction costs, costs associated with implementation of enterprise-wide resource planning system, product and site development costs and any one-time expense relating to enhanced accounting function or other similar transaction costs:
$_____________

The aggregate amount added back to Consolidated EBITDA pursuant to this Line (B)(viii) for such test period, when combined with the aggregate amount added back to Consolidated EBITDA pursuant to Lines (B)(v) above and (B)(xiv) below for such period, shall not exceed the Shared Cap.

Exhibit E - 15

Consolidated EBITDA[1]	Quarter 1 ended __/__/__	Quarter 2 ended __/__/__	Quarter 3 ended __/__/__	Quarter 4 ended __/__/__	Total (Quarters 1-4)
(ix) proceeds of business interruption insurance policies and cyber insurance policies actually received in cash in an amount representing the earnings for the applicable period that such proceeds are intended to replace:					$_____________
(x) all non-cash costs or expenses (less non-cash gains or income) incurred pursuant to any management equity plan or stock option plan, share-based incentive compensation plan or any other management or employee benefit plan or arrangement, pension plan, any stock subscription or stockholders agreement or any distributor equity plan or agreement, including any non-cash charges arising from the grant or settlement of virtual stock option programs, stock appreciation or similar rights:					$_____________
(xi) losses, expenses and payments that are covered by indemnification, reimbursement, guaranty or purchase price adjustment provisions in any agreement entered into by the Parent or any of its Subsidiaries (A) in such period, to the extent such losses, expenses and payments have been actually reimbursed in the current period in cash pursuant to the applicable third-party insurance, indemnity, guaranty or acquisition agreement or (B) in an earlier period, to the extent such losses, expenses and payments were actually reimbursed in the current period in cash pursuant to the applicable third-party insurance, indemnity, guaranty or acquisition agreement and not added back to Consolidated EBITDA in such earlier period:					$_____________

Exhibit E - 16

	Consolidated EBITDA[1]	Quarter 1 ended __/__/__	Quarter 2 ended __/__/__	Quarter 3 ended __/__/__	Quarter 4 ended __/__/__	Total (Quarters 1-4)
(xii) effects of non-cash adjustments in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof (other than any purchase accounting adjustments related to above-market leases):
	(xiii) losses in connection with foreign currency exchanges:					$__________
(xiv) the amount of any one-time restructuring charge or reserve including, in connection with (A) Permitted Acquisitions after the Closing Date and (B) the consolidation or closing of facilities and written-off site development costs:
$__________

The aggregate amount added back to Consolidated EBITDA pursuant to this Line (B)(xiv) for such test period, when combined with the aggregate amount added back to Consolidated EBITDA pursuant to clauses Line (B)(v) and Line (B)(viii) above for such period, shall not exceed the Shared Cap.

(C)	Sum of amounts in Line (B)(i) through Line (B)(xiv)					$__________
(D)	The following amounts, without duplication, to the extent included in the calculation of Consolidated Net Income for such period:
	(i) credit for United States federal income taxes or other taxes measured by net income:					$__________

Exhibit E - 17

	Consolidated EBITDA[1]	Quarter 1 ended __/__/__	Quarter 2 ended __/__/__	Quarter 3 ended __/__/__	Quarter 4 ended __/__/__	Total (Quarters 1-4)
	(ii) gain from extraordinary (as such term was defined under GAAP prior to giving effect to FASB 2015-01), unusual or nonrecurring items;					$__________
	(iii) aggregate net gain from the Disposition of property (other than accounts and Inventory) outside the ordinary course of business:					$__________
(iv) gains in connection with foreign currency exchanges:
	(v) other non-cash gains (excluding any such non-cash item to the extent it represents the reversal of an accrual or reserve for potential cash items in any prior period):					$__________
	(vi) cash payments made during such period in respect of non-cash expenses described in Line (B)(vi) and Line (B)(x) that were added back in a prior period:					$__________
(E)	Sum of amounts in Line (D)(i) through Line D(vi)					$__________
(F)	Consolidated EBITDA (Line (A) plus Line (C) less Line (E))					$__________

Exhibit E - 18

Schedule 5 to Compliance Certificate
Excess Cash Flow
For the Fiscal Year ended 20___ (the “Excess Cash Flow Period”)

Excess Cash Flow
(A)	Consolidated EBITDA for such Excess Cash Flow Period (See Schedule 4, Line (F))	$________
(B)	without duplication, the following amounts for the Excess Cash Flow Period, all of which were financed with cash of the Parent and its Subsidiaries generated as a result of such Person’s operations and not financed with any proceeds of Dispositions, casualty proceeds, Equity Issuances or Indebtedness (other than ABL Debt))

(i) all cash principal payments on Indebtedness of the Parent and its Subsidiaries during the Excess Cash Flow Period:

With respect to all amounts in this Line (B)(i), such Indebtedness was permitted to be incurred, and such payments were permitted to be made, under the Financing Agreement and, in the case of revolving loans, the revolving credit commitment in respect thereof has been permanently reduced by the amount of such payments.
$________
	(ii) Consolidated Interest Expense (net of interest income) paid in cash during the Excess Cash Flow Period;	$________

(iii) the cash portion of Capital Expenditures made by the Parent and its Subsidiaries during the Excess Cash Flow Period:

With respect to all amounts in this Line (B)(iii), such Capital Expenditures were permitted to be made under the Financing Agreement and were not financed through the incurrence of Indebtedness or through an Equity Issuance.
$________

Exhibit E - 19

(iv) all scheduled loan servicing fees and other similar fees in respect of Indebtedness of the Parent and its Subsidiaries paid in cash during such period:

With respect to all amounts in this Line (B)(iv), such Indebtedness was permitted to be incurred, and such payments were permitted to be made, under the Financing Agreement.
$________
	(v) Taxes (including federal, state, local, foreign, franchise, excise, property and similar Taxes) and Permitted Tax Distributions paid in cash by the Parent and its Subsidiaries during the Excess Cash Flow Period:	$________
	(vi) all cash expenses, cash charges, cash losses and other cash items that were added back in the determination of Consolidated EBITDA (as set forth on Line (A)) for the Excess Cash Flow Period:	$________
	(vii) all amounts added back in the determination of Consolidated EBITDA (as set forth on Line (A)) for the Excess Cash Flow Period pursuant to clause (b)(viii)(A) of the definition of Consolidated EBITDA:	$________
(C)	Sum of amounts in Line (B)(i) through Line B(vii)	$________
(D)	Adding or subtracting, as the case may be:
	(i) the excess, if any, of Working Capital at the end of such period over Working Capital at the beginning of such period (or minus the excess, if any, of Working Capital at the beginning of such period over Working Capital at the end of such period)	$________
(E)	Excess Cash Flow (Line (A) minus Line (C) plus (or minus, as applicable) Line D)	$________

Exhibit E - 20

Annex A to Compliance Certificate
[To the extent necessary, include the nature and period of existence of any Default or Event of Default]

Exhibit E - 21